Exhibit 7
                                                                       ---------


                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         BERKSHIRE REALTY HOLDINGS, L.P.




THE INTERESTS OF THE GENERAL PARTNERS AND THE LIMITED PARTNERS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE OR THE DISTRICT OF COLUMBIA. NO RESALE OF AN INTEREST BY A LIMITED PARTNER IS PERMITTED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND ANY VIOLATION OF SUCH PROVISIONS COULD EXPOSE THE SELLING LIMITED PARTNER AND THE PARTNERSHIP TO LIABILITY.

                           DATED AS OF APRIL 13, 1999


                                TABLE OF CONTENTS

ARTICLE 1.
         DEFINITIONS
1.1      Definitions.....................................................................................2
1.2      Terms Generally................................................................................14

ARTICLE 2.
         THE PARTNERSHIP AND ITS BUSINESS
2.1      Partnership Name...............................................................................14
2.2      Term...........................................................................................15
2.3      Filing of Certificate and Amendments...........................................................15
2.4      Business; Scope of Partners' Authority.........................................................15
2.5      Principal Office; Registered Agent.............................................................15
2.6      Names and Addresses of the Partners............................................................16
2.7      Representations by the Partners................................................................17
2.8      Control of the Berkshire Group.................................................................18
2.9      Pre-Closing Costs and Expenses.................................................................18
2.10     Compliance with Certain Agreements.............................................................19
2.11     Miscellaneous..................................................................................19

ARTICLE 3.
         MANAGEMENT OF PARTNERSHIP BUSINESS;
         POWERS AND DUTIES OF THE ADMINISTERING GENERAL PARTNER
3.1      Management and Control.........................................................................19
3.2      Role of the Administering General Partner and Limitations on its Authority.....................20
3.3      Majority Decisions.............................................................................24
3.4      Unanimous Decisions............................................................................27
3.5      Consents of General Partners...................................................................29
3.6      Meetings of General Partners; etc.  ...........................................................30
3.7      No Participation by or Authority of Limited Partners; Limited Rights...........................30
3.8      Acts of the Partnership and the Partners; Representatives......................................31
3.9      Waiver of Rights by the Limited Partners.......................................................31
3.10     Sales of Certain Properties by WHGP and Blackstone GP..........................................32


ARTICLE 4.
         RIGHTS AND DUTIES OF PARTNERS
4.1      Duties and Obligations of the Administering General Partner....................................32
4.2      Other Activities of the Partners...............................................................33
4.3      Indemnification................................................................................34

4.4      Compensation of Partners and their Affiliates; Goldman, Sachs & Co. as
           Financial Advisor............................................................................34
4.5      Dealing with Partners..........................................................................36
4.6      Use of Partnership Property....................................................................36
4.7      Designation of Tax Matters Partner.............................................................36
4.8      Guarantees.....................................................................................37


ARTICLE 5.
         BOOKS AND RECORDS; ANNUAL REPORTS
5.1      Books of Account...............................................................................39
5.2      Availability of Books of Account...............................................................39
5.3      Annual Reports and Statements; Annual Budgets and Business Plans...............................39
5.4      Accounting and Other Expenses..................................................................40
5.5      Bank Account...................................................................................41


ARTICLE 6.
         CAPITAL CONTRIBUTIONS, LOANS
                AND LIABILITIES
6.1      Initial Capital Contributions of the Partners..................................................41
6.2      Additional Contributions.......................................................................43
6.3      Dilution for Failure to Fund Capital Calls.....................................................44
6.4      Capital of the Partnership.....................................................................46
6.5      Liability of General Partners..................................................................46
6.6      Limited Liability of Limited Partners..........................................................46


ARTICLE 7.
         CAPITAL ACCOUNTS, PROFITS
         AND LOSSES AND ALLOCATIONS
7.1      Capital Accounts...............................................................................46
7.2      Profits and Losses.............................................................................47


ARTICLE 8.
         APPLICATIONS AND DISTRIBUTIONS
               OF AVAILABLE CASH
8.1      Applications and Distributions.................................................................52
8.2      Liquidation....................................................................................54


ARTICLE 9.
         TRANSFER OF COMPANY INTERESTS

9.1      Limitations on Assignments of Interests by Partners............................................54
9.2      Sale of All of the Properties Before the Fifth Anniversary of the Closing Date
           at the Option of Berkshire...................................................................57
9.3      Sale of All of the Properties Before the Fifth Anniversary of the Closing Date
           at the Option of Two General Partners........................................................62
9.4      Sale of the Properties After the Fifth Anniversary.............................................63
9.5      Assignment Binding on Partnership..............................................................64
9.6      Bankruptcy of a Limited Partner................................................................64
9.7      Substituted Partners...........................................................................64
9.8      Acceptance of Prior Acts.......................................................................65
9.9      Additional Limitations.........................................................................65
9.10     Purchase of the Berkshire Group's Interest upon the Termination of Douglas
           Krupp's Employment Under the DK Employment Agreement.........................................65
9.11     Transfers by the Blackstone Group and the Whitehall Group......................................66
9.12     Purchase of the Class A Preferred Units and Class B Units......................................67
9.13     Subsequent Transactions........................................................................69

ARTICLE 10.
         DISSOLUTION OF THE PARTNERSHIP;
         WINDING UP AND DISTRIBUTION OF ASSETS
10.1     Dissolution....................................................................................71
10.2     Winding Up.....................................................................................72
10.3     Distribution of Assets.........................................................................73
10.4     Special Allocation.............................................................................73

ARTICLE 11.
         AMENDMENTS
11.1     Amendments.....................................................................................74
11.2     Additional Partners............................................................................74

ARTICLE 12.
         MISCELLANEOUS
12.1     Further Assurances.............................................................................74
12.2     Notices........................................................................................74
12.3     Headings and Captions..........................................................................75
12.4     Variance of Pronouns...........................................................................75
12.5     Counterparts...................................................................................75
12.6     Governing Law..................................................................................75
12.7     Consent to Jurisdiction........................................................................75
12.8     Arbitration....................................................................................76
12.9     Partition......................................................................................76

12.10    Invalidity.....................................................................................76
12.11    Successors and Assigns.........................................................................76
12.12    Entire Agreement...............................................................................77
12.13    Waivers........................................................................................77
12.14    No Brokers.....................................................................................77
12.15    Maintenance as a Separate Entity...............................................................77
12.16    Confidentiality................................................................................77
12.17    No Third Party Beneficiaries...................................................................78
12.18    Power of Attorney..............................................................................78
12.19    Construction of Documents......................................................................79
12.20    Time of Essence................................................................................79
12.21    Default by Partnership.........................................................................79

                                    SCHEDULES


Schedule 1.1(a)            Properties; Preliminary Loan Amounts
Schedule 2.6(b)            Names and Addresses of Partners
Schedule 2.7(c)            Shares of Common Stock of BRI Owned by the Berkshire
                           Principals that will not be Contributed to the
                           Partnership
Schedule 2.10              Contribution Agreements
Schedule 3.2(a)(19)        List of Ten Assets to be Sold
Schedule 3.2(a)(20)        Allocated Acquisition Cost of Each Asset
Schedule 3.8               Representatives of the General Partners
Schedule 4.2(b)            Krupp Affiliated Entities
Schedule 4.4(c)            Managed Properties
Schedule 5.3(b)            Initial Annual Budget
Schedule 6.1               Initial Capital Contributions of the Partners,
                           Partners; Partnership
                           Percentage Interests; Partnership Units held by the
                           Partners
Schedule 9.10              Performance Termination
Schedule 9.13(a)(1)        17 Properties
Schedule 9.13(a)(2)        22 Properties
Schedule 9.13(a)(3)        33 Properties

                                    EXHIBITS

Exhibit 1                  Form of DK Employment Agreement
Exhibit 2                  Form of Guarantee of Partnership Indebtedness

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         BERKSHIRE REALTY HOLDINGS, L.P.


         This AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement"), is made and entered into as of April __, 1999, by and among Whitehall Street Real Estate Limited Partnership XI, a Delaware limited partnership ("Whitehall"), WXI/BRH Gen-Par LLC , a Delaware limited liability company ("WHGP"), Stone Street Real Estate Fund 1998 L.P., a Delaware limited partnership ("Stone Street"), Bridge Street Real Estate Fund 1998 L.P., a Delaware limited partnership ("Bridge Street") and Stone Street WXI/BRH Corp., a Delaware corporation ("Stone Corp"), BRE/Berkshire LP L.L.C., a Delaware limited liability company ("Blackstone LP"), BRE/Berkshire GP L.L.C., a Delaware limited liability company (in its capacity as a general partner hereunder, "Blackstone GP"), Aptco Holdings, L.L.C., a Delaware limited liability company ("Berkshire") and Aptco Gen-Par, L.L.C., a Delaware limited liability company ("BGP").

                                    RECITALS

         WHEREAS, the Partners desire to form a limited partnership pursuant to the terms and provisions of this Agreement, and in accordance with the statutes and laws of the State of Delaware relating to limited partnerships, including without limitation, the Act;

         WHEREAS, Berkshire Realty Holdings, L.P., (the "Partnership") intends to acquire by merger Berkshire Realty Company, Inc., a Delaware corporation (Berkshire Realty Company, Inc., together with its subsidiaries, "BRI");

         WHEREAS, BRI Acquisition Sub, LP, a Subsidiary of the Partnership, intends to merge with and into BRI OP Limited Partnership, a Delaware limited partnership ("BRI OP"); and

         WHEREAS, the Partnership intends to supervise the operation of the business conducted by BRI, including the ownership, acquisition, management, renovation and development of multifamily properties (the multifamily properties owned by BRI and any additional multifamily properties (or properties proposed for development) acquired by the Partnership, BRI OP, or any of their respective subsidiaries, being hereinafter referred to as the "Properties" and any of the foregoing individually being hereinafter referred to as a "Property").

         NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of the terms defined:

         "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

         "Additional Capital Call" shall mean a capital call made on the Partners pursuant to Section 6.2.

         "Additional Contribution" shall mean any amounts contributed by a Partner pursuant to Section 6.2.

         "Administering General Partner" shall mean (i) BGP, upon the execution and delivery hereof or (ii) if for any reason BGP ceases to be Administering General Partner pursuant to the terms hereof (including Section 3.2(c)), another Person appointed by the General Partners of the Partnership (except that BGP shall not have an approval right with respect to such appointment).

         "Administrative Services Agreement" shall have the meaning set forth in
Section 4.4(c).

         "Affiliate" shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling 10% or more of the outstanding voting securities of, or other ownership interests in, such Person, (iii) any officer, director, member or partner of such Person and (iv) if such Person is an officer, director, member or partner, the company for which such Person acts in any such capacity. For purposes of this definition, the term "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" shall mean this Agreement of Limited Partnership, as it may hereafter be amended or modified from time to time.

         "Annual Budget" shall mean the applicable budget for the Partnership prepared by the Administering General Partner for approval pursuant to Section 5.3(b).

         "Appraiser" shall have the meaning set forth in Section 9.10(d).

         "Approved Budget" shall mean (i) for calendar year 1999, the budget previously approved by the General Partners and attached hereto as Schedule 5.3(b) and (ii) for any calendar year thereafter, the Annual Budget for the Budget Year in question, as approved by at least two of the General Partners in accordance with the provisions hereof and as any of the same may be amended from time to time in accordance with the provisions hereof.

         "Approved Business Plan" shall mean for any Budget Year, the Business Plan for the Budget Year in question, as approved by at least two of the General Partners in accordance with the provisions hereof and as any of the same may be amended from time to time in accordance with the provisions hereof.

         "Available Cash" shall mean, for any quarterly period or such other period for which computation may be appropriate, the excess, if any, of (A) the sum of (i) the amount of all cash receipts of the Partnership during such period from whatever source and (ii) any cash reserves of the Partnership existing at the start of such period, less (B) the sum of (i) all cash amounts paid or payable (without duplication) in such period on account of expenses and capital expenditures incurred in connection with the Partnership's business and approved in accordance with the provisions hereof (including, without limitation, general operating expenses, taxes, amortization or interest on any debt of the Partnership and expenses incurred in connection with the satisfaction of any refinancing of any of the Properties), and (ii) such cash reserves which may be required for capital expenditures (not to exceed the greater of (x) $400 per apartment unit then owned by the Partnership (directly or indirectly) and (y) amounts included in an Approved Budget for capital expenditures less any amounts actually expended), working capital and future needs of the Partnership in an amount reasonably determined by at least two of the General Partners or, if not yet determined for such period, in an amount equal to 105% of the amounts required for the working capital and future needs of the Partnership as set forth in the Partnership's Approved Budget.

         "Bankruptcy" shall mean, with respect to the affected party, (i) the entry of an order for relief under the Bankruptcy Code, (ii) the admission by such party of its inability to pay its debts as they mature, (iii) the making by it of an assignment for the benefit of creditors, (iv) the filing by it of a petition in bankruptcy or a petition for relief under the Bankruptcy Code or any other applicable federal or state bankruptcy or insolvency statute or any similar law, (v) an application by such party for the appointment of a receiver for the assets of such party, (vi) an involuntary petition against it seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within the sixty-day period following the filing of such petition or (vii) the imposition of a judicial or statutory lien on all or a substantial part of its assets unless such lien is discharged or vacated or the enforcement thereof stayed within sixty (60) days after its effective date.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

         "Berkshire" shall have the meaning set forth in the first paragraph of this Agreement.

         "Berkshire Group" shall mean, collectively, Berkshire and BGP together with any assignees or transferees to the extent permitted hereunder, but only so long as any such Person continues in its capacity as a partner in the Partnership.

         "Berkshire Principals" shall mean Douglas Krupp and George Krupp.

         "BGP" shall have the meaning set forth in the first paragraph of this Agreement.

         "Blackstone GP" shall have the meaning set forth in the first paragraph of this Agreement.

         "Blackstone Group" shall mean, collectively, Blackstone GP and Blackstone LP, together with any assignees or transferees to the extent permitted hereunder, but only so long as any such Person continues in its capacity as a partner in the Partnership.

         "Blackstone LP" shall have the meaning set forth in the first paragraph of this Agreement.

         "Book Value" shall mean, with respect to any Partnership Asset, its adjusted basis for federal income tax purposes, except that the initial Book Value of any asset contributed by a Partner to the Partnership shall be an amount equal to the agreed gross fair market value of such asset, and such Book Value shall thereafter be adjusted in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for revaluations pursuant to Section 7.1(b) and for the Depreciation taken into account with respect to such asset.

         "BRI Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of April __, 1999 (as such agreement may be amended from time to time), by and among the Partnership, BRI Acquisition LLC and Berkshire Realty Company, Inc.

         "BRI OP Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of April __, 1999 (as such agreement may be amended from time to time), by and among the Partnership, BRI Acquisition Sub, L.P., Berkshire Apartments, Inc. and BRI OP.

         "Bridge Loan" shall have the meaning set forth in Section 2.9(c).

         "Bridge Street" shall have the meaning set forth in the first paragraph of this Agreement.

         "Budget Year" shall mean the period beginning on the date hereof and ending on December 31, 1999; and beginning January 1, 2000, "Budget Year" shall mean a period beginning on January 1, 2000 and ending on December 31, 2000 and each calendar year thereafter.

         "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks in New York are required or permitted to be closed.

         "Business Plan" shall mean the applicable business plan for the Partnership prepared by the Administering General Partner for approval pursuant to Section 5.3(b).

         "Capital Account" shall mean, when used in respect of any Partner, the Capital Account maintained for such Partner in accordance with Section 7.1, as said Capital Account may be increased or decreased from time to time pursuant to the terms of this Agreement.

         "Capital Contribution" shall mean, (i) with respect to any Investor Group Partner, the aggregate amount of capital actually contributed (and, in the case of Berkshire and BGP only, deemed to be contributed) to the Partnership by such Partner in accordance with Article 6 (regardless of the class of Partnership Units received in respect of such contribution) and (ii) with respect to Class A Preferred Limited Partners and the Class B Limited Partners, the amounts deemed contributed by such Partners pursuant to Section 6.1 hereof and reflected on Schedule 6.1 hereto.

         "Cause"shall mean, with respect to any Person, the conviction, guilty plea, plea bargain or plea of nolo contendere of such Person with respect to a felony, or the commission of fraud, in each case, other than with respect to the Partnership or its Subsidiaries, Properties, business or personnel.

         "Certificate" shall mean the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware on April ___, 1999, as the same may hereafter be amended and/or restated from time to time.

         "Class A Preferred Limited Partner" shall mean each Limited Partner who is deemed to have made a Capital Contribution pursuant to Section 6.1(c) hereof and who holds Class A Preferred Units, and any transferee of the foregoing to the extent permitted hereunder, but only so long as any such Person continues in its capacity as a partner in the Partnership.

         "Class A Preferred Percentage Interest" shall mean, with respect to each Class A Preferred Limited Partner, its percentage interest in such class, determined by dividing the Class A Preferred Units owned by such Partner by the total number of Class A Preferred Units then outstanding as specified in
Schedule 6.1 attached hereto, as such schedule may be amended and restated from time to time.

         "Class A Preferred Unit" means a Partnership Unit that is specifically designated, when issued, as being a Class A Preferred Unit under the terms of this Agreement.

         "Class B Limited Partner" shall mean each Limited Partner who is deemed to have made a Capital Contribution pursuant to Section 6.1(d) hereof and who holds Class B Units, and any transferee of the foregoing to the extent permitted hereunder, but only so long as any such Person continues in its capacity as a partner in the Partnership.

         "Class B Percentage Interest" shall mean, with respect to each Class B Limited Partner, its percentage interest in such class, determined by dividing the Class B Units owned by such Partner by the total number of Class B Units then outstanding, as specified in Schedule 6.1 attached hereto, as such schedule may be amended and restated from time to time.

         "Class B Unit" means a Partnership Unit that is specifically designated by the General Partners, when issued, as being a Class B Unit under the terms of this Agreement.

         "Class C Partner" shall mean each Partner (including each GP) who has made a Capital Contribution pursuant to Section 6.1(a) hereof and who holds Class C Preferred Units, and any transferee of the foregoing to the extent permitted hereunder, but only so long as any such Person continues in its capacity as a partner in the Partnership. The initial Class C Partners shall be WHGP, Whitehall, Blackstone GP, Blackstone LP, Stone Street, Bridge Street and Stone Corp.

         "Class C Preferred Percentage Interest" shall mean, with respect to each Class C Partner, its percentage interest in such class, determined by dividing the Class C Preferred Units owned by such Partner by the total number of Class C Preferred Units then outstanding, as specified in Schedule 6.1 attached hereto, as such schedule may be amended and restated from time to time.

         "Class C Preferred Unit" means a Partnership Unit that is specifically designated by the General Partners, when issued, as being a Class C Preferred Unit under the terms of this Agreement.

         "Class D Partner" shall mean each Partner (including each GP) who has made a Capital Contribution pursuant to Section 6.1(b) hereof and who holds Class D Units, and any transferee of the foregoing to the extent permitted hereunder, but only so long as any such Person continues in its capacity as a partner in the Partnership. The initial Class D Partners shall be BGP and Berkshire.

         "Class D Percentage Interest" shall mean, with respect to each Class D Limited Partner, its percentage interest in such class, determined by dividing the Class D Units owned by such Partner by the total number of Class D Units then outstanding, as specified in Schedule 6.1 attached hereto, as such schedule may be amended and restated from time to time.

         "Class D Unit" means a Partnership Unit that is specifically designated by the General Partners, when issued, as being a Class D Unit under the terms of this Agreement.

         "Class E Limited Partner" shall mean those Partners holding Class E Units who shall be admitted to the Partnership from time to time pursuant to the IMP upon the recommendation of the Administering General Partner and the concurrence of the other General Partners.

         "Class E Percentage Interest" shall mean, with respect to each Class E Limited Partner, its percentage interest in such class, determined by dividing the Class E Units then owned by such Partner by the total number of Class E Units then outstanding, as specified in Schedule 6.1 attached hereto, as such schedule may be amended and restated from time to time.

         "Class E Unit" means a Partnership Unit that is specifically designated by the General Partners, when issued, as being a Class E Unit under the terms of this Agreement.

         "Closing Date" shall mean the date upon which the closing under the BRI Merger Agreement occurs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision(s) of succeeding law.

         "Company Cause"shall mean, with respect to any Person, the conviction, guilty plea, plea bargain or plea of nolo contendere of such Person with respect to a felony, or the commission of fraud, wilful misconduct, gross negligence or gross dereliction of duties, in each case, with respect to the Partnership or its Subsidiaries, Properties, business or personnel, provided that, in the case of gross negligence or gross dereliction of duties capable of cure, written notice of such gross negligence or gross dereliction has been provided to such Person and such conduct is not cured within a thirty (30) day period.

         "Confidential Information" shall have the meaning set forth in Section 12.16.

         "Contributing Partner" shall have the meaning set forth in Section 6.3(a).

         "Covered Person" shall have the meaning set forth in Section 4.2.

         "Depreciation" shall mean, with respect to any Fiscal Year, all deductions attributable to depreciation or cost recovery with respect to Partnership Assets, including any improvements made thereto and any tangible personal property located therein, or amortization of the cost of any intangible property or other assets acquired by the Partnership, which have a useful life exceeding one year; provided, however, that with respect to any Partnership Asset whose tax basis differs from its Book Value at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the depreciation, amortization or other cost recovery deduction for such period with respect to such asset for federal income tax purposes bears to its adjusted tax basis as of the beginning of such Fiscal Year; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year is zero, Depreciation shall be determined using any method selected by the General Partners.

         "DK Employment Agreement" shall have the meaning set forth in Section 4.4(d).

         "DK IMP" shall mean the right of holders of the Class D Units to receive distributions under Sections 8.1(b)(5)(ii), (6)(i) and (7)(i), and related rights.

         "Failed  Contribution"  shall  have the  meaning  set forth in  Section
6.3(a).

         "Fair  Market  Value"  shall  have the  meaning  set  forth in  Section
9.10(d).

         "Financing Capital Call" shall have the meaning set forth in Section 6.2(b).

         "Fiscal Year" shall mean the fiscal year of the Partnership, which shall be the calendar year; but upon termination of the Partnership, "Fiscal Year" shall mean the period from the end of the last preceding Fiscal Year to the date of such termination.

         "Freddie Mac" shall mean The Federal Home Loan Mortgage Corporation.

         "Freddie Mac  Parameters"  shall mean a loan with the following  terms:
(i) an original principal amount equal to the greater of (A) 75% of the appraised value of the properties listed on Schedule 1.1(a) hereto and (B) $650 million (such principal amount to be reduced by the preliminary loan amounts in respect of any assets sold at or prior to the Closing Date (as set forth on Schedule 1.1(a) hereto) and by the preliminary loan amounts in respect of any assets that are not included in the collateral pool for such financing) (as set forth on Schedule 1.1(a) hereto), (ii) such loan and all amounts payable with respect thereto shall be non recourse in all respects to all Partners (with express exculpation), unless they agree in writing otherwise, (iii) a term equal to seven years, (iv) fixed interest rate of 8% per annum or less, (v) yield maintenance penalty due upon prepayments only during the first five years of the term, (vi) the properties subject to such loan will not be cross- collateralized and individual loans securing such Properties will not be cross-defaulted and
(vii) the other terms are no less favorable to the Partnership than the terms of the "Conditional Commitment", dated November 16, 1998, provided by Freddie Mac to the Investor Group Partners.

         "Funded Portion" shall have the meaning set forth in Section 6.3(a).

         "General Partner" or "GP" shall mean each of WHGP, Blackstone GP, BGP, and any Person who subsequently becomes a general partner of the Partnership pursuant to the terms of the Agreement, for so long as such Persons shall be general partners of the Partnership; "General Partners"or "GPs", shall mean such Persons, collectively.

         "Goldman, Sachs & Co." shall mean Goldman, Sachs & Co., a New York limited partnership, and any Person succeeding to its business substantially as an entirety.

         "GS Group" shall mean The Goldman Sachs Group, L.P. and any Person succeeding to its business substantially as an entirety, together with any assignees or transferees to the extent permitted hereunder.

         "GSMC" shall have the meaning set forth in Section 2.9(c).

         "Holder Purchase Date" shall have the meaning set forth in Section 9.12(a).

         "IMP" shall mean the incentive management participation plan approved by the General Partners as a Unanimous Decision, which IMP shall provide the Class E Limited Partners with the distributions under Sections 8.1(b)(5)(iii), 8.1(b)(6)(ii) and 8.1(b)(7)(ii) (it being understood and agreed that none of BGP, Berkshire, Douglas Krupp or any of their respective Affiliates shall be allocated any IMP allocated to the Class E Limited Partners).

         "Initial  Appraisals"  shall  have the  meaning  set  forth in  Section
9.10(d).

         "Initial Business Plan" shall mean the Business Plan for 1999 to be approved in accordance with Section 5.3 within 30 days after the date hereof.

         "Initial Capital Contribution" shall mean any Capital Contributions made or deemed made pursuant to Sections 6.1(a)-(d) and 6.1(h).

         "Institutional Lender" shall mean an Affiliate of any Investor Group Partner (other than Berkshire or BGP) and/or any one or more of the following other entities, provided that for any such other entity to qualify as an Institutional Lender hereunder, such other entity, together with its Affiliates, must have total assets of at least $5,000,000,000 and stockholders' equity or net worth of at least $250,000,000 (or, in either case, the equivalent thereof in a foreign currency) as of the date the loan is made: a savings bank, a savings and loan association, a commercial bank or trust company, an insurance company subject to regulation by any governmental authority or body, a publicly traded real estate investment trust, a union, governmental or secular employees' welfare, benefit, pension or retirement fund, a pension fund property unit trust (whether authorized or unauthorized), an investment company or trust, a merchant or investment bank or any other entity generally viewed as an institutional lender. In each of the foregoing cases, such Affiliate or other entity shall constitute an Institutional Lender whether (i) acting for itself or (ii) as trustee, in a fiduciary, management or advisory capacity or, in the case of a bank, as agent bank, for any number of lenders, so long as in the case of clause
(ii) the day-to-day management decisions relating to the loan are either exercised by or recommended by such Institutional Lender and, during the life of the loan, such Institutional Lender shall only be removed from its clause (ii) capacity if it is replaced by another Institutional Lender also so acting under clause (ii).

         "Interest" shall mean the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement. An Interest may be expressed as a number of Partnership Units.

         "Investment" shall mean, relative to any Person (i) any loan or advance made by such Person to any other Person (excluding advances made to officers and employees in the ordinary course of business); (ii) the purchase by such Person of any debt obligation of any other Person; and (iii) any ownership or similar interest held by such Person in any other Person.

         "Investor Group Partners" shall mean Berkshire, BGP, Whitehall, WHGP, Stone Street, Bridge Street, Stone Corp., Blackstone LP and Blackstone GP, together with any assignees or transferees thereof to the extent permitted hereunder.

         "IRS" shall mean the Internal Revenue Service and any successor agency or entity thereto.

         "Krupp Affiliated Entities" shall have the meaning set forth in Section 4.2(a).

         "Limited Partners" shall mean all Class A Preferred Limited Partners, all Class B Limited Partners, all Class C Partners that hold limited partnership interests, in their capacities as such holders, all Class D Partners that hold limited partnership interests, in their capacities as such holders, all Class E Limited Partners, all other Limited Partners admitted to the Partnership pursuant to the terms hereof, and any transferees of the foregoing permitted hereunder, but only so long as any such Person continues in its capacity as a Partner in the Partnership.

         "Losses" shall have the meaning set forth in Section 7.2(a).

         "Majority Decision" shall have the meaning set forth in Section 3.3.

         "Majority Sales Notice" shall have the meaning set forth in Section 9.3(a).

         "Majority  Third  Party  Offer"  shall  have the  meaning  set forth in
Section 9.3(b).

         "Majority  Triggering  Parties"  shall  have the  meaning  set forth in
Section 9.3(b).

         "Managed  Properties"  shall  have the  meaning  set  forth in  Section
4.4(c).

         "Mandatory Capital Call" shall have the meaning set forth in Section 6.2(a).

         "Mandatory  Capital  Call  Limit"  shall have the  meaning set forth in
Section 6.2(a).

         "Maximum Share" shall have the meaning set forth in Section 9.1(a).

         "Minimum Gain" shall mean an amount equal to the excess of the principal amount of debt, for which no Partner is liable ("non-recourse debt"), over the adjusted basis of the Partnership Assets which represents the minimum taxable gain which would be recognized by the Partnership if the nonrecourse debt were foreclosed upon and the Partnership Assets were transferred to the creditor in satisfaction thereof, and which is referred to as "minimum gain" in Treasury Regulations Section 1.704-2(b)(2). A Partner's share of Minimum Gain shall be determined pursuant to Treasury Regulations Section 1.704-2.

         "Necessary Expenditure" shall have the meaning set forth in Section 6.2(a).

         "Non-Contributing Partner" shall have the meaning set forth in Section 6.3(a).

         "Non-recourse   Deductions"   for  a  taxable  year  means   deductions
attributable to non-recourse debt (as determined under Treasury Regulation Sections 1.704-2(c) and 1.704-2(i)(2)) for such year.

         "Non-Triggering Parties" shall have the meaning set forth in Section 9.2(a).

         "Notice of Sale" shall have the meaning set forth in Section 9.1(a).

         "Objection Notice" shall have the meaning set forth in Section 5.3(b).

         "Offer Terms" shall have the meaning set forth in Section 9.1(a).

         "Offered Interest" shall have the meaning set forth in Section 9.1(a).

         "Organizational Document" shall mean, with respect to any Person, (i) in the case of a corporation, such Person's certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person's authorized shares of capital stock, (ii) in the case of a partnership, such Person's certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests, (iii) in the case of a limited liability company, such Person's certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests, or (iv) in the case of any other legal entity, such Person's organizational documents and all other documents affecting the rights of holders of equity interests in such Person.

         "Partner-Funded Debt" shall mean any non-recourse debt of the Partnership that is loaned or guaranteed by any Partner and/or is treated as Partner non-recourse debt with respect to a Partner under Treasury Regulations
Section 1.704-2(b)(4).

         "Partners" shall mean all Class A Preferred Limited Partners, all Class B Limited Partners, all Class C Partners, all Class D Partners, all Class E Limited Partners and all other Partners admitted to the Partnership pursuant to the terms hereof, and any transferees of the foregoing permitted hereunder, but only so long as any of the foregoing Persons continues in its capacity as a partner in the Partnership; "Partner" shall mean any of the foregoing individually.

         "Partnership" shall mean Berkshire Realty Holdings, L.P., a Delaware limited partnership, as said Partnership may from time to time be hereafter constituted.

         "Partnership Assets" shall mean all right, title and interest of the Partnership in and to all or any portion of the assets of the Partnership and any property (real, personal, tangible or intangible) or estate acquired in exchange therefor or in connection therewith.

         "Partnership Percentage Interest" shall mean, as to a Partner, the percentage obtained by dividing the Partnership Units (other than Class A Preferred Units, Class B Units or Class E Units) owned by such Partner by the total number of Partnership Units (other than Class A Preferred Units, Class B Units or Class E Units) then outstanding as specified in Schedule 6.1 attached hereto, as such exhibit may be amended and restated from time to time. For the avoidance of doubt, the Partnership Percentage Interest of any Class A Preferred Limited Partner, Class B Limited Partner or any Class E Limited Partner shall be deemed zero percent (0%).

         "Partnership  Redemption  Date"  shall  have the  meaning  set forth in
Section 9.12(b).

         "Partnership Unit" means a fractional, undivided share of the Interests of all Partners issued pursuant to Section 6 hereof, and includes Class A Preferred Units, Class B Units, Class C Preferred Units, Class D Units, Class E Units and any other classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Class A Percentage Interests, Class B Percentage Interests, Class C Percentage Interests, Class D Percentage Interests,

Class E Percentage Interests and the Partnership Percentage Interests in the Partnership represented by such Partnership Units are set forth in Schedule 6.1 hereto, as such Exhibit may be amended and restated from time to time.

         "Performance Termination" shall mean a termination of the DK Employment Agreement after the third anniversary of the Closing Date as a result of a determination by WHGP and Blackstone GP that the net operating income of the Properties is not at least $124 million for the full year ending on the third anniversary of the Closing Date (the "Test Year") (it being understood that such net operating income shall be calculated based upon the unaudited financial statements of the Partnership, provided that any of the General Partners may require that the Performance Termination be based on the net operating income shown on audited financial statements). For purposes of calculating the foregoing test, (x) net operating income so derived shall be reduced by (i) the amount of any net operating income attributable to properties acquired by the Partnership after the Closing Date and (ii) the amount of net operating income attributable to properties sold by the Partnership prior to or after the Closing Date to the extent included in the net operating income of the Test Year, and
(y) the $124 million threshold shall be reduced by the amount of net operating income attributable to the Properties sold by the Partnership prior to or after the Closing Date, as such attributable amounts are shown on Schedule 9.10 attached hereto.

         "Permitted Pledge" shall mean, with respect to any member of the Berkshire Group, a pledge of, or security interest in, an equity interest in a legal entity to secure a loan made to the pledgor, provided that, (i) such pledged equity interest may not be transferred to the pledgee by foreclosure, assignment in lieu thereof or other enforcement of such pledge and (ii) the pledgor may pledge only its economic interest in such legal entity and no other rights under such legal entity's Organizational Documents.

         "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other legal entity.

         "Pledgee" shall have the meaning set forth in Section 9.1(b).

         "Pledgor" shall have the meaning set forth in Section 9.1(b).

         "Profits" shall have the meaning set forth in Section 7.2(a).

         "Properties" shall have the meaning set forth in the Recitals.

         "Property" shall have the meaning set forth in the Recitals.

         "Property Loan" shall mean any bridge, permanent or construction financing assumed or obtained by the Partnership in accordance with the provisions hereof, which may be secured by a mortgage, or similar security in the nature of a mortgage on all or any of the Properties.

         "Purchaser" shall have the meaning set forth in 9.1(a).

         "Rate of Return" shall mean, with respect to any Partnership Units held by any Partner, a return of all Capital Contributions made by such Partner with respect to such Partnership Units plus a cumulative, annually compounded, return on such Capital Contributions (and accrued but unpaid return at the specified rate outstanding from time to time) at a rate per annum equal to the applicable percentage specified herein. A Partner shall be deemed to have received a specified Rate of Return with respect to such Partner's Partnership Units when the total Capital Contributions made from time to time by such Partner in respect of such Partnership Units are returned to such Partner together with an annual return thereon equal to such specified percentage calculated commencing on the date such Capital Contributions are made and compounded annually to the extent not paid on a current basis, taking into account the timing and amounts of all previous Capital Contributions by such Partner in respect of such
Partnership Units and all previous distributions by the Partnership to such Partner. For purposes of computing such Rate of Return, the periods used to measure capital inflows and outflows shall be monthly and any Capital Contribution made, or deemed made, by such Partner, any forfeiture of any Capital Contribution and any distribution of funds received by such Partner at any time during a month shall be deemed to be made, forfeited or received on the first day of such month. Any calculations shall be based on a 12-month year based on thirty (30) day months.

         "Restricted Period" shall have the meaning set forth in Section 4.2(a).

         "Sales Notice" shall have the meaning set forth in Section 9.2(a).

         "Sales Response Notice" shall have the meaning set forth in Section 9.2(c).

         "Second Tier Differential"  shall mean an amount equal to the excess of
(i) the amount distributed by the Partnership necessary to give the holders of Class C Preferred Units a 20% Rate of Return on the aggregate Capital Contributions made in respect of such Class C Preferred Units over (ii) the amount distributed by the Partnership necessary to give the holders of Class C Preferred Units a 17.5% Rate of Return on the aggregate Capital Contributions made in respect of such Class C Preferred Units.

         "Stone Corp" shall have the meaning set forth in the first paragraph of this Agreement.

         "Stone Street" shall have the meaning set forth in the first paragraph of this Agreement.

         "Subsidiaries" shall mean all of the entities in which the Partnership owns (whether as of the date hereof or at any time hereafter), directly or indirectly 51% or more of the ownership interests and "Subsidiary" shall mean any one of them.

         "Substituted Partner" shall mean any Person admitted to the Partnership as a Partner pursuant to the provisions of Section 9.7.

         "Targeted Capital Account Balance" shall mean, with respect to any Partner, the balance necessary to produce a Capital Account for each Partner such that if an amount of cash equal to such positive Capital Account were distributed in accordance with such positive Capital Account balances, such distribution would be in the amounts, sequence and priority set forth in Section 10.3.

         "Tax Matters Partner" shall mean the General Partner designated pursuant to Section 4.7.

         "Third Appraisal" shall have the meaning set forth in Section 9.10(d).

         "Third Party Offer" shall have the meaning set forth in Section 9.2(f).

         "Third Party Offer Price" shall have the meaning set forth in Section 9.2(f).

         "Third  Party  Response  Notice"  shall have the  meaning  set forth in
Section 9.2(g).

         "Transfer" shall have the meaning set forth in Section 9.1(a).

         "Transferring Partner" shall have the meaning set forth in Section 9.1(a).

         "Treasury Regulations" shall mean the regulations promulgated under the Code, as such regulations are in effect on the date hereof.

         "Triggering Party" shall have the meaning set forth in Section 9.2(a).

         "Unanimous Decision" shall have the meaning set forth in Section 3.4.

         "WHGP" shall have the meaning set forth in the first paragraph of this Agreement.

         "Whitehall" shall have the meaning set forth in the first paragraph of this Agreement.

         "Whitehall Group" shall mean, collectively, Whitehall, WHGP, Stone Street, Bridge Street and Stone Corp., together with any assignees or transferees to the extent permitted hereunder, but only so long as any such Person continues in its capacity as a partner in the Partnership.

         1.2 Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

         (b) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation."

                                   ARTICLE 2.

                        THE PARTNERSHIP AND ITS BUSINESS

         2.1 Partnership Name. The business of the Partnership shall be conducted under the name of Berkshire Realty Holdings, L.P. in the State of Delaware and under such name or such assumed names as the Administering General Partner deems necessary or appropriate to comply with the requirements of any other jurisdiction in which the Partnership may be required to qualify.

         2.2 Term. The term of the Partnership shall continue in full force and effect until terminated following dissolution on December 31, 2049 or such earlier date of dissolution as hereinafter provided.

         2.3 Filing of Certificate and Amendments. The Certificate of Limited Partnership of the Partnership was filed with the Secretary of State of the State of Delaware on April ___, 1999. The Partners hereby agree to execute and file any required amendments to the Certificate and shall do all other acts requisite for the constitution of the Partnership as a limited partnership pursuant to the laws of the State of Delaware or any other applicable law and for enabling the Partnership to conduct business in the jurisdictions in which the Partnership's properties are located.

         2.4      Business; Scope of Partners' Authority.

         (a) The Partnership is organized primarily for the purpose of BRI merging with the Partnership (or a Subsidiary thereof) and, subsequent to such merger, acquiring, owning, financing, refinancing, managing, maintaining, operating, improving, developing, marketing and selling multifamily properties. The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority to enter into, perform and carry out contracts of any kind, borrow money, guarantee and issue evidences of indebtedness whether or not secured by any mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop any real property (or any interest therein), and sell, transfer and dispose of any such real property.

         (b) Except as otherwise expressly and specifically provided in this Agreement, no Partner shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, any other Partner. Neither the Partnership nor any Partner shall, by virtue of executing this Agreement, be responsible or liable for any indebtedness or obligation of any other Partner incurred or arising on, before or after the execution of this Agreement, except, as to the Partnership, as to those joint responsibilities, liabilities, indebtedness, or obligations expressly assumed by the Partnership as of the date of this Agreement or incurred thereafter pursuant to and as limited by the terms of this Agreement.

         2.5 Principal Office; Registered Agent. The principal office of the Partnership shall be c/o The Berkshire Group, One Beacon Street, Suite 1500, Boston, Massachusetts 02108. The

Partnership may change its place of business to such location or locations as may at any time or from time to time be determined by the Administering General Partner and consented to by WHGP and Blackstone GP. The mailing address of the Partnership shall be c/o The Berkshire Group, One Beacon Street, Suite 1500, Boston, Massachusetts 02108, or such other address as may be selected from time to time by the Administering General Partner. The address of the registered office of the Partnership in the State of Delaware is c/o Bridge Service Corp., 30 Old Rudnick Lane, Dover, Delaware 19901. The name and address of the registered agent of the Partnership for service of process in the State of Delaware is Bridge Service Corp, 30 Old Rudnick Lane, Dover, Delaware 19901.

         2.6 Names and Addresses of the Partners. The names and addresses of the Partners on the date of this Agreement are as follows:

         Whitehall Street Real Estate Limited Partnership XI
         85 Broad Street
         New York, New York 10004
         Attn:  Steven M. Feldman

         WXI/BRH Gen-Par LLC
         85 Broad Street
         New York, New York 10004
         Attn:  Steven M. Feldman

         Bridge Street Real Estate Fund 1998 L.P.
         Stone Street Real Estate Fund 1998 L.P.
         Stone Street WXI/BRH Corp.
         85 Broad Street
         New York, N.Y.  10004
         Attn: Kevin D. Naughton

         BRE/Berkshire GP L.L.C.
         345 Park Avenue, 32nd Floor
         New York, N.Y.  10154
         Attn:  Mr. Thomas Saylak

         BRE/Berkshire LP L.L.C.
         345 Park Avenue, 32nd Floor
         New York, N.Y.  10154
         Attn:  Mr. Thomas Saylak

         Aptco Holdings, L.L.C.
         One Beacon Street, Suite 1500
         Boston, Massachusetts  02108
         Attn:  Mr. Douglas Krupp

         Aptco Gen-Par, L.L.C.
         One Beacon Street, Suite 1500
         Boston, Massachusetts  02108
         Attn:  Mr. Douglas Krupp

         The names and addresses of the other Limited Partners and of such Partners as may be admitted as Partners to the Partnership after the date hereof shall be as set forth on Schedule 2.6(b) hereof, as such Schedule may be amended from time to time.

         2.7      Representations by the Partners.

                  (a)  Each  Partner  who  is  not  an  individual   represents,
warrants, agrees and acknowledges that, as of the date hereof:

                           (1) it is a corporation,  a limited liability company
                  or partnership, as applicable, duly organized or formed and validly existing and in good standing under the laws of the state of its organization or formation; it has all requisite corporate, limited liability company or partnership power and authority to enter into this Agreement, to acquire and hold its Interest and to perform its obligations hereunder; and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, limited liability company or partnership action; and

                           (2) its execution and delivery of this  Agreement and
                  the performance of its obligations hereunder will not conflict with or violate any of the provisions of its Organizational Documents.

                  (b) Each Partner, whether or not an individual, represents, warrants, agrees and acknowledges that as of the date hereof:

                           (1) its execution and delivery of this  Agreement and
                  the performance of its obligations hereunder will not conflict with, result in a breach of or constitute a default (or any event that, with notice or lapse of time, or both, would constitute a default) or result in the acceleration of any obligation under any of the terms, conditions or provisions of any other agreement or instrument to which it is party or by which it is bound or to which any of its property or assets are subject, violate any statute or any order, rule or regulation of any court or governmental or regulatory agency, body or official, that would materially and adversely affect the performance of its duties hereunder; such Partner has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Partner of its obligations hereunder;


                           (2) there is no action,  suit or  proceeding  pending
                  against such Partner or, to its knowledge, threatened in any court or by or before any other governmental agency or instrumentality which would prohibit its entering into or performing its obligations under this Agreement; and

                           (3) this Agreement is a binding agreement on the part
                  of such Partner enforceable in accordance with its terms against such Partner.

Further, each Limited Partner represents that it is acquiring its Interest for its own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part, in violation of applicable securities laws and agrees that it will not Transfer all or any part of its Interest, or solicit offers to buy from or otherwise approach or negotiate in respect thereof with any Person or Persons whomsoever, all or any portion of its Interest in any manner that would violate or cause the Partnership or any General Partner to violate applicable federal or state securities laws.

         (c) Berkshire and BGP represent, warrant and covenant that (i) they will, on the Closing Date, contribute to the Partnership all shares of common stock of BRI and all partnership interests in BRI OP owned by Berkshire, BGP, the Berkshire Principals (other than the shares listed on Schedule 2.7(c)) or any Affiliate of any of the foregoing as of the date hereof and as of the Closing Date (it being understood that they shall only be required to contribute 72.5% of the BRI OP interests held by Turtle Creek Associates (such percentage representing their entire ownership percentage of Turtle Creek Associates)),
(ii) as of the date of this Agreement, Berkshire, BGP, the Berkshire Principals and each Affiliate of any of the foregoing, collectively own 512,203 shares of common stock of BRI (excluding the shares listed on Schedule 2.7(c)) and 4,904,066 Units of partnership interests in BRI OP and (iii) none of Berkshire, BGP, the Berkshire Principals, or any Affiliates of any of the foregoing, shall Transfer any such shares or Units except to the Partnership as the initial Capital Contributions of Berkshire and BGP. Each of BGP and Berkshire further represents and warrants that, except as set forth above and on Schedule 2.7(c), BGP, Berkshire, the Berkshire Principals and their respective Affiliates have no equity interest in BRI or BRI OP (other than the shares listed on Schedule 2.7(c)).

         2.8 Control of the Berkshire Group. Berkshire and BGP represent and warrant that the Berkshire Principals control (which control is exercisable without the consent or approval of any other Person) the business and affairs of Berkshire and BGP.

         2.9      Pre-Closing Costs and Expenses.

         (a) Any reasonable out of pocket due diligence, legal and underwriting costs or expenses incurred by an Investor Group Partner or its Affiliate (other than GSMC) relating to the acquisition of BRI or the execution of this Agreement will be reimbursed by the Partnership to such Partner on or promptly after the Closing Date.


         (b) The Partnership shall not be required to reimburse any Partner for fees payable to any broker or investment banker in connection with the proposed acquisition of BRI, except for the fee payable to Greenhill & Co. in accordance with its existing agreement with The Berkshire Group, which fee shall not be in excess of $4,955,000. Notwithstanding the foregoing, the Partnership may pay fees to brokers or investment bankers in connection with additional equity and/or debt financing as provided in Section 3.4 or Section 4.4(a).

         (c) The Partnership shall pay (i) all fees and expenses in an amount not to exceed $750,000 related to the bridge financing committed by Goldman Sachs Mortgage Company ("GSMC") in connection with the contemplated merger of the Partnership (or a Subsidiary thereof) and BRI and (ii) all fees and expenses related to the bridge financing committed or provided by Whitehall and Blackstone in connection with the contemplated merger of the Partnership (or a Subsidiary thereof) and BRI (the "Bridge Loan") payable under the commitment letter or definitive agreements relating to such Bridge Loan.

         (d) In the event that, under the terms of the BRI Merger Agreement, a termination or break-up fee and/or reimbursement of expenses becomes payable to the Partnership, such fee shall be allocated among the Investor Group Partners as follows: (i) first, to reimburse the Investor Group Partners for their actual out of pocket transaction costs and expenses incurred to the date of the payment of such fee and (ii) second, to the Investor Group Partners pro rata based upon their respective anticipated initial Partnership Percentage Interests.

         2.10 Compliance with Certain Agreements. The Partnership acknowledges that from and after the Closing Date, it will be bound by and will comply (and will cause BRI OP to comply) with the terms of the agreements listed on Schedule
2.10 hereto, as if the Partnership were a party to such agreements and that the Class A Preferred Limited Partners and Class B Limited Partners shall be able to enforce such agreements as third party beneficiaries of such agreements. Nothing in this Agreement shall constitute an amendment to, or diminish or alter any rights or obligations contained in, any of the agreements listed on Schedule 2.10.

         2.11 Miscellaneous. The Partnership anticipates that the equity and debt financing expected to be raised in contemplation of the transactions contemplated by the BRI Merger Agreement will be sufficient to pay the purchase price required in connection with such merger and the transaction costs associated therewith (assuming that the transaction costs of BRI and BRI OP incurred in connection with the BRI Merger and the BRI OP Merger (other than severance costs) do not exceed $11,000,000), but no assurance can be made with respect to the foregoing.


                                   ARTICLE 3.

                       MANAGEMENT OF PARTNERSHIP BUSINESS;
             POWERS AND DUTIES OF THE ADMINISTERING GENERAL PARTNER

         3.1      Management and Control.

         (a) Except as limited specifically herein, the powers of the General Partners shall include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware. No General Partner may be removed by the Limited Partners with or without cause.

         (b) Except as otherwise expressly and specifically provided in this Agreement, no Limited Partner shall have any authority to bind, to act for, to execute any document or instrument on behalf of or to assume any obligation or responsibility on behalf of the Partnership or any other Partner.

         (c) The provisions of this Agreement relating to the management and control of the business and affairs of the Partnership shall also be construed to be fully applicable to the management and control of each Subsidiary, and any and all matters listed in Section 3.3 shall constitute Majority Decisions for purposes hereof whether such matter relates to the Partnership or any Subsidiary of the Partnership, any and all matters listed in Section 3.4 shall constitute Unanimous Decisions for purposes hereof whether such matter relates to the Partnership or any Subsidiary of the Partnership and the provisions of Section
3.2 shall apply with respect to the Partnership as well as to any Subsidiary of the Partnership. Without limitation of the foregoing, given that the Partnership will, after consummation of the transactions contemplated by the BRI Merger Agreement and the BRI OP Merger Agreement, indirectly control the management of and will own 100% of the sole general partner of BRI OP, each of the General Partners shall have management rights over BRI OP, and the Partnership, in its capacity as the general partner, will not take any actions in respect of "Majority Decisions" or "Unanimous Decisions" without the approval of the required General Partners (as if such decisions were made by the Partnership).

         3.2 Role of the Administering General Partner and Limitations on its Authority.

         (a) In addition to such powers and rights of the Administering General Partner as are expressly set forth herein, and subject to the express restrictions set forth in Sections 3.3 and 3.4, the Administering General Partner shall have the right and the duty to manage the business of the Partnership, to execute documents and to implement the decisions made on behalf of the Partnership by the General Partners in accordance with the terms hereof and applicable laws and regulations, and such other rights and powers as are granted to the Administering General Partner hereunder and as the other General Partners may from time to time expressly delegate to the Administering General Partner (provided, that any such obligations or responsibilities that are delegated to the Administering General Partner shall be subject to the Administering General Partner's acceptance to the extent not set forth herein). The Administering General Partner shall devote such time to the Partnership and its business as shall be reasonably necessary to conduct the business of the Partnership in an efficient manner and to carry out the Administering General Partner's responsibilities as set forth herein. Without limiting the generality of the foregoing but subject to WHGP's and Blackstone GP's rights with respect to Majority Decisions and Unanimous Decisions, the Administering General Partner shall have the right and duty to do, accomplish and complete, using Partnership funds at all times except where expressly provided to the contrary in this Agreement, for and on behalf of the Partnership with reasonable diligence and in a prompt and businesslike manner, exercising such care and skill as a prudent owner with sophistication and experience in owning, operating and managing property like the Properties would exercise in dealing with its own property, all of the following:

                  (1) applying for and using diligent efforts to obtain any and all necessary consents, approvals and permits required for the construction, occupancy and operation of the Properties;

                  (2) paying, before delinquency and prior to the addition of interest or penalties, all taxes, assessments and other impositions applicable to the Properties, and retaining counsel to initiate any action or proceeding seeking to reduce such taxes, assessments or other impositions;

                  (3)  verifying  that  appropriate   insurance  (including  any
required by the terms of any Property Loan) is maintained by each contractor performing work on the Properties;

                  (4) assisting in obtaining any and all necessary financing required to carry out the purposes of the Partnership;

                  (5) procuring and arranging all necessary insurance to the extent available at commercially reasonable rates for the Partnership in accordance with the insurance program adopted by the Partnership from time to time pursuant to Section 3.3(12) below; causing the Investor Group Partners to be named as additional insureds on all liability policies maintained by the Partnership; delivering to the General Partners copies of all insurance policies maintained by the Partnership from time to time, including renewals or replacements of any expiring policies prior to the expiration thereof;

                  (6) demanding, receiving, acknowledging and instituting legal action for recovery of any and all revenues, receipts and considerations due and payable to the Partnership, in accordance with prudent business practices;

                  (7) executing and delivering leases and other legal documents necessary to carry out the business of the Partnership (which leases and legal documents shall have first been approved by either one or both of the other two General Partners if their approval is required pursuant to this Agreement, including without limitation, Sections 3.3 and 3.4 below, or shall otherwise be in accordance with the relevant Approved Budget and Approved Business Plan);

                  (8) keeping all books of account and other records of the Partnership and delivering all reports in the manner provided in Article 5 below;

                  (9) maintaining all funds of the Partnership in a Partnership bank account in the manner provided in Article 5 below, which funds shall not be commingled with the funds of any other Person;

                  (10) protecting and preserving the title and interests of the Partnership in the Properties, and including keeping the Properties free from mechanics' and materialmen's liens;

                  (11) preparing for approval by the General Partners and implementing once the same shall have been approved in accordance herewith, all Approved Budgets and Approved Business Plans, including negotiating all contracts and expending funds in accordance therewith;

                  (12) opening and maintaining bank accounts to the extent required or permitted by Section 5.5;

                  (13) coordinating the defense of any claims, demands, suits or legal proceedings made or instituted against the Partnership by other parties, through legal counsel for the Partnership engaged in accordance with the terms of this Agreement; giving WHGP and Blackstone GP prompt notice of the receipt of any material claim or demand or the commencement of any suit or legal proceeding and promptly providing WHGP and Blackstone GP all information relevant or necessary thereto;

                  (14) monitoring and complying with (i) the terms and provisions of any restrictive covenants or easement agreements affecting the Properties or any portion thereof, and any and all contracts entered into or assumed by the Partnership, including, without limitation, the exceptions noted in any title policy, and (ii) the terms and provisions of any note, mortgage and other loan documents assumed or executed by the Partnership, including any Property Loan documents;

                  (15) delivering to the General Partners copies of any notices received from lenders, or other persons with whom the Partnership has material contractual obligations, alleging any material deficiencies or defaults by the Partnership under the said contractual arrangements;

                  (16) paying (or causing to be paid), prior to delinquency, all insurance premiums, debts and other obligations of the Partnership, including amounts due under any loans of the Partnership and costs of construction, operation and maintenance of the Properties;

                  (17) subject to the provisions of this Agreement, developing, operating, maintaining and otherwise managing the Properties in an efficient manner and in accordance with the relevant Approved Budget and Approved Business Plan;

                  (18) promptly complying with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, the requirements of any insurance policy (or any insurer thereunder) covering the Properties (and any improvements thereon), any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to any of the Properties (and any improvements thereon) and the operation and management thereof, and when and to the extent approved by the General Partners, the Administering General Partner shall contest or assist the Partners in contesting the validity or application of any such law, ordinance, order, rule, regulation or requirement;

                  (19) provided that Douglas Krupp (or, if the last paragraph of this Section 3.2 applies, George Krupp) is still acting as chairman and chief executive officer of the Partnership, selling the ten (10) assets listed on
Schedule 3.2(a)(19) hereto within the time period contemplated by the Approved Business Plan to parties which are not Affiliated with the Berkshire Group and in which the Berkshire Group and its Affiliates have no continuing interest, for prices that yield the Partnership net proceeds (after all transaction costs, transfer or similar taxes and debt prepayment fees and expenses) equal to, in respect of each such Property, at least 95% of the amounts set forth on Schedule 3.2(a)(19) hereto opposite such Property, provided that the aggregate amount of all such net sale proceeds shall not be less than 97.5% of the aggregate of all such amounts set forth on Schedule 3.2(a)(19) hereto;

                  (20) provided that Douglas Krupp (or, if the last paragraph of this Section 3.2 applies, George Krupp) is still acting as chairman and chief executive officer of the Partnership, selling certain individual assets in any calendar year not in excess of $100 million in gross proceeds, provided that (i) the price for each sold asset yields the Partnership net proceeds (after all transaction costs, transfer or similar taxes and debt prepayment fees and expenses) equal to at least 103% of the allocated acquisition cost of such asset as set forth on Schedule 3.2(a)(20) hereto and (ii) if any such assets are held by an entity that is a REIT (other than any REIT that holds a single Property), independent tax counsel approved by a majority of the General Partners renders an opinion that such sale will not be a "prohibited transaction" within the meaning of Section 857 of the Code;

                  (21) (i) in the event the Partnership draws down the Bridge Loan, incurring indebtedness on or prior to May 1, 2000 to refinance all or part of the Bridge Loan, provided that such indebtedness satisfies the Freddie Mac Parameters or (ii) in the event the Partnership determines not to draw down the Bridge Loan, incurring indebtedness satisfying the Freddie Mac Parameters contemporaneously with the Closing Date (provided that a commitment letter relating to indebtedness satisfying the Freddie Mac Parameters is obtained by July 15, 1999, definitive agreements relating to such indebtedness are executed by September 1, 1999, and at no time after July 15, 1999 do WHGP and Blackstone GP reasonably conclude that there is a material risk the indebtedness satisfying the Freddie Mac Parameters will not be agreed to, closed and funded on or prior to the anticipated Closing Date);

                  (22) implementing, in the form approved pursuant to the terms of this Agreement, Unanimous Decisions and Majority Decisions approved by the General Partners pursuant to the terms of this Agreement (including, without limitation, Approved Business Plans);

                  (23) performing all other services reasonably necessary or required for the ownership, development, maintenance, marketing and operation by the Partnership of the Properties or otherwise required to be performed by the Administering General Partner pursuant to this Agreement and not otherwise prohibited hereunder; and

                  (24) retaining legal firms to represent the Partnership and its Subsidiaries provided that such firms are selected with due care and are recognized as having expertise in the area for which they have been retained.

         (b) The Administering General Partner shall not (and shall not have any right, power or authority to), without the prior approval of either WHGP or Blackstone GP, or of both WHGP and Blackstone GP, as applicable, bind or take any action on behalf of or in the name of the Partnership or any Subsidiary, or enter into any commitment or obligation binding upon the Partnership or any Subsidiary, except for actions authorized under this Agreement (including all actions authorized by Section 3.2(a)) or actions authorized by WHGP, Blackstone GP or the General Partners in the manner set forth herein. Neither WHGP nor Blackstone GP shall have the authority to take any action on behalf of or in the name of the Partnership or any Subsidiary except for actions authorized under this Agreement.

         (c) (1) Notwithstanding anything contained herein to the contrary, BGP shall be removed as Administering General Partner and as a General Partner, and be relieved of its obligations as same, and shall have no further rights with respect to approvals of or consent to any Majority Decision or Unanimous Decision in the event that (i) Berkshire, BGP or any of their respective Affiliates Transfers any of its interests in the Partnership in violation of the terms of this Agreement, (ii) the Partnership or any member of the Blackstone Group or the Whitehall Group acquires the Interest of the Berkshire Group pursuant to the terms of Section 9.10 of this Agreement or (iii) a default by Berkshire, BGP or one of their respective Affiliates of a loan secured by interests of Berkshire, BGP or an Affiliate in the Partnership and such loan becomes due as a result of such default.

                  (2) Notwithstanding anything contained herein to the contrary, BGP shall be removed as Administering General Partner and as a General Partner in the event that Douglas Krupp is removed as chief executive officer of the Partnership for Cause or Company Cause at any time or Douglas Krupp resigns as chief executive officer of the Partnership prior to the fifth anniversary of the Closing Date, and in connection with such removal or resignation, (i) the general partnership Interest of BGP shall automatically (and without any notice or other action) be converted into a new class of limited partnership interest (and there shall be no other limited partnership interests of such class), (ii) such limited partnership Interest shall be entitled (by means of a class vote or similar mechanism) to exercise the rights that BGP had under this Agreement as a General Partner (provided, that BGP shall not have the right to vote with respect to the Unanimous Decisions described in clauses (5)(it being understood and agreed that upon such removal or resignation and such conversion of Interests, the Berkshire Group shall not be obligated to fund any Additional Capital Call made pursuant to such clause (5) but shall be subject to dilution as set forth in Section 6.3), (10), (14) and (16) of Section 3.4 and shall not be entitled to vote in respect of any Majority Decision (other than the Majority Decisions described in clauses (4), (7) and (16) of Section 3.3, as to which BGP shall have the right to vote) and (iii) from and after the date of such removal, the remaining General Partners shall then have the right to sell the Partnership or all or substantially all of the assets of the Partnership (including by means of a merger, consolidation or other business combination) provided that, as a result of such sale, the members of the Berkshire Group receive, in the aggregate, an amount equal to the greater of (x) the Fair Market Value of the Berkshire Group's Interest (excluding the DK IMP which shall be forfeited upon the occurrence of any of such events) on the date of such termination or resignation or (y) the amount equal to the aggregate amount of Capital Contributions made by the Berkshire Group prior to the date of such termination or resignation less any prior distributions made to the Berkshire Group.

                  In the event that Douglas Krupp ceases to be chief executive officer of the Partnership as a result of the death or disability of Douglas Krupp (but not as the result of the termination by the Partnership of Douglas Krupp's employment by the Partnership or as a result of the resignation by Douglas Krupp of his employment by the Partnership), the Partnership will offer George Krupp, Douglas Krupp's brother, the opportunity to serve as chief executive officer of the Partnership on the same terms and conditions as Douglas Krupp is employed as the chief executive officer of the Partnership pursuant to this Agreement and the DK Employment Agreement.

         3.3 Majority Decisions. Notwithstanding anything to the contrary in this Agreement, no act shall be taken, sum expended, decision made or obligation incurred by the Partnership or any Subsidiary, the Administering General Partner or any of the General Partners with respect to a matter within the scope of any of the Majority Decisions except as expressly reserved as Unanimous Decisions or Administering Partner Decisions pursuant to Section 3.2 or Section 3.4, unless and until the prior written consent of at least two General Partners shall have been obtained pursuant to and in accordance with this Section 3.3 and Section
3.5. Any two of the General Partners shall have the full and complete right, power, authority and discretion to decide, and take all actions necessary to implement, any Majority Decision:

         The "Majority Decisions" are:

                  (1) making a Mandatory  Capital Call  pursuant to the terms of
Section 6.2(a) or a Financing Capital Call pursuant to the terms of Section 6.2(b);

                  (2) approving any Annual Budget or Business Plan or modifying or deviating from or making expenditures (whether operating or capital in nature) or incurring any obligations in excess of any of the foregoing except to the extent the Administering General Partner is so permitted by Section 3.2 or by this Section 3.3; provided, however, that, so long as Douglas Krupp (or if the last paragraph of Section 3.2 applies, George Krupp) is still acting as chairman and chief executive officer of the Partnership, the Administering General Partner may, without the approval of any other General Partner, (i) incur payroll expenses which do not exceed 105% of the annual amount for such item on the Approved Budget and (ii) make additional expenditures or incur additional obligations which, in the aggregate, do not exceed 105% of annual expenses (other than payroll expenses) as set forth in the Approved Budget; and provided further that without the consent of the Administering General Partner no line item in an Approved Budget may provide for expenditures (other than capital items or reserves relating thereto) of more than 105% of the corresponding line item in the previous Approved Budget;

                  (3) without limiting the Administering General Partner's ability to take action under 3.2(a)(19), (20) or (21), taking any action in respect of the Properties relating to environmental matters; provided, however, that any General Partner is hereby authorized upon prior notice to the other General Partners to take such action as may be reasonably required to mitigate or eliminate any material environmental condition that poses imminent danger to human health or safety; provided further, that such emergency expenses referred to in the preceding clause shall not, without the approval of all of the General Partners, exceed $100,000 in the aggregate in any Budget Year;

                  (4) subject to the provisions of Article 9 hereof, dissolving and winding-up the Partnership or electing to continue the Partnership or electing to continue the business of the Partnership;

                  (5) incurring, renewing, refinancing or paying or otherwise discharging (or agreeing to do any of the foregoing) indebtedness of the Partnership (other than paying or discharging indebtedness secured by an asset with proceeds from sales of such asset, which the Administering General Partner shall have authority to do without the need to obtain approval of another General

Partner)  provided that the  Administering  General Partner (in addition to WHGP and Blackstone GP acting jointly) may incur (i) indebtedness expressly authorized by an Approved Business Plan or an Approved Budget or (ii) indebtedness to Freddie Mac, or another institutional lender, satisfying the Freddie Mac Parameters on or prior to the applicable time periods specified in
Section 3.2(a)(21). Notwithstanding the foregoing, in the event (i) the Administering General Partner does not obtain financing satisfying the Freddie Mac Parameters on or prior to May 1, 2000 (if the Bridge Loan is drawn upon) or
(ii) the Administering General Partner does not obtain a commitment letter relating to indebtedness satisfying the Freddie Mac Parameters by July 15, 1999 or definitive agreements relating to such indebtedness have not been executed by September 1, 1999 (or if at any time after July 15, 1999 WHGP and Blackstone GP reasonably conclude that there is a material risk the indebtedness satisfying the Freddie Mac Parameters will not be agreed to, closed and funded on or prior to the anticipated Closing Date), two General Partners may take action necessary to incur, refinance, pay and otherwise discharge up to $650,000,000 of indebtedness on terms other than the Freddie Mac Parameters as if such incurrence were a Majority Decision provided that, (A) the General Partners use commercially reasonable efforts to obtain financing on terms as close as possible to the Freddie Mac Parameters, (B) any such financing shall be fixed rate or be subject to appropriate hedging arrangements and (C) the recourse of any lender of such financing permitted to be incurred pursuant to this sentence shall be limited to the Partnership Assets (and shall not be recourse to any Partner without such Partner's approval);

                  (6) modifying (i) any loan documentation executed by the Partnership or (ii) any other material agreement, except if such modification is contained in an Approved Business Plan;

                  (7) instituting proceedings to adjudicate the Partnership a bankrupt, or consenting to the filing of a bankruptcy proceeding against the Partnership, or filing a petition or answer or consent seeking reorganization of the Partnership under the Bankruptcy Code or any other similar applicable federal, state or foreign law, or consenting to the filing of any such petition against the Partnership, or consenting to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Partnership or of its property, or making an assignment for the benefit of creditors of the Partnership, or admitting in writing the Partnership's inability to pay its debts generally as they become due;

                  (8) taking any action that would constitute an event of default under any loan agreement to which the Partnership is a party;

                  (9) organizing or forming any Subsidiary of the Partnership, except as otherwise expressly provided herein;

                  (10) approving or filing any tax return or tax report on behalf of the Partnership (it being understood and agreed that the Administering General Partner shall prepare the first draft of such tax returns and deliver such drafts to the other General Partners by no later than February 1 of each year and that such tax returns shall be completed before February 15 of each year);

                  (11) approving an insurance program for the Partnership or any of the Properties or making a material change to such approved insurance program;

                  (12) settling a property insurance claim or condemnation action involving a claim in excess of one hundred thousand dollars ($100,000) or that, when added to all other insurance or condemnation claims during a single calendar year, exceeds two hundred fifty thousand dollars ($250,000);

                  (13) making or agreeing to any material changes to the zoning of any of the Properties or approving the terms and provisions of any material restrictive covenant or material easement agreement affecting any of the Properties or any portion thereof (other than utility easements and the like granted or released in the ordinary course);

                  (14) establishing any reserves for the Partnership (in addition to capital expenditure reserves) in excess of $250,000 in the aggregate but less than $2,000,000 in the aggregate unless set forth in the Approved Budget;

                  (15) except as expressly set forth in an Approved Business Plan, approving or disapproving of a creditors' plan, the filing of an involuntary petition of bankruptcy or the dismissal or discharge of a claim of bankruptcy in connection with bankruptcy proceedings involving any Person contracting with the Partnership other than contractors against whom the Partnership's claim is less than $100,000;

                  (16) taking any action that involves or relates to, or entering into any agreement with, any General Partner or any Affiliate thereof (it being understood and agreed that such General Partner shall recuse itself from the consideration of any such matter);

                  (17) executing, modifying, accepting the surrender of or terminating any non-residential lease or other arrangement involving the rental, use or occupancy of more than 5,000 square feet of the Properties (provided that the subleasing a portion of BRI's current principal office at One Beacon Place Boston, Massachusetts may be effected by the Administering General Partner as if such decision were permitted under Section 3.2), except in accordance with the applicable Approved Business Plan; provided, however, that the Administering General Partner may modify a lease of all or any portion of the Properties if such lease would still satisfy the applicable Approved Business Plan as modified; and provided further, however, that the Administering General Partner may terminate any lease (and bring eviction and legal proceedings against the tenant thereunder) where the tenant has defaulted in its rent payments or is otherwise in material default;

                  (18) unless required pursuant to the terms of any ground lease or mortgage encumbering any of the Properties, deciding whether to repair or rebuild in case of material damage to any of the improvements on any Property, or any part thereof, arising out of a casualty or condemnation (except such emergency repairs as may be necessary to protect such Property);

                  (19) except as otherwise expressly set forth in Sections 3.2(a), 3.10 and Article 9 of this Agreement, selling any of the Partnership Assets or Properties;

                  (20) entering into hedging, interest rate protection or similar arrangements with respect to up to 50% of the anticipated amount of debt financing to be incurred by the Partnership or its Subsidiaries in connection with the BRI Merger and the BRI OP Merger;

                  (21) exercising any rights by the Partnership under the DK Employment Agreement or Section 9.10 hereof; and

                  (22) any action that is not a Unanimous Decision or that the Administering General Partner has the authority to effect pursuant to Section 3.2(a) (it being understood that in the case of any inconsistency between Sections 3.2(a)(19), 3.2(a)(20) and 3.2(a)(21) and this Section 3.3, the foregoing Sections will prevail);  provided that two General Partners may modify
Section 3.2(a) (other than clauses (19), (20) and (21) thereof) to provide that any such actions set forth in Section 3.2(a) shall constitute Majority Decisions.

         3.4 Unanimous Decisions. Notwithstanding anything to the contrary in this Agreement, no act shall be taken, sum expended, decision made or obligation incurred by the Partnership, the Administering General Partner or any of the General Partners with respect to a matter within the scope of any of the Unanimous Decisions, unless and until the prior written consent of all of the General Partners shall have been obtained pursuant to and in accordance with this Section 3.4 and Section 3.5. The General Partners, acting unanimously, shall have the full and complete right, power, authority and discretion to decide, and take all actions necessary to implement, any Unanimous Decision.

         The "Unanimous Decisions" are:

                  (1) taking any action in contravention of, amending, modifying or waiving any of the provisions of this Agreement or the Certificate;

                  (2) except as permitted by Article 9, approving the admission to the Partnership of a successor or a new Partner, removing any Partner, designating or approving the classification of any new class of Partners (and establishing the designations, preferences and relative rights and duties of each class of Partners), or making any public or private offering for the sale of equity interests or securities issued by the Partnership;

                  (3) except as provided in Article 9, merging or consolidating the Partnership with or into another Person (or engaging in any other transaction having substantially the same effect); it being agreed that the terms of Section 17-211(g) of the Act shall be applicable such that the General Partners acting pursuant to this Section 3.4 shall have the right to effect any amendment to this Agreement or effect the adoption of a new partnership agreement for a limited partnership if it is the surviving or resulting limited partnership on the merger or consolidation (except as may be expressly prohibited under Section 3.7(b) or Section 3.7(c));

                  (4) altering the nature of the business of the Partnership from the businesses permitted by Section 2.4(a);

                  (5) making an Additional Capital Call other than pursuant to Sections 6.2(a) and 6.2(b);

                  (6) disposing of all or any portion of the property known as Berkshire Towers or the subsidiary that owns such property prior to the fifth anniversary of the Closing Date, provided, however, that such disposition shall be a Majority Decision if it is made in a tax deferred transaction;

                  (7) acquiring any real property or interest therein or other material assets;

                  (8) except as set forth in Article 9, selling the Partnership or all or substantially all of the Partnership Assets prior to the date which is forty-two months after the Closing Date;

                  (9) changing, amending or terminating the BRI Merger Agreement or the BRI OP Merger Agreement; executing the foregoing documentation or any documents related thereto or executed in connection therewith; or accepting any closing deliveries, or making any election or granting any consents, approvals or waivers of conditions to the Partnership's obligation to close the merger with BRI pursuant to the foregoing documentation or any documents related thereto or executed in connection therewith;

                  (10) approving the IMP (and the persons to whom such IMP is allocated) and admitting or removing any Class E Limited Partner;

                  (11) incurring, refinancing, paying and otherwise discharging indebtedness in connection with the financing of the transactions contemplated by the BRI Merger Agreement and the BRI OP Merger Agreement if the all-in, blended interest rate for such financing exceeds a per annum rate equal to 10%;

                  (12) selecting or varying depreciation and accounting methods and making or revoking any other decisions or elections with respect to federal, state, local or foreign tax matters or other financial purposes;

                  (13) establishing reserves for the Partnership (in addition to capital expenditure reserves) in an amount equal to or in excess of $2,000,000 in the aggregate unless set forth in the Approved Budget;

                  (14) changing the Partnership's accountants and independent auditors from PriceWaterhouse Coopers (it being agreed and understood that the General Partners intend that PriceWaterhouse Coopers shall act as the Partnership's initial accountants); making any accounting decisions for the Partnership (other than those specifically provided for in, or necessary to carry out, other sections of this Agreement); or approving any financial statements prepared by the Partnership's auditors;

                  (15) using Partnership funds to extend credit, make an Investment, make a loan or become a guarantor or surety for debt of another party;

                  (16) except as provided in Section 4.2(b), entering into any property management, leasing, development or similar agreement;

                  (17) entering into hedging, interest rate protection or similar arrangements with respect to an amount of the debt financing to be incurred by the Partnership or its Subsidiaries in connection with the BRI Merger and the BRI OP Merger in excess of 50% of such indebtedness; and

                  (18) except as expressly set forth in the Approved Business Plan, taking any action that reasonably would be expected to have a material adverse effect on the assets, liabilities, income or expenses of the Properties.

         Notwithstanding  anything else to the contrary  herein,  but subject to
Section 3.7(b), Article 9 and Section 11.1, any action or decision that is not a Unanimous Decision or a decision permitted pursuant to Section 3.2 to be taken by the Administering General Partner without the consent of any other General Partner shall be deemed to be a Majority Decision and may be taken or made by the General Partners acting together without the consent or approval of any other Partner.

         3.5 Consents of General Partners. If BGP consents to any Majority Decision or Unanimous Decision in its capacity as the Administering General
Partner, BGP need not also give its consent to such Majority Decision or Unanimous Decision in its capacity as a General Partner. In the event of any need for consent of the General Partners to any Majority Decision or Unanimous Decision, the Administrating General Partner, or the requesting General Partner as the case may be, shall make such request of the General Partners and shall provide the General Partners with any information reasonably necessary for the General Partners to make an informed decision. If a General Partner does not respond within ten (10) Business Days after receipt of such request for consent to a Majority Decision or Unanimous Decision, such General Partner shall be deemed to have rejected such request; provided that a request pursuant to
Section 3.3(a)(12), shall be deemed to be approved by a General Partner that does not respond within such ten Business Day period. Each General Partner (including the Administering General Partner) shall use its good faith reasonable efforts to respond promptly to requests for consent and to keep the other General Partners informed of the status of any matter regarding which such General Partner intends to request the General Partners' consent under Section
3.3 or Section 3.4. No General Partner shall be permitted to enter into a separate agreement with another General Partner regarding the voting of its General Partner interests or the granting of its consent to any Majority Decision or Unanimous Decision.

         3.6 Meetings of General Partners; etc. The Administering General Partner shall from time to time, but no less frequently than every fiscal quarter, meet with WHGP and Blackstone GP at WHGP's or Blackstone GP's request to discuss the business and affairs of the Partnership or to discuss any particular matter reasonably requested by WHGP or Blackstone GP. WHGP and Blackstone GP shall promptly inform BGP of actions taken by WHGP and Blackstone GP with respect to any Majority Decision. No General Partner shall be responsible to the Partners for any adverse consequences, of actions taken in accordance with the terms of this Agreement or without its consent. Notice of meetings of the General Partners shall be given in the manner provided in Section 12.2 hereof at least seventy-two (72) hours before the time of such meeting (unless each General Partner waives such notice). No action may be taken at any meeting of the General Partners unless a quorum of at least two (2) General Partners shall be present thereat; and no action may be taken at any such meeting at which less than all of the General Partners are present unless such action was included in the notice for such meeting. The General Partners may act by written consent in lieu of a meeting.

        3.7 No  Participation  by or  Authority  of  Limited  Partners;  Limited
Rights.

        (a) No Limited Partner shall have the right to participate in the management or conduct of the Partnership. No Limited Partner shall transact business for the Partnership, nor shall any Limited Partner have power to sign, act for or bind the Partnership, all of such powers being vested solely and exclusively in the General Partners. Except as required by law or as expressly provided in this Section 3.7, no holder of Limited Partnership Interests shall be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of the Partners. When entitled to vote on a matter being submitted to holders of Partnership Interests of more than one class or series, all classes of Interests in the Partnership shall vote together as one class with each interest in the Partnership having a vote equal to the Partnership Percentage Interest related to such Interest.

         (b) Notwithstanding anything in this Agreement to the contrary, so long as any Class A Preferred Units are outstanding, the Partnership shall not, without the prior approval of the holders of at least a majority of the outstanding Class A Preferred Units held by Persons other than the General
Partners and their respective Affiliates, (i) amend any provisions of this Agreement in any manner that (x) adversely affects the holders of the Class A Preferred Units disproportionately with respect to the rights of holders of other classes of Partnership Units or (y) alters the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Class A Preferred Units (it being understood and agreed that this Section 3.7(b) shall not prevent the Partnership from authorizing or creating any class of Partnership Units on a parity with the Class A Preferred Units or junior to the Class A Preferred Units as to distributions or liquidations), (ii) authorize or create any class of Partnership Units with a priority as to distributions or liquidations over the Class A Preferred Units (it being understood and agreed that this Section 3.7(b) shall not prevent the Partnership from issuing any debt securities), (iii) issue any additional Class A Preferred Units or (iv) except as expressly provided herein, redeem or repurchase any Interests (other than the Interests of Class E Limited Partners which may be redeemed at any time).

         (c) Notwithstanding anything in this Agreement to the contrary, so long as any Class B Units are outstanding, the Partnership shall not, without the prior approval of the holders of at least a majority of such outstanding Class B Units held by Persons other than the General Partners and their respective Affiliates, amend any provisions of this Agreement in any manner that (i) adversely affects such holders of such Class B Units disproportionately with respect to the rights of holders of other classes of Partnership Units or (ii) alters the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Class B Units (it being understood and agreed that this Section 3.7(c) shall not prevent the Partnership from authorizing or creating any class of Partnership Units, whether on a parity, junior or senior to the Class B Units as to distributions or liquidations).

         3.8      Acts of the Partnership and the Partners; Representatives.

         (a) Whenever in this Agreement or elsewhere it is provided that consent is required of, a demand shall be made by, or acts shall be performed by or at the direction of the Administering General Partner, all such consents, demands and acts are to be made, given or performed upon the consent of any of the Persons listed on Schedule 3.8 attached hereto (as the same may be amended from time to time by the Administering General Partner) under the heading "Representatives of the Administering General Partner" who shall be vested with the authority of the Administering General Partner, until such time, as any, as the General Partners shall receive a notice from the Administering General Partner designating one or more new representatives.

        (b) Whenever in this Agreement or elsewhere it is provided that consent is required of, a demand shall be made by, or acts shall be performed at the direction of WHGP, all such consents, demands and acts are to be made, given or performed upon the consent of any of the Persons listed on Schedule 3.8 attached hereto (as the same may be amended from time to time by WHGP) under the heading "Representatives of WHGP" who shall be vested with the authority of WHGP, until such time, as any, as the Administering General Partner and Blackstone GP shall receive a notice from WHGP designating one or more new representatives.

         (c) Whenever in this Agreement or elsewhere it is provided that consent is required of, a demand shall be made by, or acts shall be performed at the direction of Blackstone GP, all such consents, demands and acts are to be made, given or performed upon the consent of any of the Persons listed on Schedule 3.8 attached hereto (as the same may be amended from time to time by Blackstone GP) under the heading "Representatives of Blackstone GP" who shall be vested with the authority of Blackstone GP, until such time, as any, as the Administering General Partner and WHGP shall receive a notice from Blackstone GP designating one or more new representatives.

         3.9 Waiver of Rights by the Limited Partners. To the fullest extent permitted by law, subject to Sections 3.7(b) and (c) and subject to compliance with the agreements referenced in Section 2.10, each of the Limited Partners hereby (a) waives any rights it may have to (i) consent to, (ii) request statutory appraisal rights with respect to or (iii) otherwise approve, any merger, combination, sale of Partnership Assets, cross-collateralized financing or refinancing or other similar transaction with respect to the Partnership and
(b) releases each Partner of the Whitehall Group, the Berkshire Group and the Blackstone Group from any claims that the Limited Partners might have had with respect to such rights had they not been waived (it being understood and agreed that such waivers shall not constitute a waiver of fiduciary duties owed to the Limited Partners).

         3.10     Sales of Certain Properties by WHGP and Blackstone GP.

         (a) In the event that the Administering General Partner does not sell the ten (10) assets as set forth in Section 3.2(a)(19) within the time period contemplated by the initial Business Plan the WHGP and Blackstone GP, acting together as if such decision were a Majority Decision, may cause the Partnership to sell (or to enter into an agreement to sell) such assets during the immediately succeeding six (6) month period to parties that are not Affiliated with either the Whitehall Group or the Blackstone Group and in which neither the Whitehall Group nor the Blackstone Group have a continuing interest, provided that such sales would satisfy the requirements of Section 3.2 (a)(19) had the Administering General Partner effected such sales.

         (b) In the event that the Administering General Partner does not sell Properties in any calendar year for gross proceeds of at least $50,000,000 pursuant to Section 3.2(a)(20), during the six months following such calendar year, WHGP and Blackstone GP, acting together as if such decision were a Majority Decision, may cause the Partnership to sell Properties for an amount of gross proceeds equal to the lesser of (i) $50,000,000 or (ii) the excess of $100,000,000 over the gross proceeds received by the Partnership in respect of Property sales during the preceding calendar year pursuant to Section 3.2(a)(20); provided that such Property sales pursuant to this clause (b) would satisfy the requirements of Section 3.2(a)(20) had they been effected by the Administering General Partner.


                                   ARTICLE 4.

                          RIGHTS AND DUTIES OF PARTNERS

         4.1 Duties and Obligations of the Administering General Partner. In addition to such duties as are described elsewhere in this Agreement, the
Administering General Partner shall (i) prepare and deliver to WHGP and Blackstone GP (or cause to be prepared and delivered to WHGP and Blackstone GP) the Business Plan for each Budget Year, (ii) deliver to WHGP and Blackstone GP promptly upon its receipt, copies of all (x) summonses and complaints served on the Partnership, or the Administering General Partner (as a general partner of the Partnership) and (y) notices of default on any loan or other indebtedness of the Partnership or on any liens against any Partnership Asset, (iii) monitor compliance by the Partnership with any loan agreements, mortgages, purchase agreements and other material agreements to which the Partnership is bound (and take appropriate steps to cure any non-compliance to the extent permitted under this Agreement or otherwise promptly notify WHGP and Blackstone GP of any noncompliance of which it has obtained knowledge) and (iv) manage the Partnership and the Partnership Assets with the same care as it would use if it owned the Partnership Assets individually.

         4.2      Other Activities of the Partners.

         (a) So long as Douglas Krupp or George Krupp shall be the chief executive officer of the Partnership, or BGP or another Affiliate of Douglas Krupp or George Krupp is the Administering General Partner (the "Restricted Period"), Berkshire and BGP shall comply, and shall cause the Berkshire Principals and their respective Affiliates (including, without limitation, (i) any immediate family members of the Berkshire Principals or trusts established for the benefit of such family members of the Berkshire Principals and (ii) any public or private partnership or other entities (other than BRI) in which any Berkshire Principals or any of their Affiliates owns, directly or indirectly, a general partner interest or an economic interest (as limited partner, member or stockholder) of 50% or more (the "Krupp Affiliated Entities")) (any of the foregoing, a "Covered Person") to comply with the provisions of this Section
4.2. Berkshire and BGP acknowledge that this covenant is a material inducement to Whitehall, WHGP, Blackstone LP and Blackstone GP entering into this Agreement and that a material breach of this covenant that is not cured after written notice and a reasonable period to cure shall constitute a material breach of this Agreement entitling such Partners to exercise all remedies available to them at law or in equity. Berkshire and BGP represent that all of the Krupp Affiliated Entities are identified on Schedule 4.2(b).

          (b) During the Restricted Period, no Covered Person may, directly or indirectly, develop a new multifamily property (other than development that completes previously commenced construction or a multifamily property that is a part of a portfolio of multifamily property acquired by such Covered Person) located within a one mile radius of any Property held by the Partnership.

          (c) During the Restricted Period each Covered Person shall offer the Partnership the opportunity to act as property manager for each multifamily property owned by such Covered Person that is not managed by a third party property manager unaffiliated with the Partnership or any Covered Person for a management fee equal to the amount (or percentage) that is market at such time.

          (d) Subject to this Section 4.2, each Partner may engage or invest in any other activity or venture or possess any interest therein independently or with others. Subject to this Section 4.2, none of the Partners, the Partnership or any other Person employed by, related to or in any way affiliated with any Partner or the Partnership shall have any duty or obligation to disclose or offer to the Partnership or the Partners, or obtain for the benefit of the Partnership or the Partners, any other activity or venture or interest therein including, without limitation, any multifamily property. Except in the event of a breach of the limitations set forth in subparagraph (a) or (b) above, none of the Partnership, the Partners, the creditors of the Partnership or any other Person having any interest in the Partnership shall have (A) any claim, right or cause of action against any Partner or any other Person employed by, related to or in any way affiliated with, any Partner by reason of any direct or indirect investment or other participation, whether active or passive, in any such activity or venture or interest therein, or (B) any right to any such activity or venture or interest therein or the income or profits derived therefrom.

         (e) During the Restricted Period Berkshire and BGP agree to give written notice to the Partnership and each of the General Partners of the acquisition by any Covered Person of a multifamily property promptly following the acquisition by such Covered Person of any such property or any direct or indirect interest therein (but in no event more than sixty (60) days following such acquisition).

         4.3      Indemnification.

         (a) Notwithstanding anything in this Agreement to the contrary, no Partner, or General Partner or tax matters partner shall be liable, responsible or accountable in damages or otherwise to the Partnership, any third party or to any other Partner for (i) any act performed within the scope of the authority conferred on such Partner or General Partner by this Agreement except for the gross negligence or willful misconduct of such Partner or General Partner in carrying out its obligations hereunder or any act that is in breach of its fiduciary duties, (ii) such Partner's or General Partner's failure or refusal to perform any act, except those required by the terms of this Agreement, (iii) such Partner's or General Partner's performance of, or failure to perform, any act on the reasonable reliance on advice of legal counsel to the Partnership or
(iv) the negligence, dishonesty or bad faith of any agent, consultant or broker of the Partnership selected, engaged or retained in good faith. In any threatened, pending or completed action, suit or proceeding, each Partner, General Partner and tax matters partner shall be fully protected and indemnified and held harmless by the Partnership against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs of investigation, fines, judgments and amounts paid in settlement, actually incurred by such Partner or General Partner in connection with such action, suit or proceeding) by virtue of its status as Partner, General Partner or tax matters partner or with respect to any action or omission taken or suffered in good faith, other than liabilities and losses resulting from the gross negligence or willful misconduct of such Partner, General Partner or tax matters partner. The indemnification provided by this Section 4.3 shall be recoverable only out of the assets of the Partnership, and no Partner or General Partner shall have any personal liability (or obligation to contribute capital to the Partnership) on account thereof.

         (b) Each General Partner shall defend and indemnify the Partnership and the other Partners against, and shall hold it and them harmless from, any damage, loss, liability, or expense, including reasonable attorneys' fees, as and when incurred by the Partnership or the other Partners in connection with or resulting from such indemnifying General Partner's gross negligence, malfeasance, fraud, breach of fiduciary duty or willful misconduct.

         4.4 Compensation of Partners and their Affiliates; Goldman, Sachs & Co. as Financial Advisor.

         (a) No General Partner nor any other Partner, nor any of their respective Affiliates, shall be entitled to compensation from the Partnership in connection with any matter that may be undertaken in connection with the fulfillment of its duties and responsibilities hereunder, except as provided in this Section 4.4, or as set forth in an approved Business Plan.

         (b) For so long as Whitehall is a Partner of the Partnership, to the extent the Partnership seeks to retain an investment bank for (i) an initial public offering of the Partnership or (ii) any other sale, merger or financing transaction relating to the Partnership involving an amount in excess of $100 million, the Partnership shall offer to Goldman, Sachs & Co. or one or more of its Affiliates the opportunity to act as (A) lead investment banker with respect to an initial public offering or (B) co-lead investment banker with respect to a transaction described in clause (ii) above; provided, however, that in the event of a sale, merger or financing other than an initial public offering, the Partnership may, at the election of BGP or Blackstone GP engage a second investment banker of its choice to act as co-lead financial advisor. In the event that the Partnership engages Goldman, Sachs & Co. and/or one of its Affiliates in connection with such an initial public offering or to arrange a purchase, sale, financing, refinancing, securitization or similar transaction in respect of the Partnership, or all or any portion of the Properties, Goldman, Sachs & Co. and/or such Affiliate shall be entitled to receive from the Partnership its customary fees, commissions and indemnification for such services charged to independent third parties. In addition, in the event of any sale, merger or other disposition relating to the Partnership and involving an amount in excess of $100 million, the Partnership shall pay to an Affiliate of Blackstone LP an advisory fee, equal to 33% of the total fees paid to Goldman, Sachs & Co. in connection with such engagement. Notwithstanding the foregoing, the aggregate amount of fees so paid to Goldman, Sachs & Co. or its Affiliates and to such Affiliate of Blackstone LP shall not exceed in the aggregate customary amounts that would be payable to one investment banker in a transaction of that type.

         (c) Each of BGP and Berkshire, on behalf of itself and each member of the Berkshire Group and their respective Affiliates, hereby agrees that for so long as any member of the Berkshire Group or any Affiliate thereof shall control the owner of the properties listed on Schedule 4.4(c) hereto (the "Managed Properties") and until the latter to occur of (i) the end of the Restricted Period or (ii) the third anniversary of the Closing Date, subject to its fiduciary duties as general partner of such owners, Berkshire shall cause the owner of such Managed Properties not to terminate or reduce the management fees payable under, or seek to terminate or reduce the management fees payable under, any of the management or similar contracts relating to such Managed Properties to which BRI, the Partnership or any of their respective Affiliates is a party without the prior written consent of Blackstone GP and WHGP; provided that the owner of such Managed Properties may, after the third anniversary of the Closing Date, reduce the management fee paid under such agreements to four percent (4%) of the gross revenues of the properties subject to such management agreements. In addition, each of BGP and Berkshire, on behalf of itself and each member of the Berkshire Group and their respective Affiliates, hereby agrees that it will use its best efforts, prior to the Closing Date (and following the Closing Date if the amendments or waivers referred to in this Section 4.4(c) are not made or obtained prior to the Closing Date) to cause The Berkshire Companies Limited Partnership to amend the Administrative Services Agreement, dated as of February 28, 1997, as amended (as so amended, the "Administrative Services Agreement"), between a subsidiary of BRI and The Berkshire Companies Limited Partnership to provide that (i) the transactions contemplated by this Agreement and the merger agreement between BRI and the Partnership shall not constitute a "Change in Control" for purposes of the Administrative Services Agreement, (ii) no termination or similar fee shall be payable by BRI, the Partnership or their respective successors, assigns or Affiliates in connection with any termination of such Administrative Services Agreement, (iii) The Berkshire Companies Limited

Partnership will not terminate or reduce the fees payable under, or seek to terminate or reduce the fees payable under, the Administrative Services Agreement without the prior written consent of Blackstone GP and WHGP.

         By its execution below solely for the purpose of this paragraph, The Berkshire Companies Limited Partnership hereby agrees, and Berkshire hereby agrees, on behalf of its Affiliates, including The Berkshire Companies Limited Partnership, that, upon and after consummation of the transactions contemplated by the BRI Merger Agreement and the BRI OP Merger Agreement, no further BRI OP Units or other consideration shall be issuable to The Berkshire Companies Limited Partnership or any other person under the terms of the Advisory Contribution Agreement, dated as of February 26, 1996, by and among BRI, BRI OP and The Berkshire Companies Limited Partnership.

         (d) The Partnership will enter into an employment agreement with Douglas Krupp in substantially the form set forth on Exhibit 1 hereto (the "DK Employment Agreement") effective as of the Closing Date.

         4.5      Dealing with Partners.

         (a) Subject to paragraph (b) below, the fact that a Partner, an Affiliate of a Partner, or any officer, director, employee, partner, consultant or agent of a Partner, is directly or indirectly interested in or connected with any Person employed by the Partnership to render or perform a service, or from or to whom the Partnership may buy or sell any property or have other business dealings, shall not prohibit a General Partner from employing such Person or from dealing with such Person on customary terms and at competitive rates of compensation, and neither the Partnership nor any of the other Partners shall have any right in or to any income or profits derived therefrom by reason of this Agreement. The foregoing is not intended to modify the restrictions on the authority of the Administering General Partner under Sections 3.3 and 3.4.

         (b) Except as provided in Section 4.4, the Partnership shall not employ to render or perform a service, buy or sell any property from or to, or have any other business dealings with, any Person who is a Partner in the Whitehall Group, the Blackstone Group or the Berkshire Group or any Affiliate of any Partner in the Whitehall Group, the Blackstone Group or the Berkshire Group without the prior approval of both of the disinterested General Partners.

         4.6 Use of Partnership Property. No Partner shall make use of the funds or property of the Partnership, or assign its rights to specific Partnership property, other than for the business or benefit of the Partnership.

         4.7 Designation of Tax Matters Partner. WHGP shall act as the "tax matters partner" of the Partnership, as provided in the regulations pursuant to
Section 6231 of the Code. Each Partner hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. The Partnership and each General Partner further agrees to indemnify WHGP for any claims made against it in its capacity as tax matters partner in accordance with Section 4.3. To the extent and in the manner provided by applicable Code sections and regulations thereunder, the Tax Matters Partner (a) shall furnish the name, address, profits interest and taxpayer identification number of each Partner to the IRS and (b) shall inform each Partner of administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes. The Tax Matters Partner shall not enter into an agreement with the IRS or any other taxing authority to extend the limitation period for assessment of any federal, state or local income, franchise or unincorporated business tax of any Partner or owner thereof nor settle with the IRS or any other taxing authority to disallow deductions or increase income from the Partnership with respect to any Partner, unless all of the General Partners shall have agreed thereto. Each Partner hereby reserves all rights under applicable law, including the right to retain independent counsel of its choice at its expense (which counsel shall receive the full cooperation of the Tax Matters Partner and shall be entitled to prior review of submissions by the Partnership in respect of any dispute with relevant taxing authorities).

         4.8      Guarantees.

         (a) The General Partners acknowledge that certain of the Partners (individually, an "Indemnitor Partner," and collectively, the "Indemnitor Partners") would, absent a guarantee of Partnership indebtedness, be required to recognize income or gain under the Code in respect of their interests in the Partnership. For purposes of this Section 4.8, the amount of Partnership liabilities that an Indemnitor Partner would need to guarantee, at any time, so as to enable such Indemnitor Partner to defer the recognition of income or gain that would otherwise result by virtue of the liability allocation rules under Code Section 752 and Section 465 and the Treasury Regulations thereunder is referred to herein as the "Minimum Debt Amount" and the aggregate of the Minimum Debt Amounts of all the Indemnitor Partners on the date first written above is referred to herein as the "Aggregate Minimum Debt Amount."

         (b) On the Closing Date and otherwise upon written request from an Indemnitor Partner, the General Partners on behalf of the Partnership shall permit such Partner to guarantee (a "Guarantee") an amount of the "least risky portion" of Partnership indebtedness then available (it being understood and agreed that, subject to the following sentence, this Section 4.8 shall not impose any obligations on the Partnership with respect to the incurrence or maintenance of any amount of indebtedness) equal to such Indemnitor Partner's then Minimum Debt Amount, pursuant to a guarantee substantially in the form attached hereto as Exhibit 2 to the extent not prohibited by the applicable lenders. The General Partners agree that until the earliest of (i) the date that is sixty-six months after the Closing Date, or (ii) the sale of all or substantially all of the Partnership's assets (other than any transaction described in Section 9.13(a)) or (iii) the sale of the Partnership's assets pursuant to a plan of liquidation of the Partnership the Partnership shall maintain at least $110,000,000 of Partnership indebtedness (including by reason of any guarantees made by the Partnership of indebtedness of partnerships in which the Partnership is a partner directly or indirectly, the form of such guarantees to be provided to BRI OP prior to the closing of the BRI OP Merger Agreement and subject to the reasonable approval of BRI OP). In the event that the minimum debt provision of the previous sentence ceases to apply, the Partnership shall use reasonable efforts to continue to maintain such minimum debt; provided that such reasonable efforts are consistent with the Partnership's Approved

Business Plan and that no Indemnitor Partner shall have any rights to assert that the Partnership has not used such reasonable efforts to so maintain such indebtedness. In the event that the sum of the Minimum Debt Amounts of the Indemnitor Partners other than Berkshire and BGP who request a Guarantee of indebtedness exceeds the Aggregate Minimum Debt Amount of such Partners or the amount of available debt, each such Indemnitor Partner shall be entitled to a Guarantee of indebtedness pro rata based upon the respective Minimum Debt Amounts of such Indemnitor Partners then requesting Guarantees as of the date first written above. The General Partners on behalf of the Partnership shall use commercially reasonable efforts to cause any lender of Partnership indebtedness that is the subject of the Guarantee to acknowledge and accept such Guarantee, and such Indemnitor Partner's obligation thereunder and to cause the Partnership to acknowledge and accept the indemnification obligation of such Indemnitor Partner contained in any such Guarantee.

         (c) Nothing in this Section 4.8 shall prohibit or preclude the General Partners, at any time and in their sole discretion (but subject to any other provision of this Agreement), from refinancing, paying down or paying off any Partnership indebtedness or permitting new Partners to guarantee excess amounts of debt, or indemnify the General Partners for, any portion of the Partnership indebtedness; provided, however, with respect to any Partnership indebtedness that is subject to a Guarantee and which is to be refinanced, paid down or paid off, the Administering General Partner shall notify, in writing (the "Notice"), each such Indemnitor Partner of such refinancing, paydown or payoff, and such Indemnitor Partner shall have fifteen (15) days from the date of receipt of the Notice to execute a substitute Guarantee (a "Substitute Guarantee") for an amount of the "least risky portion" of Partnership indebtedness then in existence determined in the manner described in subsection (b) above pursuant to a guarantee having substantially similar terms as the Guarantee that is being substituted. If, within fifteen (15) days of the Indemnitor Partner's receipt of the Notice, the Indemnitor Partner notifies the Administering General Partner, in writing, of the Indemnitor Partner's desire to execute a Substitute Guarantee as described in the Notice, then the Administering General Partner shall, subject to the limitations set forth herein: (i) permit such Indemnitor Partner to execute such Substitute Guarantee; (ii) use commercially reasonable efforts to cause the lender of the Partnership indebtedness that is guaranteed by the Substitute Guarantee to acknowledge and accept such Substitute Guarantee, and such Indemnitor Partner's obligations thereunder, and (iii) cause the Partnership to acknowledge and accept the indemnification obligation of such Indemnitor Partner contained in such Guarantee.

         (d) Notwithstanding anything herein to the contrary, provided that the General Partners and the Partnership satisfy their obligations under this
Section 4.8, at no time and under no circumstances shall an Indemnitor Partner have any recourse against the Partnership, the General Partners or any other Person, and none of the Partnership, the General Partners nor any other Person shall have any liability under this Section 4.8 or otherwise in the event that a Guarantee or Substitute Guarantee (i) is not acknowledged or accepted by any lender and/or (ii) does not result in the deferral of taxes.

                                   ARTICLE 5.

                        BOOKS AND RECORDS; ANNUAL REPORTS

         5.1 Books of Account. At all times during the continuance of the Partnership, the Administering General Partner shall keep or cause to be kept true and complete books of account in which shall be entered fully and accurately each transaction of the Partnership. Such annual books shall be kept on the basis of the Fiscal Year in accordance with the accrual method of accounting, and shall reflect all Partnership transactions in accordance with generally accepted accounting principles. Any Investor Group Partner shall have the right to inspect, copy and audit the books and records of the Partnership at reasonable times and upon reasonable notice.

         5.2 Availability of Books of Account. All of the books of account referred to in Section 5.1, together with an executed copy of this Agreement and the Certificate, and any amendments thereto, shall at all times be maintained at the principal office of the Partnership or such other location as the Administering General Partner may propose and WHGP and Blackstone GP shall approve (which other location, upon such approval, shall be communicated to all of the Partners), and upon reasonable notice to the Administering General Partner, shall be open to the inspection and examination of the General Partners or their representatives during reasonable business hours.

         5.3 Annual Reports and Statements; Annual Budgets and Business Plans.

         (a) For each Fiscal Year, the Administering General Partner shall send to each Person who was a Partner at any time during such Fiscal Year, by no later than February 15 of the next Fiscal Year, an annual report of the Partnership including an annual balance sheet, profit and loss statement and a statement of changes in financial position, and a statement showing distributions to the Partners all as prepared in accordance with generally accepted accounting principles consistently applied and audited by the Partnership's independent public accountants, which initially shall be PricewaterhouseCoopers, and a statement showing allocations to the Partners of taxable income, gains, losses, deductions and credits, as prepared by such accountants (it being acknowledged that the Administering General Partner's obligations hereunder are not to guaranty timely delivery of audits, tax returns or similar third-party work product, and the failure of the auditor or another third party to make such delivery shall not itself constitute a default hereunder on the part of the Administering General Partner). For each quarter, the Administering General Partner shall send to each Person who was a Partner at any time during such quarter, within forty-five (45) days after the end of such quarter, quarterly financial statements of the Partnership including a quarterly balance sheet, profit and loss statement and a statement of changes in financial position, and a statement showing distributions to the Partners all as prepared in accordance with generally accepted accounting principles consistently applied. In addition, the Administering General Partner shall send (i) to each General Partner within twenty-five (25) days after the end of each month of each Fiscal Year a monthly report setting forth the financial and operating information on an accrual basis and in form and substance approved by the General Partners (acting reasonably) after the date hereof, (ii) to each Partner by no later than February 15 of each year, completed IRS Schedules K-1 prepared by the Partnership's accountants in accordance with Section 3.3(ii), and (iii) to each Partner such other information concerning the

Partnership and reasonably requested by any Partner as is necessary for the preparation of each Partner's federal, state and local income or other tax returns. Each General Partner agrees that the Partnership will use and comply with the requirements and deadlines of the Whitehall REPSYS management reporting system (to the extent that compliance with such reporting system does not cause the Partnership to incur additional material costs). The Administering General Partner shall prepare and deliver to the lender under any loan documents to which the Partnership is a party all reports and statements required by such lender.

         (b) The Administering General Partner shall prepare or cause to be prepared a proposed Annual Budget and related Business Plan for the Partnership as a whole. The initial Annual Budget and Business Plan, which have been approved by all of the General Partners, are attached hereto as Schedule 5.3(b). Not later than November 15 of the prior Budget Year with respect to each subsequent Budget Year, the Administering General Partner shall prepare for the Partnership for the Budget Year in question, a proposed Annual Budget and a proposed Business Plan for the Partnership as a whole. Not later than thirty
(30) days after receipt by WHGP and Blackstone GP of a proposed Annual Budget or Business Plan (or such longer period as WHGP or Blackstone GP may reasonably request on notice to the Administering General Partner), WHGP or Blackstone GP may deliver a notice (an "Objection Notice") to the Administering General Partner stating that WHGP or Blackstone GP objects to any information contained in or omitted from such proposed Annual Budget or Business Plan and setting forth the nature of such objections. With respect to all or any portion of such proposed Annual Budget or Business Plan as to which no Objection Notice is delivered prior to such thirtieth (30th) day (or such longer period as WHGP or Blackstone GP may have reasonably requested), the proposed Annual Budget or Business Plan or such portion thereof will be deemed to have been accepted and consented to by WHGP and Blackstone GP. If the Objection Notice is timely delivered, the Administering General Partner shall modify the proposed Annual Budget or Business Plan, taking into account WHGP's and/or Blackstone GP's, as applicable, objections, shall resubmit the same to WHGP and Blackstone GP for WHGP's and Blackstone GP's approval within 15 days thereafter, and WHGP and Blackstone GP may deliver further Objection Notices (if any) within 15 days thereafter (in which event, the re-submission and review process described above in this sentence shall continue until the Annual Budget or Business Plan in question is accepted and consented to by WHGP and/or Blackstone GP or deemed to be so accepted and consented to). As to any portion of a proposed Annual Budget or Business Plan that is the subject of an Objection Notice, the Annual Budget or Business Plan (as the case may be) for the immediately preceding year shall be deemed to control pending resolution by WHGP and/or Blackstone GP of the disputed items (as adjusted in accordance with Section 3.3(2) above). Notwithstanding the foregoing, approval of the Annual Budget and the Business Plan shall at all times be a Majority Decision and no General Partner shall have the right to submit an Objection Notice after the approval of an Annual Budget or Business Plan by the General Partners in accordance with Section 3.3.

         5.4 Accounting and Other Expenses. All out-of-pocket expenses payable to Persons, including Affiliates of the Administering General Partner that are retained in accordance with the terms of this Agreement, in connection with the keeping of the books and records of the Partnership and the preparation of audited or unaudited financial statements and federal and local tax and information returns required to implement the provisions of this Agreement or required by any governmental authority with jurisdiction over the Partnership or otherwise required to be paid in connection with the management or operation of the Partnership shall be borne by the Partnership as an ordinary expense of its business. The Partnership shall reimburse the Administering General Partner's consultants for the preparation of K-1's, and federal and local tax and information returns.

         5.5 Bank Account. The Administering General Partner shall, as soon as reasonably practicable, establish and maintain segregated bank accounts in the Partnership's name and for the Partnership's business, which accounts shall, to the extent reasonably practicable, be interest-bearing. Withdrawals or checks, other than withdrawals or checks made or issued in respect of required mortgage payments, in excess of $500,000 (or, upon notice to the Administering General Partner, such lesser or greater amount as WHGP and Blackstone GP may from time to time determine) shall require the signature of an authorized representative of WHGP or Blackstone GP. Withdrawals or checks not in excess of $500,000 (or upon notice to the Administering General Partner, such lesser or greater amount as WHGP and Blackstone GP may from time to time determine) and withdrawals and checks made or issued in respect of required mortgage payments may be made by an authorized representative of the Administering General Partner to the extent that the Administering General Partner is permitted hereunder to incur the expense or other liability paid or discharged without the prior consent or approval of the other General Partners.


                                   ARTICLE 6.

                          CAPITAL CONTRIBUTIONS, LOANS
                                AND LIABILITIES

         6.1      Initial Capital Contributions of the Partners.

         (a) Each Class C Partner shall, on or prior to the Closing Date, make initial cash Capital Contributions, to the Partnership in the aggregate amounts set forth opposite such Class C Partner's name on Schedule 6.1(a) hereto and the Partnership shall, in consideration of such Capital Contribution, issue to each such Class C Partner the number of Class C Preferred Units set forth opposite such Class C Partner's name on Schedule 6.1 hereto. Each Class C Partner shall be deemed to have made a Capital Contribution to the Partnership in an amount equal to the amount of cash so contributed to the Partnership.

         (b) As contemplated by Section 2.7(c), each Class D Partner shall, on or prior to the Closing Date, make an initial Capital Contribution to the Partnership of 512,203 shares of common stock of BRI and 4,904,066 BRI OP Units held by Berkshire, BGP and their respective Affiliates on such date free and clear of any and all liens and encumbrances, such Capital Contributions having an agreed value equal to the product of (i) the number of shares plus the number of such BRI Units so contributed to the Partnership and (ii) $12.25. In consideration for such Capital Contributions, the Partnership shall issue to Berkshire and BGP a number of Class D Units equal to the sum of the number of shares of common stock of BRI plus the number of BRI OP Units so contributed to the Partnership.

         (c) Each holder of BRI OP Units electing to receive Class A Preferred Units in the merger of BRI OP and a subsidiary partnership of the Partnership (the "Partnership Merger") shall be considered to have made, as a result of the Partnership Merger, an initial Capital Contribution to the Partnership on the Closing Date of all BRI OP Units held by such holder on such date (it being understood and agreed that all such BRI OP Units shall, immediately prior to the consummation of such Partnership Merger, be free and clear of any and all liens and encumbrances). In consideration for such Capital Contributions, the Partnership shall issue to such holder of BRI OP Units a number of Class A Preferred Units equal to the number of BRI OP Units so contributed to the Partnership. Each such holder shall be deemed to have made a Capital Contribution to the Partnership in an amount equal to the product of (i) the number of BRI OP Units so contributed to the Partnership by such holder of BRI OP Units and (ii) $12.25.

         (d) Each holder of BRI OP Units electing to receive Class B Units in the Partnership Merger shall be considered to have made, as a result of the Partnership Merger, an initial Capital Contribution to the Partnership on the Closing Date of all BRI OP Units held by such holder on such date (it being understood and agreed that all such BRI OP Units shall, immediately prior to the consummation of such Partnership Merger, be free and clear of any and all liens and encumbrances). In consideration for such Capital Contributions, the Partnership shall issue to such holder of BRI OP Units a number of Class B Units equal to the number of BRI OP Units so contributed to the Partnership. Each such holder shall be deemed to have made a Capital Contribution to the Partnership in an amount equal to the product of (i) the number of BRI OP Units so contributed to the Partnership by such holder of BRI OP Units and (ii) $12.25.

         (e) Schedule 6.1 hereto, as such schedule may be amended from time to time, sets forth the respective number and type of Units held by, and the Class A Preferred Percentage Interest, Class B Percentage Interest, Class C Percentage Interest, Class D Percentage Interest and Class E Percentage Interest of, each of the Partners.

         (f)      Intentionally omitted.

         (g) The General Partners may, acting by unanimous  decision pursuant to
Section 3.4, cause the Partnership to admit officers, employees or consultants of the Partnership as Class E Limited Partners and in connection therewith, in their sole discretion, apportion Class E Percentage Interests to such Class E Limited Partners. Each such officer, employee or consultant shall become a Class E Limited Partner only when (i) such person executes a written acceptance of all of the terms and conditions of this Agreement and (ii) the Administering General Partner has entered such person as a Partner on the books and records of the Partnership. The General Partners may, acting as if such decision were a Unanimous Decision, remove any Class E Limited Partner for Cause or Company Cause (as determined by the General Partners), and in the event of such removal such Class E Limited Partner shall forfeit his Class E Limited Partnership Interest. In addition, the Partnership may, upon the approval of all of the General Partners as if such decision were a Unanimous Decision, enter into agreements with one or more Class E Limited Partners providing for, among other things, the repurchase or forfeiture of Class E Limited Partnership Interests in accordance with the terms of such agreements.

         (h) On the date hereof and prior to the Closing Date, the Class C Partners may make Capital Contributions to fund the Partnership's obligations (or make payments in respect of obligations) that arise prior to the Closing Date, including, without limitation, the Partnership's obligations to provide an escrowed amount under the terms of the BRI Merger Agreement or to purchase interest rate hedge agreements). All such Capital Contributions or payments made by such Class C Partners shall be deemed to be made pursuant to Section 6.1(a). Any amounts paid by Berkshire or BGP to fund such obligations shall be treated as an advance to the Partnership and shall be repaid by the Partnership contemporaneously with the closing under the BRI Merger Agreement (together with a 12% return thereon). This clause (h) shall not apply with respect to the payment of fees and expenses that are to be reimbursed pursuant to Section 2.9(a).


         6.2      Additional Contributions.

         (a) If two of the General Partners, acting together as if such decision were a Majority Decision, determine that funds are necessary with respect to required debt service payments, the payment of taxes required to be paid in respect of the Properties or the operations of the Partnership, operating deficits, insurance premiums and similar matters, or by an emergency that threatens injury to persons or damage to property, (a "Necessary Expenditure"), such General Partners shall have the right to make a capital call (a "Mandatory Capital Call") with respect to the Investor Group Partners in an amount as reasonably determined by such General Partners making such Mandatory Capital Call in order to remedy such matter and shall as promptly as reasonably possible deliver a notice to each of the other Investor Group Partners (by telephone, telecopier or such other means as is necessary in order to remedy such emergency potential injury or damage) describing the amount and nature of such Necessary Expenditure and making a Mandatory Capital Call for such amount. Notwithstanding anything contained herein to the contrary, in no event may the General Partners make Mandatory Capital Calls in excess of an aggregate amount equal to the amount obtained by dividing (a) $10,000,000 by (b) the aggregate Partnership Percentage Interests of Berkshire and BGP on the date hereof (the "Mandatory Capital Call Limit") (it being understood and agreed that any Additional Capital Call or portion thereof in respect of Necessary Expenditures in an amount which when aggregated with the amounts of all previous Mandatory Capital Calls exceeds the Mandatory Capital Call Limit shall be subject to Section 6.2(c)). Each Investor Group Partner shall be required to contribute to the capital of the Partnership an amount of cash equal to such Investor Group Partner's pro rata portion (based on such Investor Group Partner's Partnership Percentage Interest as compared to the Partnership Percentage Interests of all of the other Investor Group Partners) which contribution shall be made as promptly as reasonably determined by the General Partners making such Mandatory Capital Call (but in no event sooner than twenty (20) business days following the delivery of the notice of a Mandatory Capital Call) in order to remedy such matter requirement, emergency, potential injury or damage. The Partnership shall use reasonable efforts to minimize the costs and expenditures to the Partnership in connection with such requirement, emergency, potential injury or matter.

         (b) Two of the General Partners, acting together as if such decision were a Majority Decision, may, during the period ending on the date that is the later of (i) the first anniversary following the Closing Date and (ii) three months after the maturity of the Bridge Loan, require the funding of one or more Additional Capital Calls in an aggregate amount not to exceed $30,000,000 (a "Financing Capital Call"). In the event such General Partners determine to make such a Financing Capital Call, such General Partners shall as promptly as reasonably possible deliver a notice to each of the other Investor Group Partners (in the manner provided in Section 12.2) describing the amount and nature of such Financing Capital Call. Each of Berkshire, Whitehall and Blackstone LP shall be required to contribute to the capital of the Partnership an amount in cash equal to one-third (1/3) of the amount of such Financing Capital Call, which contribution shall be made as promptly as possible, but in no event later than twenty (20) business days following the delivery of notice of such Financing Capital Call.

         (c) Any Additional  Capital Calls not described in clause (a) or clause
(b) of this Section 6.2 (including, without limitation, an Additional Capital Call on account of a Necessary Expenditure in excess of the Mandatory Capital Call Limit) shall be Unanimous Decisions subject to the approval requirements of
Section 3.4. In the event that such an Additional Capital Call is so approved, each of the Investor Group Partners shall be required to contribute to the capital of the Partnership an amount in cash equal to such Partner's pro rata portion (based on such Investor Group Partner's Partnership Percentage Interest as compared to the Partnership Percentage Interests of all of the other Investor Group Partners) which contribution shall be made as promptly as possible, but in no event later than thirty (30) days, after such approval.

         (d) Unless otherwise determined by the unanimous vote of the General Partners, the Partnership shall issue Class C Preferred Units as consideration for Additional Contributions and such Class C Preferred Units shall be issued by the Partnership at a price of $12.25 per Class C Preferred Unit.

         (e) The amount of any U.S. federal and state tax liability of the direct or indirect owners of the Berkshire Group (after giving effect to any losses allocated to the Berkshire Group under Section 7.2 hereof) arising from gain recognized by the Partnership in connection with the merger of BRI with the Partnership (or a Subsidiary thereof) (as a result of the shares of common stock in Berkshire Realty Company, Inc. contributed to the Partnership by the Berkshire Group) will be deemed to constitute an Additional Contribution made pro rata by the Berkshire Group on the date such tax liability is paid, up to a maximum of $1.5 million, and the Berkshire Group shall receive Class D Units in exchange for such deemed Additional Contributions valued at $12.25 per class D Unit.

         6.3      Dilution for Failure to Fund Capital Calls.

         (a) If any Partner shall fail to make a capital contribution required pursuant to an Additional Capital Call in the amount and within the time periods specified therein (such Partner is hereinafter referred to as a "Non-Contributing Partner"), the Administering General Partner (or, if the Administering General Partner is the Non-Contributing Partner, WHGP or Blackstone GP) shall give notice of such failure to all other Investor Group Partners and the amount of the capital contribution not funded by the Non-Contributing Partner (such amount is hereinafter referred to as the "Failed Contribution") and, within twenty (20) business days after receiving notice of such failure, any Investor Group Partner or Investor Group Partners that is or are not in default with respect to the

Failed Contribution or any contribution required to be made in connection with such Additional Capital Call may fund all or part of such Failed Contribution (each such funding Partner is hereinafter referred to as a "Contributing Partner"). If more than one Partner desires to be a Contributing Partner, each such Partner shall have the right to fund a portion of such Failed Contribution (the "Funded Portion") pro rata in proportion to the relative Partnership Percentage Interests of such Contributing Partners. At any time after funding all or part of a Failed Contribution, the Partnership Percentage Interest of each such Contributing Partner(s) shall be increased to the percentage (rounded up to the nearest one hundredth of one percent) equal to the sum of (i) such Contributing Partner's Partnership Percentage Interest immediately prior to giving effect to the Capital Contributions pursuant to such Additional Capital Call plus (ii) the percentage equal to the quotient of (x) the sum of (A) the amount funded by such Contributing Partner pursuant to such Additional Capital Call (other than the Funded Portion ) plus (B) the product of 2.0 (200%) times the Funded Portion funded by such Contributing Partner divided by (y) the sum of all Partners' (other than the Class A Preferred Limited Partners) Capital Contributions after giving effect to the Capital Contributions funded pursuant to such Additional Capital Call (including the Funded Portions). The Partnership Percentage Interest of the Non-Contributing Partner shall be decreased by the aggregate amount of the increase in the Partnership Percentage Interests of all Contributing Partners as a result of the failure of the Non-Contributing Partner to fund the capital calls in question.

         Notwithstanding the foregoing, the words "1.0 (100%)" shall replace the words "2.0 (200%)" for determining the applicable dilution for a Non-Contributing Partner in respect of any Additional Capital Call made pursuant to clause (a) of Section 6.2, to the extent, but only to the extent, that Berkshire's share of such Additional Capital Contribution is in excess of $10,000,000.

         (b) In the event that the Partnership Percentage Interest of a Non-Contributing Partner or of a Contributing Partner is adjusted pursuant to the foregoing provisions of this Section 6.3, the Class C Percentage Interest or other Percentage Interest relating to a class of Partnership Units of such Contributing Partner or Non-Contributing Partner and the number of Partnership Units of each class held by such Non-Contributing Partner shall likewise be adjusted, using the same dilution factors as are used in determining the adjustment to the Partnership Percentage Interests (it being understood and agreed that such adjustments will result in an adjustment to the Partnership Percentage Interest of the Non-Contributing and Contributing Partner and to the Class C Percentage Interest (or such other applicable Percentage Interest) and to the number of Partnership Units of each class held by the Contributing Partner and the Non-Contributing Partner).

         (c) In the event one or more of the Investor Group Partners fund an Additional Capital Call, the Limited Partners other than the Investor Group Partners shall not be required or entitled to fund any portion of such Additional Capital Call and the Partnership Percentage Interest of such Limited Partners (and of the Investor Group Partners) shall be adjusted as provided in clause (a) of this Section 6.3; provided, however, that the words "1.0 (100%)" shall replace the words "2.0 (200%)" for purposes of all such calculations.

         (d) Notwithstanding anything contained herein to the contrary, the Class A Preferred Limited Partners, Class B Limited Partners and Class E Limited Partners shall have no obligation to contribute any additional capital to the Partnership and the Partnership Percentage Interest of the Class A Preferred Limited Partners , Class B Limited Partners and Class E Limited Partners (which shall at all times be zero (0%)), shall not be diluted by operation of this Section 6.3.

         6.4 Capital of the Partnership. Except as otherwise expressly provided herein, no Partner shall be entitled to withdraw or receive any interest or other return on, or return of, all or any part of its Capital Contribution, or to receive any Partnership property (other than cash) in return for its Capital Contribution. No Partner shall be entitled to make a Capital Contribution to the Partnership except as expressly authorized by this Agreement or to make any loans to the Partnership except with the unanimous consent of the General Partners.

         6.5 Liability of General Partners. All debts and obligations of the Partnership shall be paid or discharged first with the assets of the Partnership before the General Partners shall be obligated to pay or discharge such debts or obligations (and then such obligation shall be only to the extent required by applicable law). The General Partners shall not be liable for the return of the Capital Contribution of any Limited Partner.

         6.6  Limited  Liability  of Limited  Partners.  Except as  provided  in
Section 4.8, no Limited Partner shall be bound by, or be personally liable for, the expenses, liabilities, indebtedness or obligations of the Partnership or of the General Partners. The liability of each Limited Partner shall be limited solely to the amount of its Capital Contribution; provided, however, that after a Limited Partner has received a distribution from the Partnership, such Limited Partner may be liable to the Partnership for the amount of the distribution but only to the extent required by the Act. Without affecting the rights and remedies provided under Sections 6.2 through 6.5 hereof, the Limited Partners shall not be required to contribute any amounts to the Partnership other than their Initial Capital Contributions. Nothing contained in this Agreement shall be deemed to confer on any Limited Partner the right to control the business of the Partnership for purposes of the Act.


                                   ARTICLE 7.

                            CAPITAL ACCOUNTS, PROFITS
                           AND LOSSES AND ALLOCATIONS

         7.1      Capital Accounts.

         (a) The Partnership shall maintain a Capital Account for each Partner in accordance with federal income tax accounting principles. Each Partner's Capital Account as of the Effective Date will be equal to its original Capital Contribution pursuant to Section 6.1. In the event any General Partner or any controlling person of such General Partner files a bankruptcy or similar proceeding with respect to the Partnership without first obtaining the prior written approval of at least one other General Partner, the Capital Account, the Partnership Percentage Interest, Class C Percentage Interest and/or Class D Percentage Interest of such General Partner and of whichever of the Berkshire Group, the Whitehall Group or The Blackstone Group of which it is a member shall be reduced to zero (0).

         (b) The Capital Account of each Partner shall be increased by (i) the amount of any cash and the agreed Book Value of any property (net of liabilities encumbering such property) as of the date of contribution subsequently contributed as a Capital Contribution to the capital of the Partnership by such Partner and (ii) the amount of any Profits allocated to such Partner. The Capital Account of each Partner shall be decreased by (i) the amount of any Losses allocated to such Partner and (ii) the amount of distributions (including the fair market value of any property distributions (net of liabilities encumbering such Properties)) to such Partner. In all respects, the Partner's Capital Accounts shall be determined in accordance with the detailed capital accounting rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv) and shall be adjusted upon the occurrence of certain events as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

         (c) A transferee of all (or a portion) of an Interest shall succeed to the Capital Account (or portion of the Capital Account) attributable to the transferred Interest.

         7.2      Profits and Losses.

         (a) The profits and losses of the Partnership ("Profits" and "Losses") shall be the net income or net loss (including capital gains and losses), respectively, of the Partnership determined for each Fiscal Year in accordance with the accounting method followed for federal income tax purposes except that
(i) in computing Profits and Losses, all depreciation and cost recovery deductions shall be deemed equal to Depreciation, (ii) in computing Profits and Losses, gains or losses shall be determined by reference to Book Value rather than tax basis, (iii) any tax-exempt income received by the Partnership shall be included as an item of gross income; (iv) the amount of any adjustments to the Book Values of any assets of the Partnership pursuant to Code Section 743 shall not be taken into account except to the extent provided in the penultimate sentence of Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2), (v) any expenditure of the Partnership described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense, (vi) the amount of items of income, gain, loss or deduction specially allocated to any Partners pursuant to Section 7.2(f) shall not be included in the computation and (vii) the amount of any increases or decreases in the Book Value of any asset upon an adjustment to the Book Values of the assets pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) shall be included in the computation as items of gain and loss respectively.

         (b) Whenever a proportionate part of the Profits or Losses is allocated to a Partner, every item of income, gain, loss, deduction or credit entering into the computation of such Profits or Losses or arising from the transactions with respect to which such Profits or Losses were realized shall be credited or charged, as the case may be, to such Partner in the same proportion; provided, however, that "recapture income", if any, shall be allocated to the Partners who were allocated the corresponding depreciation deductions.

         (c) If any Partner transfers all or any part of its Interest during any Fiscal Year or its Interest is increased or decreased, Profits and Losses attributable to such Interest for such Fiscal Year shall be apportioned between the transferor and transferee or computed as to such Partners, as the case may be, ratably on a daily basis, provided in all events that any apportionment described above shall be permissible under the Code and applicable regulations thereunder.

         (d) For all purposes, including federal, state and local income tax purposes, Profits shall be allocated each year among all the Partners as follows:

                  (i) First, pro rata among all the Partners in proportion to the amounts allocated and previously allocated pursuant to Section 7.2(e)(viii) hereof until the amount allocated and previously allocated pursuant to this Section 7.2(d)(i) equals the amount allocated and previously allocated pursuant to Section 7.2(e)(viii) hereof;

                  (ii) Second, to the Partners so that the cumulative amounts allocated to each of them pursuant to this Section 7.2(d)(ii) equals the cumulative amount distributed to each of them for the current period and all prior periods pursuant to Section 8.1(b)(1) hereof (including amounts distributed on a sale or other disposition of all or substantially all of the Partnership Assets pursuant to the accrued and unpaid distribution clause of Section 10.3(5));


                  (iii) Third, to the Partners in proportion to the amounts distributable and previously distributed pursuant to Section 8.1(b)(2) hereof (excluding amounts attributable to Capital Contributions but including amounts (x) that would be distributable pursuant to Section 8.1(b)(2) hereof as a result of the application of Section 10.3(6) upon a sale or other disposition of all or substantially all of the Partnership Assets, or (y) that would have been distributable if the Partnership had received and distributed the full amount of cash attributable to the income being allocated) until the amount allocated and previously allocated pursuant to this Section 7.2(d)(iii) (and not reversed by Section 7.2(e) (vii) hereof) equals such distributed or distributable amounts;

                  (iv) Fourth, to the Partners in proportion to the amounts distributable and previously distributed pursuant to Section 8.1(b)(3) hereof (excluding amounts attributable to Capital Contributions but including amounts (x) that would be distributable pursuant to Section 8.1(b)(3) as a result of the application of Section 10.3(6) upon a sale or other disposition of all or substantially all of the Partnership Assets, or (y) that would have been distributable if the Partnership had received and distributed the full amount of cash attributable to the income being allocated) until the amount allocated and previously allocated pursuant to this Section 7.2(d)(iv) (and not reversed by Section 7.2(e)(vi) hereof) equals such distributed or distributable amounts;

                  (v) Fifth, to the Partners in proportion to the amounts distributable and previously distributed pursuant to Section 8.1(b)(4) hereof (excluding amounts attributable to Capital Contributions but including amounts (x) that would have been distributable pursuant to
         Section 8.1(b)(4) as a result of the application of Section 10.3(6) upon a sale or other disposition of all or substantially all of the Partnership Assets, or (y) that would have been distributable if the Partnership had received and distributed the full amount of cash attributable to the income being allocated) until the amount allocated and previously allocated pursuant to this Section 7.2(d)(v) (and not reversed by Section 7.2(e)(v) hereof) equals such distributed or distributable amounts;

                  (vi) Sixth, to the Partners in proportion to the amounts distributable and previously distributed pursuant to Section 8.1(b)(5) hereof (excluding amounts attributable to Capital Contributions but including amounts (x) that would be distributable pursuant to Section 8.1(b)(5) as a result of the application of Section 10.3(6) upon a sale or other disposition of all or substantially all of the Partnership Assets, or (y) that would have been distributable if the Partnership had received and distributed the full amount of cash attributable to the income being allocated) until the amount allocated and previously allocated pursuant to this Section 7.2(d)(vi) (and not reversed by Section 7.2(e)(iv) hereof) equals such distributed or distributable amounts; and

                  (vii) Seventh, to the Partners in proportion to the amounts distributable and previously distributed pursuant to Section 8.1(b)(6) hereof (including amounts (x) that would be distributable pursuant to Section 8.1(b)(6) as a result of the application of Section 10.3(6) upon a sale or other disposition of all or substantially all of the Partnership Assets, or (y) that would have been distributable if the Partnership had received and distributed the full amount of cash attributable to the income being allocated) until the amount allocated and previously allocated pursuant to this Section 7.2(d)(vii) (and not reversed by Section 7.2(e)(iii) hereof) equals such distributed or distributable amounts;

                  (viii) Thereafter, (A) with respect to periods during which BGP is the Administering General Partner, (I) seventeen and one-half percent (17 1/2%) pro rata to the Class D Partners, (II) seven and one-half percent (7 1/2%) to the Class E Limited Partners (in proportion to their respective Class E Percentage Interests) and (iii) seventy-five percent (75%) to the Partners other than the Class A Preferred Limited Partners and Class E Limited Partners (pro rata in proportion to their Partnership Percentage Interests, or (B) with respect to periods during which BGP is not the Administering General Partner, (I) seventeen and one-half percent (17 1/2%) to the Class E Limited Partners and (II) the remainder to the Partners other than the Class A Preferred Limited Partners and Class E Limited Partners (pro rata in proportion to their Partnership Percentage Interests).

         (e) For all purposes, including federal, state and local income tax purposes, Losses shall be allocated each year among all the Partners as follows:

                  (i) First, pro rata to the Class D Partners in proportion to and to the extent of their positive Capital Account balances;

                  (ii) Second, to the Partners in proportion to and to the extent of the excess of (A) the respective aggregate amount allocated to them pursuant to Section 7.2(d)(viii) hereof over (B) the respective amounts previously allocated to them pursuant to this Section 7.2(e)(ii);

                  (iii) Third, to the Partners in proportion to and to the extent of the excess of (A) the respective aggregate amount allocated to them pursuant to Section 7.2(d)(vii) hereof over (B) the respective amounts previously allocated to them pursuant to this Section 7.2(e)(iii);

                  (iv) Fourth, to the Partners in proportion to and to the extent of the excess of (A) the respective aggregate amount allocated to them pursuant to Section 7.2(d)(vi) hereof over (B) the respective amounts previously allocated to them pursuant to this Section 7.2(e)(iv);

                  (v) Fifth, to the Partners in proportion and to the extent of the excess of (A) the respective aggregate amount allocated to them pursuant to Section 7.2(d)(v) hereof over (B) the respective amounts previously allocated to them pursuant to this Section 7.2(e)(v);

                  (vi) Sixth, to the Partners in proportion to and to the extent of the excess of (A) the respective aggregate amount allocated to them pursuant to Section 7.2(d)(iv) hereof over (B) the respective amounts previously allocated to them pursuant to this Section 7.2(e)(vi);

                  (vii) Seventh, to the Partners in proportion to and to the extent of the excess of (a) the respective aggregate amount allocated to them pursuant to Section 7.2(d)(iii) hereof over (B) the respective amounts previously allocated pursuant to this Section 7.2(e)(vii); and

                  (viii)  Thereafter,   pro  rata  among  all  the  Partners  in
         proportion to their Partnership Percentage Interests.

         (f)      Notwithstanding Sections 7.2(d) and  (e) hereof,

                  (i) For federal income tax purposes but not for purposes of crediting or charging Capital Accounts, depreciation or gain or loss realized by the Partnership with respect to any property that was contributed to the Partnership (including any dividend or other income realized by the Partnership with respect to Berkshire's contribution to the Partnership of the BRI common stock and operating partnership units) or that was held by the Partnership at a time when the Book Value of the Partnership Assets was adjusted pursuant to the third sentence of Section 7.1(b) shall, in accordance with the "traditional method" under Section 704(c) of the Code and Treasury Regulation Sections 1.704- 1(b)(2)(iv)(d) and (f) and 1.704-3(b), be allocated among the Partners in a manner which takes into account the differences between the adjusted basis for federal income tax purposes to the Partnership of its interest in such property and the fair market value of such interest at the time of its contribution or revaluation.

                  (ii) If there is a net decrease in the Minimum Gain of the Partnership during a taxable year (including any Minimum Gain attributable to Partner-Funded Debt), each Partner at the end of such year shall be allocated, prior to any other allocations required under this Article 7, items of gross income for such year (and, if necessary, for subsequent years) in the amount and proportions described in Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(4).

                  (iii) Notwithstanding the allocations provided for in Sections 7.2(d), (e) and (f) no allocation of an item of loss or deduction shall be made to a Partner to the extent such allocation would cause or increase a deficit balance in such Partner's Capital Account as of the end of the taxable year to which such allocation relates. If any Partner receives an adjustment, allocation or distribution that causes or increases such a deficit balance, taking into account the rules of Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), such Partner shall be allocated (after taking into account any allocations made pursuant to Section 7.2(g)(ii)) items of income and gain in an amount and manner to eliminate the Partner's Capital Account deficit attributable to such adjustment, allocation or distribution as quickly as possible. For purposes of this Section 7.2(g)(iii), there shall be excluded from a Partner's deficit Capital Account balance at the end of a taxable year of the Partnership (a) such Partner's share, determined in accordance with Section 704(b) of the Code and Treasury Regulation
         Section 1.704-2(g) of Minimum Gain (provided that in the case of Minimum Gain attributable to Partner-Funded Debt, such Minimum Gain shall be allocated to the Partner or Partners to whom such debt is attributable pursuant to Treasury Regulation Section 1.704-2(i)) and
         (b) the amount, if any, that such Partner is obligated to restore to the Partnership under Treasury Regulation Section 1.704-1(b)(2)(ii)(c).

                  (iv)   Notwithstanding   the   allocations   provided  for  in
         subsection (i) of this Section 7.2(g) and Sections 7.2(d), (e) and (f), if there is a net increase in Minimum Gain of the Partnership during a taxable year of the Partnership that is attributable to Partner-Funded Debt then first Depreciation, to the extent the increase in such Minimum Gain is allocable to depreciable property, and then a proportionate  part of other deductions and  expenditures  described in
         Section 705(a)(2)(B) of the Code, shall be allocated to the lending or guaranteeing Partner (and to joint lenders or guarantors in proportion to their relative obligations), provided that the total amount of deductions so allocated for any year shall not exceed the increase in Minimum Gain attributable to such Partner-Funded Debt in such year.

                  (v) Subject to the provisions of Section 7.2(f)(iv), above, all Non-recourse Deductions of the Partnership for any year shall be allocated to the Class A, Class B and Class D Partners in the same manner and proportion as their relative shares of Profits and Losses for such year, and the Partnership shall allocate "excess non-recourse liabilities" (as determined under Treasury Regulation Section 1.752-3(a)(3)) in the same ratio.

                  (vi) Any special allocation under Sections  7.2(f)(ii) through
         (v) shall be taken into account (to the extent appropriate) in computing subsequent allocations of Profits and Losses of any item thereof pursuant to this Article 7 so that the net amount of any items so allocated and the Profits, Losses and all items thereof allocated to each Partner pursuant to this Article 7 shall, to the extent permissible under Sections 704(b) of the Code and the Treasury Regulations promulgated thereunder, be equal to the net amount that would have been allocated to each Partner pursuant to this Article 7 if such special allocation had not occurred.

                                   ARTICLE 8.

                         APPLICATIONS AND DISTRIBUTIONS
                               OF AVAILABLE CASH

         8.1      Applications and Distributions.

         (a) Distributions of Available Cash (subject to all restrictions contained in the definition of such term) for each quarter shall be made to the Partners by the Administering General Partner on behalf of the Partnership in accordance with Section 8.1(b) within 60 days after the end of such quarter of each Fiscal Year.

         (b) Available Cash shall be distributed to the Partners in the following order of priority (and the calculations described in the following clauses shall be made as of the date of each distribution, on a cumulative basis), subject to the other terms of this Article 8 and the terms of Section 6.3:

                  (1) First, to the Class A Preferred Limited Partners, pro rata in accordance with their respective Class A Preferred Percentage Interests, until each of the Class A Preferred Limited Partners has received a cumulative, compounded quarterly to the extent not paid on a quarterly basis, return of 7.5% per annum on the amount of such Class A Preferred Limited Partner's Capital Contribution taking into account the amount and timing of all prior distributions under this Section 8.1(b)(1) (any shortfall in the full payment of such return, from time to time, being referred to in this Agreement as an unpaid and accrued distribution in respect of the Class A Preferred Units).

                  (2) Second, to holders of Class C Preferred Units (pro rata in proportion to the amount of any accrued and unpaid return owing with respect to the Class C Preferred Units held by each such Partner) until each of such Partners has received, taking into account the amount and timing of all prior distributions under this Section 8.1(b)(2) and of all prior Capital Contributions made pursuant to Sections 6.1 and 6.2 (to the extent made in respect of Class C Preferred Units) by such Partner, a Rate of Return on the aggregate Capital Contributions made by it in respect of the Class C Preferred Units equal to twelve percent (12%).

                  (3) Third, to the holders of Class B Units and Class D Units on a pari passu basis (pro rata in proportion to the amount of any accrued and unpaid return owing with respect to the Class B Units and Class D Units held by each such Partner) until each such Partner has received, taking into account the amount and timing of all prior distributions under this Section 8.1(b)(3) and of all prior Capital Contributions made in respect of such Class B Units or Class D Units, as applicable, pursuant to Section 6.1 by such Partner, a Rate of Return on the aggregate Capital Contributions made in respect of the Class B Units and Class D Units equal to twelve percent (12%).

                  (4) Fourth, to all of the Partners other than the Class A Preferred Limited Partners and the Class E Limited Partners (pro rata in proportion to their relative Capital Contributions) until each Partner other than the Class A Preferred Limited Partners and the Class E Limited Partners has received, taking into account the amount and timing of all prior distributions under this Section 8.1(b)(4) and under Sections 8.1(b)(2) and 8.1(b)(3) and of all prior Capital Contributions made by such Partner, a Rate of Return on the aggregate Capital Contributions made in respect of the Partnership Units held by such Partner equal to fifteen percent (15%).

                  (5) Fifth, (i) 80% to all of the Partners other than the Class A Preferred Limited Partners and the Class E Limited Partners (pro rata in proportion to their relative Capital Contributions) and (ii) with respect to periods during which BGP is the Administering General Partner, fourteen percent (14%) to the Class D Partners (pro rata in proportion to their relative Class D Percentage Interests), and (iii) 6% to the Class E Limited Partners as IMP (pro rata in proportion to their respective Class E Percentage Interests) until each Partner other than the Class A Preferred Limited Partners and the Class E Limited Partners has received, taking into account the amount and timing of all prior distributions under this Section 8.1(b)(5) and under Sections 8.1(b)(2), 8.1(b)(3) and 8.1(b)(4) and the amount and timing of all prior Capital Contributions, a Rate of Return on the aggregate Capital Contributions made in respect of the Partnership Units held by such Partner equal to twenty percent (20%).

                  (6) Sixth, (i) with respect to periods during which BGP is the Administering General Partner, seventy percent (70%) to the Class D Partners (pro rata in proportion to their relative Class D Percentage Interests) and (ii) thirty percent (30%) to the Class E Limited Partners as IMP (in proportion to their respective Class E Percentage Interests) until the Class D Partners, if applicable, and the Class E Limited Partners have received under this Section 8.1(b)(6) together with the amounts previously received under Section 8.1(b)(5)(ii) or 8.1(b)(5)(iii), (but only to the extent amounts previously received under Section 8.1(b)(5)(ii) or 8.1(b)(5)(iii) are received after each Partner other than the Class A Preferred Limited Partners and the Class E Limited Partners has received a Rate of Return on the aggregate
         Capital Contributions made by such Partner in respect of the Partnership Units held by such Partner equal to seventeen and one half percent (17 1/2%)) as applicable, an amount equal to twenty-five percent (25%) of the Second Tier Differential.

                  (7) Seventh, (i) with respect to periods during which BGP is the Administering General Partner, seventeen and one-half percent (17 1/2%) of the remainder to the Class D Partners (pro rata in proportion to their relative Class D Percentage Interests), (ii) seven and one-half percent (7 1/2%) of the remainder to the Class E Limited Partners as IMP (pro rata in proportion to their respective Class E Percentage Interests) and (iii) seventy-five percent (75%) of the remainder to the Partners other than the Class A Preferred Limited Partners and the Class E Limited Partners (pro rata in proportion to their relative Capital Contributions).

                  With respect to periods during which BGP is not the Administering General Partner, amounts otherwise distributable to the holders of the Class D Units pursuant to Sections 8.1(b)(5)(ii), (6)(i) and (7)(i) shall be distributable under Sections 8.1(b)(5)(i), (6)(ii) and (7)(iii), respectively, unless the General Partners (other than BGP) desire to admit a new Administering General Partner, in which case the General Partners may jointly determine to distribute part or all of such amounts instead to such new Administering General Partner or otherwise as such other General Partners shall determine.

         (c) The Partnership shall endeavor to distribute in each Fiscal Year (and, to the extent required, the immediately following Fiscal Year) Available Cash (strictly in accordance with the priorities set forth in Section 8.1(b)) in an amount at least sufficient (taking into account all other distributions) for the Investor Group Partners' (and if such Investor Group Partner is a pass-through entity for tax purposes, the shareholders, members or partners comprising such Investor Group Partner) payment of federal, state and local income taxes arising in respect of each Investor Group Partner's share (or the share of the shareholders, members or partners comprising such Investor Group Partner) of the income of the Partnership for such Fiscal Year, assuming the highest combined effective tax rate applicable to an individual resident in Massachusetts (but the foregoing shall not be grounds for an Additional Capital
Call), provided, however, that in the case of phantom income for any member of the Berkshire Group, such distribution shall be made in proportion to the Partnership Percentage Interests of the Investor Group Partners provided, however, that no distributions may be made pursuant to this clause (c) at any time when distributions to be paid under Section 8.1(b)(1) are accrued and unpaid and provided further that such distributions shall offset amounts otherwise distributable to partners currently or in the future.

         8.2 Liquidation. In the event of the sale or other disposition of all or substantially all of the Partnership Assets, the Partnership shall be dissolved and the proceeds of such sale or other disposition shall be distributed to the Partners in liquidation as provided in Article 10, except that to the extent that the Partnership receives a purchase money note or notes in exchange for all or a portion of such assets, the Partnership shall continue until such purchase money notes or notes have been paid in full.


                                   ARTICLE 9.

                          TRANSFER OF COMPANY INTERESTS

         9.1 Limitations on Assignments of Interests by Partners.

         (a) Except as provided in this Article 9, no Partner shall Transfer (as hereinafter defined) all or any portion of its Interest or permit such a Transfer or contract to do so, without the consent of each of the General Partners (which consent may be withheld in such General Partner's sole discretion for any reason or no reason) and in strict compliance with the provisions of this Article 9. Notwithstanding the foregoing, but subject to
Section 9.9, (i) each member of the Whitehall Group, the Blackstone Group or the Berkshire Group may, at any time, and without the prior consent of the

General Partners, Transfer all or any portion of its Interest to a Person qualifying as an Affiliate under clause (i) of its definition hereof of such transferring Partner and (ii) each member of the Berkshire Group and each Class A Preferred Limited Partner and Class B Limited Partner may at any time, and without the prior consent of the General Partners, and solely for estate planning purposes, Transfer all or any portion of its Interest to one or more family members of the Berkshire Principals, or to trusts established for such family members or, as applicable, to family members of or trusts established for the families of such Class A Preferred Limited Partners or Class B Limited Partners. In addition each Class A Preferred Limited Partner and Class B Limited Partner may transfer its Class A Preferred Units or Class B Units to one or more Affiliates of such Class A Preferred Limited Partner or Class B Limited Partner satisfying the requirements of clause (i) of the definition of "Affiliate". As used herein "Transfer" of an Interest means, with respect to any Partner, any transfer, sale, pledge, hypothecation, encumbrance, assignment or other disposition of any portion of the Interest of such Partner or the proceeds thereof (whether voluntarily, involuntarily, by operation of law or otherwise, other than a pledge permitted under Section 9.1 (b)). Any purported Transfer in violation of this Article 9 shall be void ab initio, and shall not bind the Partnership, and the Partners making such purported transfer, sale or assignment shall indemnify and hold the Partnership and the other Partners harmless from and against any federal, state or local income taxes, or transfer taxes, including without limitation, transfer gains taxes, arising as a result of, or caused directly or indirectly by, such purported Transfer. The giving of any consent to a Transfer in any one or more instances shall not limit or waive the need for such consent in any other or subsequent instances. Notwithstanding the foregoing, a Class A Preferred Limited Partner or a Class B Limited Partner may (after giving the Partnership and the Class C Partners and Class D Partners the right to purchase such Partnership Unit described in this Section 9.1(a)) Transfer all, but not less than all, of its Class A Preferred Units or Class B Units, respectively, to an "accredited investor" (as such term is defined in Regulation D under the Securities Act) as long as (i) prior to such Transfer, such Class A Preferred Limited Partner or Class B Limited Partner offers to the Partnership and the Class C Partners and the Class D Partners the right to purchase such Partnership Units in accordance with the procedures described below in this Section 9.1, (ii) such transferee agrees to be bound by all of the provisions of this Agreement, (iii) prior to such Transfer outside legal counsel to the Partnership delivers (at the sole expense of the transferring Partner except as provided below) an opinion to the Partnership to the effect that such transfer does not require registration under the Securities Act and does not cause the Partnership to be a "publicly traded partnership" within the meaning of Section 7704 of the Code (it being understood and agreed that (a) the Partnership shall spend up to $50,000 in legal fees and expenses in any fiscal year in respect of any such transfers, but that any legal fees or expenses in excess of such amount shall be for the account of the transferring Partner or Partners; (b) that the Partnership shall not be obligated to pay (and the transferring Partner shall be obligated to pay) any and all fees and expenses incurred by such transferring Partner including, without limitation, transfer and similar taxes, and fees and expenses of legal counsel engaged by such transferring Partners or the transferee and (c) the Partnership shall not charge the transferring Partner with other fees and expenses incurred by the Partnership in connection with such transfer), and (iv) such Transfer otherwise complies with the provisions of Sections 9.5, 9.7, 9.8, 9.9, and this Section
9.1. Prior to any Transfer of Class A Preferred Units or Class B Units pursuant to this Section 9.1(a), a Partner desiring to transfer such Partnership Units (a "Transferring Partner") shall first give written notice (a "Notice of Sale") to the Partnership and the General Partners, which Notice of Sale shall state the Transferring Partner's desire to make such Transfer, the number and Class of Units held by such Transferring Partner (the "Offered Interest") and the price and such other terms on which the Transferring Partner proposes to Transfer its Interest (collectively, the "Offer Terms"). Each Notice of Sale shall constitute an irrevocable offer by the Transferring Partner to sell to the Partnership and the General Partners the Offered Interest on the Offer Terms. No Offer Terms in respect of an Offered Interest may include any form of consideration other than cash (which may be paid at closing, in installments or after any period of time (as set forth in the Offer Terms) or indebtedness (secured, unsecured, guaranteed, supported by a letter of credit or otherwise) (as set forth in the Offer Terms) of the Purchaser (as defined below) of such Offered Interest.

                  The Partnership may elect to purchase (or cause an Affiliate designated by the Partnership to purchase) the Offered Interest on the Offer Terms by delivering to the Transferring Partner, with a copy to the Partnership and the General Partners, within twenty-five (25) days following the date the Notice of Sale is received by the Partnership and all of the General Partners, notice of such election (a "Notice of Purchase"). The decision of the Partnership to purchase an Offered Interest shall be a Unanimous Decision.

                  In addition, if the Partnership does not elect to purchase the Offered Interest on the Offer Terms the General Partners may, by delivering a Notice of Purchase not more than five (5) days after the expiration of the 25-day period specified above, elect to purchase (or cause an Affiliate designed by them to purchase) stating (x) the maximum share of the Offered Interest that such General Partner (or such designated Affiliate) elects to purchase (the "Maximum Share") (which Maximum Share may be greater than such General Partners's proportionate share of the Offered Interest calculated in accordance with its Partnership Percentage Interest), (y) that the election made by such Notice of Purchase is irrevocable and (z) that such General Partner irrevocably commits to purchase any share of the Offered Interest up to and including the Maximum Share specified in preceding clause (x) on the Offer Terms. Each of the General Partners that delivers a Notice of Purchase (each, a "Purchaser") shall be allocated the Maximum Share of the Offered Interest set forth in such Purchaser's Notice of Purchase, unless such allocation, together with the shares of the Offered Interest allocated to the other Purchasers, exceeds one hundred percent (100%) of the Offered Interest, in which case each Purchaser whose Maximum Share is less than such Purchaser's proportionate share of the Offered Interest calculated in accordance with its Percentage Interest shall receive its Maximum Share, and the remaining share of the Offered Interest shall be allocated among the remaining Purchasers ratably in accordance with their respective Percentage Interests. A Notice of Purchase shall be deemed to be an irrevocable commitment by the Purchaser to purchase from the Transferring Partner on the Offer Terms the Maximum Share of the Offered Interest that such Purchaser has elected to purchase pursuant to its Notice of Purchase.

                  If in the aggregate the Purchasers do not commit to purchase the entire Offered Interest within the time periods specified in Section 9.2(b), the Transferring Partner (i) shall be under no obligation to sell any portion of the Offered Interest to any Purchaser, unless the Transferring Partner so elects, and (ii) may, within a period of 6 months from and after the later of
(x) the date of the last Notice of Purchase delivered to the Transferring Partner in accordance with Section 9.2(b) hereof and (y) the date which is twenty five (25) days from the date of the Notice of Sale, Transfer the entire Offered Interest to one or more Persons at a price equal to or higher than the price included in the Offer Terms. If the Transferring Partner shall not have consummated the Transfer of the Offered Interest to any Person or Persons prior to the expiration of such six month period then the provisions of this Section 9.2 shall again apply.

         (b) Subject to compliance with the remaining provisions of this Article 9 and notwithstanding anything to the contrary set forth in Section 9.1(a) above, each of the Investor Group Partners, Class A Preferred Limited Partners and Class B Limited Partners may, from time to time and without any consent or approval, pledge or otherwise grant a security interest in all or part of such Partner's Interest to an Institutional Lender to secure a loan made to such Partner or its Affiliates (a "Pledgor") by such Institutional Lender (a "Pledgee"); provided, however, that with regard to any such pledges made by a member of the Berkshire Group, any Class A Preferred Limited Partner or any Class B Limited Partner, (i) such pledged Interest may not be transferred to the Pledgee by foreclosure, assignment in lieu thereof or other enforcement of such pledge, (ii) such Partner may pledge only its economic interests in the Partnership and no other rights hereunder, (iii) such pledges shall be securing a loan which is fully recourse to such Partner and, in the case of a pledge by a member of the Berkshire Group, The Berkshire Companies Limited Partnership (or its successor) or one or more of the Berkshire Principals and (iv) Blackstone GP and WHGP shall have the right to review and reasonably approve, the documents relating to such loan to confirm the non-foreclosable nature of the pledge and the recourse nature of the loan. Any right of the Pledgee in the Interest shall be expressly subordinated to the rights (then existing or thereafter arising) of any Partner in the Interest as a result of any claims for indemnification pursuant to Section 4.3.

         (c) Any direct or indirect transfer of interests in Berkshire or BGP shall require the consent of all of the GPs to the extent such transfer results in Berkshire or BGP no longer being controlled (directly or indirectly) by a Berkshire Principal. Any direct or indirect transfer of interests in Whitehall or WHGP shall require the consent of all of the GPs to the extent such transfer results in Whitehall or WHGP no longer being controlled (directly or indirectly) by or under common control with a member of the Whitehall Group or GS Group. Any direct or indirect transfer of interests in Blackstone GP or Blackstone LP shall require the consent of all of the GPs to the extent such transfer results in Blackstone GP or Blackstone LP no longer being controlled (directly or indirectly) by or under common control with Blackstone Real Estate Acquisitions III L.L.C.

         9.2 Sale of All of the Properties Before the Fifth Anniversary of the Closing Date at the Option of Berkshire.

         (a) Notwithstanding any other provisions herein, at any time during the period beginning on the date that is the second anniversary of the Closing Date and ending on the day that is the date immediately before the date that is the fifth anniversary of the Closing Date, the Berkshire Group, may, by delivering written notice (a "Sales Notice") to WHGP and Blackstone GP (the Berkshire Group, or such member thereof as shall deliver such Sales Notice, being referred to as a "Triggering Party" and the recipients of such Sales Notice each being referred to as a "Non-Triggering Party", and collectively as the "Non-Triggering Parties"), require the Partnership (and act on behalf of the Partnership with full right, power and authority) to sell all or substantially all of the Properties in one or more transactions to a Person not Affiliated with any member of the Berkshire Group (including by merger of the Partnership), subject to the provisions of this Section 9.2. Any such Sales Notice shall state the cash price (the "Total Price") at which the Triggering Party desires to sell the Properties, free and clear of any liens. Any sale of the Properties pursuant to this Section 9.2 may be accomplished by a sale of the Partnership itself (including by merger of the Partnership) or of all of the Partnership Assets, provided that such a proposed transaction may provide for the members of the Berkshire Group to receive consideration other than cash and for the other Partners to receive at their election, either cash or such other consideration.

         (b)  Concurrently  with the delivery of the Sales Notice referred to in
Section 9.2(a), the Triggering Party shall submit to the Non-Triggering Parties an offer (the "Offer"), to sell (or cause the Partnership to sell) the Properties to the Non-Triggering Parties (or their designees) for cash in exchange for the Non-Triggering Parties (or their designees) paying to the Partnership the Total Price, failing which the Triggering Party shall be entitled to market the Properties, as more particularly set forth below in this
Section 9.2. The Offer shall also set forth any other material economic terms of the purchase; provided that, any Offer may include a holdback for breaches of representations or warranties (which may survive for claims made within no more than one year from the transfer of the Properties) by the Partnership (which in each case shall be as outlined by the Triggering Party in the Offer) not to exceed 5% of the purchase price, which holdback amount may be available for no more than the survival period of the representations and warranties; provided, further, that the terms of the transaction shall not, in any event, provide for the personal liability of any Partner in the event of the breach of such representations and warranties.

         (c) Within thirty (30) days after receiving the Offer, each Non-Triggering Party shall deliver a notice (a "Sales Response Notice") to the Triggering Party, stating the election by such Non-Triggering Party of one of the two following options:

                  (1) to purchase (or have its Affiliate purchase) for the Total Price the Properties on or before the date (the "Applicable Closing Date") specified in such Sales Response Notice (which date shall be no later than sixty (60) days after the Sales Response Notice is delivered) and in accordance with the terms set forth in the Offer; concurrently with the delivery of a Sales Response Notice, and as a condition to its effectiveness under this Section 9.2(c), such Non-Triggering Party shall also deliver to the Partnership (for the account of the Triggering Party) a down payment equal to the product of
         (i) 5% of the Total Price and (ii) the aggregate Partnership Percentage Interest of the Triggering Party and each Non-Triggering Party that does not elect to purchase the Properties pursuant to this clause (c)), (provided that if more than one Non-Triggering party makes such an election, each such non-Triggering Partner shall pay a pro rata portion of such deposit based on its respective Partnership Percentage Interest) which shall not be refundable except if the Partnership defaults as a seller of the Properties; or

                  (2) to agree to the sale of the Properties in accordance with the terms of the Offer, subject to such changes therein as are contemplated by the terms of this Section 9.2 provided below, in which event, such Non-Triggering Party shall have no further rights to purchase the Properties, except as may be expressly provided for below in this Section 9.2.

If any Non-Triggering Party fails to elect, by written notice, one of the above two options within said thirty (30)-day period, or fails to deliver the down payment required as a condition of such election, then it shall be conclusively presumed that such Non-Triggering Party elected option (2) above (and such Non-Triggering Party hereby consents to such sale in such case). In the event that both the Whitehall Group and the Blackstone Group, as Non-Triggering Parties, make an election pursuant to Section 9.2(c)(1), they shall each acquire 50% of each Property.

         (d) Promptly  after an election by a  Non-Triggering  Party pursuant to
Section 9.2(c)(1), the Partnership and such electing Non-Triggering Party (or its Affiliate(s)) shall proceed with such purchase and sale, the closing for which shall be held on or before the Applicable Closing Date, during normal business hours at the offices of counsel to the Non-Triggering Party. The Non-Triggering Party shall be entitled to one five (5) Business Day adjournment, whereupon time shall be of the essence with respect to the Non-Triggering Party's obligation to close on the purchase of the Properties in accordance with the terms of this Section 9.2(d) on or before the Applicable Closing Date, and if the Non-Triggering Party does not close in accordance with this paragraph, the Triggering Party shall be entitled, as the sole and exclusive remedies of the Triggering Party, to market and sell the Properties on behalf of the Partnership in accordance with this Section 9.2 as if the Non-Triggering Party made the election described in Section 9.2(c)(2) and the Triggering Party and each Non-Triggering Party that did not elect to purchase the Properties or that is not in default shall be entitled, as its sole and exclusive remedy, to keep a portion of the downpayment described in Section 9.2(c)(1) above (pro rata based on its respective Partnership Interests) (unless the failure to close is due to the default of the Partnership, in which case the Triggering Party shall not be entitled to the foregoing remedies). No defaulting Non-Triggering Party shall have any rights of first offer under this Section 9.2 after such default in respect of any subsequent offers.

         (e) Upon an election (or deemed election) by each Non-Triggering Party pursuant to Section 9.2(c)(2), the Triggering Party shall have the right to cause the Partnership to market the Properties for a period (the "Marketing Period") of one hundred and eighty (180) days commencing with the earlier to occur of (i) the thirtieth (30th) day after the delivery of the Offer to the Non-Triggering Parties or (ii) the notice by each Non-Triggering Party to the Triggering Party of each Non-Triggering Party's election to proceed under
Section 9.2(c)(2). The Partners shall cooperate fully with the efforts of the Triggering Party to market the Properties and shall use their good faith efforts to cause the sale of the Properties on the terms set forth in the Offer or on terms more favorable to the Partnership.

         (f) Subject to the provisions of Section 9.2(l), if (i) during the Marketing Period, the Partnership receives a third-party offer to purchase the Properties for all cash (a "Third Party Offer") that the Triggering Party desires to accept, (ii) the sale price provided for therein (the "Third Party Offer Price") is equal to 100% or more of the Total Price, (iii) the terms are otherwise no less favorable to the Partnership than those set forth in the Offer and shall not provide for any additional or separate consideration to the Triggering Party (or its Affiliates), or to Berkshire, BGP, or any
member of the Berkshire  Group or any of their  respective  Affiliates  (whether through the payment of fees, salaries, consideration or otherwise) then the Partnership shall sell the Properties in accordance with the terms of such Third Party Offer (the Triggering Party being fully authorized and empowered to execute and deliver all necessary documents, agreements and instruments on the Partnership's or the Non-Triggering Parties' behalf and to make the representations and warranties on the Partnership's (but not the Non-Triggering Parties') behalf that were outlined in the Offer) and no Non-Triggering Party shall have any right to purchase the Properties or to object to or otherwise interfere with such sale, provided that the closing of such sale shall occur not later than the one hundred eightieth (180th) day after the commencement of the Marketing Period. In the event that the closing shall not occur within such one hundred eighty (180)-day period, or the Partnership does not receive a Third Party Offer that satisfies the conditions of this Section 9.2(f) during the Marketing Period, then the Triggering Party shall have the right at any time thereafter to further attempt to sell the Properties, subject to the rights of the Non-Triggering Parties under Section 9.2(a), which shall be reinstated with respect to any such further decision on the part of Triggering Party to sell the Properties. Any purchase and sale or other agreement documenting such Third Party Offer shall provide that the Non-Triggering Parties may exercise their rights and the Partnership its obligations to the Non-Triggering Parties set forth in the immediately previous sentence without penalty to the Partnership.

         (g) If a Non-Triggering Party, having elected to proceed under Section 9.2(c)(1), defaults on its obligation to purchase the Properties as required thereunder, then as set forth in clause (d) above the Triggering Party and each Non-Triggering Party that does not elect to purchase the Properties or that is not in default shall be entitled to retain, as liquidated damages, its portion of the down payment received in contemplation of such sale (as determined above), it being agreed that the amount represents a fair and equitable estimate of the damages to be suffered by the Triggering Party or the Partnership if a Non-Triggering Party were to so default and that actual damages would be highly impracticable to determine. If the Partnership defaults on its obligation to sell the Properties to a Non-Triggering Party pursuant to such Non-Triggering Party's election to purchase the Properties under Section 9.2(c)(1), then such Non-Triggering Party shall be entitled to specific performance by the Partnership.

         (h) Notwithstanding anything to the contrary, the Triggering Party shall, subject to and in accordance with this Section 9.2, have full right, power and authority (acting alone) to execute, deliver and perform, for and in the name of the Partnership and, in the case of a sale of the Partnership, of the Partners, and each Partner hereby agrees to execute, deliver and perform, any and all documents, agreements and instruments, and to take any other actions as may be required or desirable for the purpose of transferring the Properties, to the maker of the Third Party Offer or a Non-Triggering Party, as the case may be.

         (i)  The  following   provisions   shall  apply  to  a  purchase  by  a
Non-Triggering Party pursuant to the election in Section 9.2(c)(1):

                  (i) If such Non-Triggering Party is any of the Whitehall Group, the Blackstone Group or both of such Groups, such Non-Triggering Party may elect either (a) to purchase the Properties, in which case, the price payable to the Partnership shall be the Total Price (in the case of a purchase by such Non-Triggering Party pursuant to Section 9.2(c)(1)) less the principal and accrued interest on account of any third party debt that will be assumed by such Non-Triggering Party or be paid at closing by such Non-Triggering Party (or its designee) from its own funds or (b) to purchase all of the Interests (other than the Class A Preferred Units and Class B Units) not already owned by such Non-Triggering Party, which Interests shall be sold free and clear of any liens or encumbrances. Subject to subparagraph (iii) of this
         Section 9.2(i), if such Non-Triggering Party elects to purchase the Interests (other than the Class A Preferred Units and Class B Units) not already owned by such Non-Triggering Party, such Non-Triggering Party shall pay to the other Partners an amount in cash that the other Partners would have received had the Properties been sold to a third party for the Total Price (in the case of a purchase by a Non-Triggering Party pursuant to Section 9.2(c)(1)) and the net proceeds (after deducting all fees, costs and expenses incurred in connection with such transaction) of such sale were distributed pursuant to Section 10.3 and any required deposits shall be calculated in respect of such amount. In the event more than one Non-Triggering Party makes an election under this clause (k), such Non-Triggering Partners shall purchase, on a pro rata basis (based on their respective Partnership Percentage Interests), the Interests not owned by them and to be purchased pursuant to this Section 9.2(i)(i). In the event that two Non-Triggering Partners elect to purchase the Partnership's assets pursuant to this Section 9.2, such Non-Triggering Partners shall use commercially reasonable efforts to permit the Class A Limited Partners and the Class B Limited Partners to invest in such entity in similar proportions, and subject to substantially the same terms and conditions, as the investment of the Class A Limited Partners and the Class B Limited Partners in the Partnership and in a manner that permits such Partners to defer the recognition of any gain attributable to their Interests.

                  (ii) All transfer costs (including transfer taxes) shall be paid in accordance with customary practices in the relevant jurisdiction (unless the Offer provided otherwise) and there shall be an adjustment of the purchase price at closing to reflect a proration of any accrued income and expenses, excluding non-cash items, provided that each of the Triggering Party and such Non-Triggering Party shall bear its own attorneys' fees. Within forty-five (45) days after the closing, such Non-Triggering Party shall direct the independent accountants for the Partnership to complete an audit of the Partners' proration and such independent accountants shall deliver their audit report to the partners. If such audit report shall adjust such proration, the party in whose favor such adjustment is made shall promptly be paid by the other party the amount of such adjustment.

                  (iii) On payment of the purchase price, such Non-Triggering Party shall, with respect to each Partnership debt, obligation and claim against the Partnership for which the Partnership or any Partner (or any guarantor affiliated therewith or which delivered the guaranty on behalf of such Person) is or may be personally liable with respect to the Properties at the option of such Non-Triggering Party either (i) obtain a release of the Partnership and each such Partner (and any guarantor affiliated therewith or which delivered the guaranty on behalf of such Person) from all liability, direct or contingent, from holders of such debt, obligation or claim or (ii) deliver to the Partnership and each such Partner, an agreement in form and substance reasonably satisfactory to the Partnership and each such Partner, which satisfaction may require a creditworthy guarantor, to defend, indemnify and hold the Partnership and each such Partner (and any guarantor affiliated therewith or which delivered the guaranty on behalf of such Person) harmless from any actions, including attorneys' fees and costs of litigation, claims or loss arising from such debt, obligation or claim. In no event shall such indemnity apply to liabilities resulting from the breach by any Partner of its obligations under this Agreement. This subparagraph
         (iii) shall not apply to any debt, obligation or claim which is fully insured by public liability insurer(s) reasonably acceptable to the Partnership and each Partner.

         (j) Notwithstanding anything contained herein to the contrary, the Berkshire Group may not, without the consent of each General Partner other than BGP, sell all of the Properties of the Partnership in one or more transactions pursuant to this Section 9.2 (i) to any member of the Berkshire Group or any Affiliate thereof or (ii) unless the net proceeds from all sales that are, at the time of the calculation pursuant to this clause (ii), subject to binding agreements would result in a 12% per annum annually compounded Rate of Return (taking into account the timing of the receipt of the proceeds of such sale and the amount thereof and the timing and amount of prior distributions from the Partnership pursuant to Section 8.1(b)) to each of the Whitehall Group and the Blackstone Group in respect of all their Capital Contributions prior to the date of the receipt of such sale proceeds (it being understood and agreed that the Berkshire Group may, at its election, make payments to the Whitehall Group and the Blackstone Group in amounts necessary to achieve such Rate of Return for all of the members of the Whitehall Group and the Blackstone Group in respect of all such Capital Contributions and, provided that as a result of any such payments and the sale of the Properties contemplated hereby all of the members of the Whitehall Group and the Blackstone Group achieve such Rate of Return in respect of all of their Capital Contributions prior to such date, may consummate such sales although the net proceeds of such sales alone would not be sufficient to result in the achievement of such Rate of Return thresholds).

         9.3 Sale of All of the Properties Before the Fifth Anniversary of the Closing Date at the Option of Two General Partners.

         (a) Notwithstanding any other provisions herein, at any time during the period beginning on the date that is forty-two (42) months after the Closing Date and ending on the day that is immediately before the date that is the fifth anniversary of the Closing Date, WHGP and Blackstone GP, acting together, (acting as if such decision were a Majority Decision) may, by delivering written notice (a "Majority Sales Notice") to any General Partner that did not join in such decision, require the Partnership (and act on behalf of the Partnership with full right, power and authority) to sell all or substantially all the Properties in one or more bona fide transactions to parties that are not Affiliates of any Majority Triggering Party and in which no Majority Triggering Party has a continuing interest.

         (b) Subject to the provisions of Section 9.3(c), if following the delivery of a Majority Sales Notice, the Partnership receives a third-party offer to purchase the Properties for all cash (a "Majority Third Party Offer") that the General Partners delivering the Majority Sales Notice (the "Majority Triggering Parties") desire to accept, then the Partnership shall sell the Properties in accordance with the terms of such Majority Third Party Offer (the Majority Triggering Parties being fully authorized and empowered to execute and deliver all necessary documents, agreements and instruments on the Partnership's behalf or on behalf of the Partners other than the Majority Triggering Parties and to make the representations and warranties on the Partnership's (but not such other Partners') behalf that were outlined in the Majority Third Party Offer).

         (c) Notwithstanding anything contained herein to the contrary, if a sale of the Properties pursuant to this Section 9.3 closes during the period beginning on the date that is forty-two (42) months after the Closing Date and ending on the date that is fifty-four (54) months after the Closing Date, then the Majority Triggering Parties shall ensure that in connection with such sale, the members of the Berkshire Group and the Class B Limited Partners receive, in accordance with Section 10.3, an amount at least equal to the excess of the aggregate amount of Capital Contributions made by the members of the Berkshire Group or the Class B Limited Partners, as applicable through the date of such sale over the amount of any distributions from the Partnership previously received by such member of the Berkshire Group (or its Affiliates or predecessors).

         Any sale of the Properties pursuant to this Section 9.3 may be accomplished by a sale of the Partnership itself (including by merger of the Partnership) or of all of the Partnership Assets. Notwithstanding anything to the contrary, the Majority Triggering Parties shall, subject to and in accordance with this Section 9.3, have full right, power and authority to execute, deliver and perform, for and in the name of the Partnership and, in the case of a sale of the Partnership, of the Partners, and each Partner hereby agrees to execute, deliver and perform, any and all documents, agreements and instruments, and to take any other actions, as may be required or desirable for the purpose of transferring the Properties to the purchaser of the Partnership's assets or the Partnership under this Section 9.3.

         Any sale of the Properties pursuant to this Section 9.3 (x) shall not contain any representations by any Partner without the consent of such Partner (but may contain representations by the Partnership), and (y) may include a holdback for breaches of representations or warranties (which may survive for claims made within no more than one year from the transfer of the Properties) by the Partnership not to exceed 5% of the purchase price, which holdback amount may be available for no more than the survival period of the representations and warranties; provided, further, that the terms of the transaction shall not, in any event, provide for the personal liability of any Partner in the event of the breach of such representations and warranties.

         9.4 Sale of the Properties After the Fifth Anniversary. Notwithstanding any other provisions herein, at any time after the date that is the fifth anniversary of the Closing Date, each of the General Partners shall be authorized unilaterally to cause a sale in which each General Partner will have the option to receive consideration consisting of all cash of (i) all or substantially all of the Properties or (ii) the Partnership in one or more bona fide transactions to a Person in which none of the Whitehall Group, the Blackstone Group or the Berkshire Group and no Affiliate of any of the Whitehall Group, the Blackstone Group or the Berkshire Group has an interest; provided, however, that BGP may not exercise such right until the date that is three months following the fifth anniversary of the Closing Date, unless during such three month period (i) the DK Employment Agreement is terminated for reasons other than Cause or Company Cause and (ii) neither WHGP nor Blackstone GP has already exercised its rights under this Section 9.4. In the event that one or more General Partners elect to cause the sale of the Properties pursuant to this Section 9.4 by giving written notice of such election to any General Partner not joining in such election, no other General Partner may subsequently make an election pursuant to this Section 9.4 until the date that is 180 days after the date such electing General Partner or General Partners deliver such notice of election.

         Any sale of the Properties pursuant to this Section 9.4 may be accomplished by a sale of the Partnership itself (including by merger of the Partnership) or of all of the Partnership Assets. Notwithstanding anything to the contrary, the General Partners shall, subject to and in accordance with this
Section 9.4, have full right, power and authority to execute, deliver and perform, for and in the name of the Partnership and, in the case of a sale of the Partnership, of the Partners, and each Partner hereby agrees to execute, deliver and perform, any and all documents, agreements and instruments, and to take any other actions as may be required or desirable for the purpose of transferring the Properties, to the purchaser of the Partnership's assets or the Partnership under this Section 9.4.

         Any sale of the Properties pursuant to this Section 9.4 (x) shall not contain any representations by any Partner without the consent of such Partner (but may contain representations by the Partnership) and (y) may include a holdback for breaches of representations or warranties (which may survive for claims made within no more than one year from the transfer of the Properties) by the Partnership not to exceed 5% of the purchase price, which holdback amount may be available for no more than the survival period of the representations and warranties; provided, further, that the terms of the transaction shall not, in any event, provide for the personal liability of any Partner in the event of the breach of such representations and warranties.

         9.5 Assignment Binding on Partnership. No Transfer of all or any part of the Interest of a Partner permitted to be made under this Agreement shall be binding upon the Partnership unless and until a duplicate original of such assignment or instrument of transfer, duly executed and acknowledged by the assignor or transferor, has been delivered to the Partnership, and such instrument evidences (i) the written acceptance by the assignee of all of the terms and provisions of this Agreement, (ii) the assignee's representation that such assignment was made in accordance with all applicable laws and regulations and (iii) the consent to the Transfer of the Interest required pursuant to
Section 9.1, if any. In addition, a Person to whom a Transfer may be made pursuant to this Article 9, other than pursuant to Section 9.1(a), may also be required, in the reasonable discretion of any of the General Partners, and as a condition precedent to its becoming a transferee to make certain representations, warranties and covenants to evidence compliance with U.S. federal and state securities laws including, but not limited to, representations as to its net worth, sophistication and investment intent.

         9.6 Bankruptcy of a Limited Partner. The Partnership shall not be dissolved or terminated by reason of the Bankruptcy, removal, withdrawal, dissolution or admission of any Limited Partner.

         9.7      Substituted Partners.

         (a) Partners who assign all their Interests pursuant to an assignment or assignments permitted under this Agreement shall cease to be Partners of the Partnership except that unless and until a Substituted Partner is admitted in its stead, the assigning Partner shall not cease to be a Partner of the Partnership under the Act and shall retain the rights and powers of a member under the Act and hereunder, provided that such assigning Partner may, prior to the admission of a Substituted Partner, assign its economic interest in its Interest, to the extent otherwise permitted under Article 9. Any Person who is an assignee of any portion of the Interest of a Partner and who has satisfied the requirements of Article 9 shall become a Substituted Partner only when (i) the Administering General Partner has entered such assignee as a Partner on the books and records of the Partnership, which the Administering General Partner is hereby directed to do upon satisfaction of such requirements, and (ii) such assignee shall have paid all reasonable legal fees and filing costs in connection with the substitution as a Partner except as otherwise provided in
Section 9.1(a).

         (b) Any Person who is an assignee of any of the Interest of a Partner but who does not become a Substituted Partner and desires to make a further assignment of any such Interest, shall be subject to all the provisions of this
Article 9 to the same extent and in the same manner as any Partner desiring to make an assignment of its Interest.

         9.8 Acceptance of Prior Acts. Any person who becomes a Partner, by becoming a Partner, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Partnership prior to the date it became a Partner and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Partnership prior to said date and which are in force and effect on said date.

         9.9 Additional Limitations. Notwithstanding anything contained in this Agreement, no Transfer of an Interest shall be made, and any General Partner shall have the right to prohibit and may refuse to accept any Transfer, unless
(i) registration is not required under the Securities Act of 1933, as amended, in respect of such Transfer; (ii) such Transfer does not violate any applicable federal or state securities, real estate syndication, or comparable laws; (iii) except as otherwise provided in Section 9.2, 9.3 or 9.4 such Transfer will not be subject to, or such Transfer, when aggregated with prior Transfers in accordance with applicable law will not result in the imposition of, any state, city or local transfer taxes, including, without limitation, any transfer gains taxes, unless such assignor pays such taxes; and (iv) such Transfer will not cause the Partnership to be treated as a "publicly-traded partnership" within the meaning of Section 7704 of the Code. Any General Partner may elect prior to any Transfer to require an opinion of counsel with respect to any of the foregoing matters.

         9.10 Purchase of the Berkshire Group's Interest upon the Termination of Douglas Krupp's Employment Under the DK Employment Agreement.

         (a) In the event that Douglas Krupp is terminated as chief executive officer of the Partnership as a result of a Performance Termination, the Berkshire Group shall have the right (but not the obligation), exercisable at any time within 60 days after such termination, to require the Partnership to acquire its Interest (including the DK IMP) for a price equal to the Fair Market Value (as such term is defined below) of its Interest (including the DK IMP) on the date such right is exercised.

         (b) In the event that Douglas Krupp (i) is terminated as chief executive officer of the Partnership for Company Cause, or for Cause at any time, or (ii) resigns or otherwise terminates the DK Employment Agreement on or prior to the fifth anniversary of the Closing Date, the Partnership shall have the right (but not the obligation), exercisable at any time within 60 days after such termination or resignation, to purchase the Interest of the Berkshire Group for a price equal to the greater of (x) the Fair Market Value of the Berkshire Group's Interest (excluding the DK IMP which shall be forfeited upon the occurrence of any of the events described in clause (i) and (ii) above) on the date such right is exercised or (y) the amount equal to the aggregate amount of Capital Contributions made by the Berkshire Group prior to the date of such termination or resignation less any prior distributions made to the Berkshire Group.

         (c) In the event Douglas Krupp is terminated as chief executive officer of the Partnership prior to the fifth anniversary of the Closing Date for any reason other than for Company Cause, Cause, a Performance Termination or Douglas Krupp's death or disability, the Partnership shall purchase the Interest of the Berkshire Group for a cash price equal to the greater of (i) the Fair Market Value of the Berkshire Group's Interest (including the DK IMP) at the date of such termination or (ii) the sum of (x) an amount equal to a 12% Rate of Return on the amount of the Berkshire Group's Capital Contributions made prior to the date of such termination, for the five year period ending with fifth anniversary of the Closing Date (taking into account the amount and timing of prior distributions to the Berkshire Group and discounting back such amount to the date of payment utilizing as the discount rate the then current Treasury rate for Treasury obligations with a maturity equal to or approximating the term between the date of such termination and the fifth anniversary of the Closing
Date) plus (y) an amount in cash equal to $10 million (in full payment of the DK
IMP).

         (d) For purposes of this Section 9.10, "Fair Market Value" of the Berkshire Group's Interest (either including or excluding the DK IMP as specified above) will be the amount the Berkshire Group would have received upon the full liquidation of the tangible assets then owned by the Partnership at the fair market value of such assets (with all intangible assets being valued at zero) and the distribution of the proceeds pursuant to Section 10.3. "Fair Market Value" will be determined based upon what a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell. If all three General Partners cannot agree on a fair market value after a 30-day resolution period, each of BGP, on the one hand, and WHGP and Blackstone GP, on the other hand, shall select an independent, disinterested appraiser who is a certified member of the Appraisal Institute with at least ten (10) years' established experience in appraising properties and interests of the same type and in the same geographic areas as the Properties ("Appraiser") and have an appraisal prepared (the "Initial Appraisals") within sixty (60) days after the expiration of the thirty (30) day period described above. If the lower of the Initial Appraisals is not more than ten percent (10%) less than the higher of the Initial Appraisals, then the Initial Appraisals shall be averaged and such average shall be the Fair Market Value for the Properties. If the lower of the Initial Appraisals is more than ten percent (10%) less than the higher of the Initial Appraisals, then within ten (10) days after the date on which the last Initial Appraisal is delivered to the other party the two Appraisers shall select a third Appraiser or, if the two Appraisers are unable to agree on a third Appraiser within such time period, the third Appraiser shall be designated by the American Arbitration Association's New York, New York, office at the request of either party. The third Appraiser shall conduct a third, independent appraisal (the "Third Appraisal") within twenty (20) days. If the Third Appraisal is required, the Fair Market Value shall be the appraised value of whichever Initial Appraisal is closest to the appraised value of the Third Appraisal. Each such Initial Appraisal and Third Appraisal shall be made as of the date of the termination of the DK Employment Agreement. Each side will bear its own costs and expenses in the arbitration. If the requisite General Partners (other than BGP) elect, at any time before the arbitration panel is selected, to cause a sale of the Properties, rather than having the fair market value determined by the arbitration panel, the Berkshire Group will receive its share of the sale proceeds (either including or excluding its share of any IMP as specified above) that instead of the amount it would have received based on the arbitrated value.

         9.11 Transfers by the Blackstone Group and the Whitehall Group. Each of the Partners acknowledges and agrees that the Blackstone LP intends to Transfer its Interests to one or more persons satisfying the condition of clause (i) of the definition of Affiliate after the date hereof, and that no consent of any Partner shall be required in connection therewith. Upon such transfer such Affiliate(s) shall automatically become Substituted Partner(s) without any further action and, upon Transfer by the Blackstone LP of all its entire Interest, shall be deemed to have assumed all of Blackstone LP's obligations hereunder with respect to such Interest so transferred and Blackstone LP shall be released from any liabilities under or relating to this agreement with respect to such Interests so transferred.

         (b) Each of the Partners acknowledges and agrees that Whitehall may Transfer its Interests to one or more persons satisfying the condition of clause
(i) of the definition of Affiliate after the date hereof, and that no consent of any Partner shall be required in connection therewith. Upon such Transfer such Affiliate(s) shall automatically become Substituted Partner(s) without any further action and, upon Transfer by Whitehall of such Interest, shall be deemed to have assumed all of Whitehall's obligations hereunder with respect to such Interest so transferred and Whitehall shall be released from any liabilities under or relating to this agreement with respect to such Interests so transferred.

         9.12 Purchase of the Class A Preferred Units and Class B Units.

         (a) Each holder of Class A Preferred Units shall, from and after the date that is the five years after the Closing Date, have the right, by delivering written notice to the Partnership, to require the Partnership to purchase all, but not less than all of its Class A Preferred Units for an amount in cash equal to $12.25 per Class A Preferred Unit, plus an amount equal to the accrued and unpaid distributions on such Class A Preferred Units for all fiscal quarters ending on or prior to the Holder Purchase Date. Any notice of redemption delivered pursuant to this Section 9.12(a), will be mailed to the Partnership, by certified mail, postage prepaid, not less than 180 days prior to the date upon which the holder designates such purchase is to occur (the "Holder Purchase Date"). The Partnership shall pay the holders of the Class A Preferred Units as to which such an election has duly been made hereunder the full amount due under this Section 9.12(a) on the Holder Purchase Date.

         (b) The Partnership shall have the right, from and after the earlier to occur of (i) the sixth anniversary of the Closing Date, (ii) the consummation by the Partnership (or its successor) of an underwritten public offering of its equity securities, (iii) the time immediately prior to the consummation of a merger, consolidation or other business combination (other than (x) a merger, consolidation or other business combination with a General Partner or an Affiliate of a General Partner or (y) a merger in which the holders of Partnership Units prior to such merger, consolidation or other business combination hold 51% or more of the partnership interests in the surviving entity after the consummation of such merger, consolidation or other business combination) involving, the Partnership or (iv) the sale of all or substantially all of the assets of the Partnership (other than such a sale to a General Partner or an Affiliate of a General Partner), to (1) redeem all the Class A Preferred Units for a cash price equal to $12.25 per Class A Preferred Unit, plus an amount equal to the accrued and unpaid distributions on such Class A Preferred Units for all fiscal quarters ending on or prior to the date of such redemption (it being understood and agreed that no payment shall be made in respect of any other quarterly distribution period), and (2) redeem all of the Class B Units held by any Partner for a cash price equal to the fair market value of such Class B Units, as such fair market value shall be reasonably determined by the General Partners (taking into account appraisals that have been performed at the request of the Partnership prior to the date of such determination, without imposing any obligation on the Partnership to obtain any such appraisals). Any notice of redemption delivered pursuant to this Section 9.12(b) will be mailed by the Partnership, by certified mail, postage prepaid, not less than 10 nor more than 60 days prior to the date upon which such redemption is to occur (the "Partnership Redemption Date"), addressed to each holder of record of the Partnership Units to be redeemed at such holder's address as it appears on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Partnership Units. In addition to any information required by law, each such notice shall state: (a) the Partnership Redemption Date, (b) the redemption price, (c) the aggregate number of each class of Partnership Units to be redeemed, and (d) the place or places where such Partnership Units to be redeemed are to be surrendered for payment of the amount payable upon redemption. Notwithstanding the foregoing, in the event of a public offering of equity securities of the Partnership prior to the date that is five and one half years after the Closing Date, the Partnership shall use its commercially reasonable efforts to structure such offering in a manner that would permit the holders of the Class A Preferred Units and Class B Units to remain Partners in the Partnership; provided, however, if the lead underwriters of such public offering advise the Partnership that such structure would adversely affect the price to be obtained in such offering or otherwise materially adversely affect the offering, the provisions of this sentence shall not apply and instead the Partnership shall have the right to redeem the Class A Preferred Units or Class B Units pursuant to this Section 9.12(b).

         (c) Except as provided above in clause (a) or clause (b), the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on any Partnership Units purchased or called for redemption or purchase pursuant to clause (a) or (b) of this Section 9.12. On and after a Holder Purchase Date or a Partnership Redemption Date, distributions will cease to accumulate on the Partnership Units for which the holder purchase option has been exercised or Partnership Units called for redemption, as applicable, unless the Partnership defaults in payment of the full redemption price therefor. If any date fixed for redemption or purchase of Partnership Units is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the originally scheduled redemption date. If payment of the redemption or purchase price is improperly withheld or refused and not paid by the Partnership, distributions on such Partnership Units will continue to accumulate from the originally scheduled redemption date to the date of payment.

         (d) In the event the Partnership defaults in its obligations to purchase Class A Preferred Units under Section 9.12(a) for a period of more than fifteen (15) days, the coupon rate on such Class A Preferred Units shall increase to a rate per annum, compounded quarterly, to the extent not paid on quarterly basis, equal to 12% during such period of default and the Partnership shall reimburse the holder of any such Class A Preferred Units as to which such a default has occurred for all reasonable out of pocket expenses incurred by such holder in enforcing the collection of such defaulted amounts.

         (e) In the event that prior to the date that is five and one half years after the Closing Date the Partnership proposes to make a distribution which, after giving effect to such distribution, will result in the Investor Group Partners having received cumulative distributions from the Partnership pursuant to Section 8.1(b) or 8.1(c) equal to more than 50% of their aggregate Capital Contributions, then (i) the Partnership shall, not fewer than thirty (30) days prior to such scheduled distribution, provide notice of such proposed distribution to the Class A Preferred Limited Partners and provide to the Class A Preferred Limited Partners the opportunity to accelerate their rights under this Section 9.12(a) to the date of such proposed distribution (and each such Class A Preferred Limited Partner shall have the right to exercise such right by delivering to the Partnership, by hand delivery or nationally recognized overnight courier, such election not less than five (5) business days prior to such proposed distribution and (ii) the Partnership shall, on or prior to the date of such proposed distribution purchase all such the Class A Preferred Units as to which such an election has been made at a price equal to the purchase price specified in Section 9.12(a)

         9.13     Subsequent Transactions.

         (a) As a result of the closing of the Mergers under the BRI Merger Agreement and the BRI OP Merger Agreement, immediately after the Closing Date the Partnership shall be the sole owner (directly and/or indirectly) of all of the ownership interests of BRI OP, and BRI OP shall be the sole owner (directly and/or indirectly) of all of the Properties. The Administering General Partner hereby acknowledges and agrees that, unless there has been a change in law that would make the structure below not effective in achieving its intended purpose, it shall cause the Partnership to undertake the following actions to occur promptly following the closing of the loan contemplated by the Freddie Mac Parameters (but in no event later than January 15, 2000) in a manner consistent with its obligations under
Section 4.8 hereof, (collectively, the "Section 9.13 Structure"):

                  (1) with respect to the 17 properties listed on Schedule 9.13(a)(1) attached:

                           (i) the  Partnership  shall form a limited  liability
                  company under the laws of the State of Delaware (the "Property LLC") with the Partnership as the sole member in the Property LLC; and the Partnership shall elect that the Property LLC be taxed as a partnership or a "disregarded entity" under any applicable federal and state taxation laws;

                           (ii) each Property listed on Schedule 9.13(a)(1) attached hereto shall be transferred to the Property LLC either (A) through an asset transfer with the entity which directly owns such Property (each such entity, a "Property Owning Entity") as the transferor, (B) by transfer of all of the ownership interests in the Property Owning Entity for such Property, or (C) by other means that minimize expenses or taxes (including transfer taxes) without impairing the tax benefits afforded by the Section 9.13 Structure;

                  (2) with respect to the 22 Properties listed on Schedule 9.13(a)(2):


                           (i) the Partnership shall acquire 100% of the outstanding common shares of capital stock of one or more newly formed REITs, and 100 individuals or entities to be selected jointly by the Blackstone GP and WHGP shall acquire preferred shares of the stock of each REIT;

                           (ii) the REITs described in clause (i) shall elect to
                  be treated as real estate investment trusts (as defined in Parts II and III of Subchapter M of Chapter 1 of Subtitle A of the Code) and shall comply with any and all requirements, restrictions and limitations imposed on real estate investment trusts under the Code or any other applicable laws or governmental rules or regulations;

                           (iii) the Partnership shall form one or more Delaware
                  limited partnerships whose partners shall consist of the Partnership with a 1% general partnership interest and one of the REITs described in clause (i) with a 99% limited partnership interest;

                           (iv) each Property listed on Schedule 9.13(a)(2) shall be transferred to a limited partnership described in clause (iii) either (A) through an asset transfer with the Property Owning Entity of such Property, as the transferor,
                  (B) by transfer of all of the ownership interests in the Property Owning Entity of such Property or (C) by other means that minimize expenses or taxes (including transfer taxes), without impairing the tax benefits afforded by the Section
                  9.13 structure;



                                      -71
-

                  (3) with respect to the 33 Properties listed on Schedule 9.13(a)(3):

                           (i) the Partnership shall acquire 100% of the outstanding common shares of capital stock of a newly formed REIT ("REIT 33"), and 100 individuals or entities to be selected jointly by the Blackstone GP and the Whitehall GP shall purchase 100 preferred shares of the stock of REIT 33;

                           (ii) REIT 33 shall elect to be treated as a real estate investment trust (as defined in Parts II and III of Subchapter M of Chapter 1 of Subtitle A of the Code) and shall comply with any and all requirements, restrictions and limitations imposed on real estate investment trusts under the Code or any other applicable laws or governmental rules or regulations; and

                           (iii) the Partnership shall transfer to REIT 39 a 99%
                  interest in BRI OP, and the REIT 33 shall become a 99% limited partner in BRI OP.

         (b) In the event that the Administering General Partner does not cause the Partnership to undertake the actions set forth in Section 9.13(a) to occur (unless there has been a change in law that would make the Section 9.13 Structure not effective in achieving its intended purpose) by January 15, 2000, the Blackstone GP and the Whitehall GP shall each be entitled, without the consent of any other Partner, to cause such actions to occur at any time after such date, and each of the Blackstone GP and the Whitehall GP shall have the full right, power and authority (acting alone) to execute, deliver and perform, for and in the name of the Partnership, any and all documents, agreements and instruments, and to take any other actions, as may be required or desirable in order to cause the actions set forth in Section 9.13(a) to occur.

         (c) If in lieu of (i) implementing the structure set forth in Section 9.13(a) (the "Section 9.13 Structure") or (ii) maintaining the ownership structure of the Properties and BRI OP in effect immediately after the closings under the BRI Merger Agreement and BRI OP Merger Agreement, any General Partner proposes a change in the structure (a "Revised Section 9.13 Structure") of the ownership of any of the Properties or entities then supporting one or more Guarantees contemplated by Section 4.8 or BRI OP (other than in connection with a third party transaction otherwise authorized under this Agreement), and such Revised Section 9.13 Structure, in the opinion of each General Partner (in its sole discretion) does not (i) generate increased Unrelated Business Taxable Income for the Partnership, (ii) diminish or impair the economic and tax benefits received by the Investor Group Partners under this Agreement and the
Section 9.13 Structure, or (iii) otherwise adversely affect the rights (including the governance rights under Article 3 and the sale rights under
Article 9) and remedies of the Investor Group Partners under this Agreement and the Section 9.13 Structure, then the General Partners, subject to the other provisions of this Agreement, including, without limitation, Section 4.8, shall cause the Partnership to implement the Revised Section 9.13 Structure, in lieu of the Section 9.13 Structure but otherwise in accordance with this Section
9.13.  The  Blackstone GP and the  Whitehall GP each agrees to use  commercially reasonable efforts to cooperate with BGP in developing a Revised Section 9.13 Structure which meets the requirements set forth in this Section 9.13(c) and eliminates the necessity of (or reduces the amount of) the guarantees from BGP
or its  Affiliates.   Notwithstanding
the foregoing provisions of this Section 9.13(c), the Partnership shall not undertake, and no Partner shall cause the Partnership to undertake, any restructuring involving any Revised Section 9.13 Structure hereof unless either
(i) an opinion of counsel reasonably satisfactory to BGP is obtained to the effect that such restructuring would not increase the risk that any Limited Partner or BGP would be required to recognize taxable income or (ii) the Partnership agrees to fully indemnify BGP and any Limited Partner that is required to recognize taxable income as a result of the consummation of such Revised Section 9.13 Structure.

         (d) Any expenses incurred by the Partnership or the General Partners in implementing the Section 9.13 Structure (or Revised Section 9.13 Structure, as applicable), including, without limitation attorneys and accountants fees and disbursements, transfer taxes, recording costs, and the formation costs of the REIT and the Property LLC, shall constitute expenses of the Partnership.

                                   ARTICLE 10.

                         DISSOLUTION OF THE PARTNERSHIP;
                      WINDING UP AND DISTRIBUTION OF ASSETS

         10.1     Dissolution.

         (a) The Partnership shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

                  (1) the dissolution or Bankruptcy of any General Partner or the occurrence of any other event that terminates the continued membership of a General Partner in the Partnership, unless the business of the Partnership is continued by the consent of the majority of the outstanding Partnership Interests ninety (90) days following the occurrence of any such event;

                  (2) the sale or other disposition of all of the Partnership Assets and receipt of the final payment of any installment obligation received as a result of any such sale or disposition;

                  (3) the written consent of all of the General Partners;

                  (4) any event which makes it unlawful for the Partnership's business to be continued;

                  (5) the issuance of a decree by any court of competent jurisdiction that the Partnership be dissolved and liquidated;

                  (6)  December 31, 2049.

         (b) No Partner shall have the right to (i) withdraw or resign as a Partner of the Partnership, (ii) redeem, or request redemption of, its Interest or any part thereof, other than pursuant to Section 9.10(a), or (iii) dissolve itself voluntarily.

         10.2     Winding Up.

         (a) In the event of the  dissolution  of the  Partnership  pursuant  to
Section 10.1(a), the Majority-in-Interest may wind up the Partnership's affairs.

         (b) Upon dissolution of the Partnership and until the filing of a certificate of cancellation as provided in the Act, two General Partners (acting as if such action were a Majority Decision) or a liquidating trustee, as the case may be, may, in the name of, and for and on behalf of, the Partnership, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the Partnership's business, dispose of and convey the Partnership's property, discharge or make reasonable provision for the Partnership's liabilities, and distribute to the Partners in accordance with
Section 10.3 any remaining assets of the Partnership, all without affecting the liability of Partners and without imposing liability on any liquidating trustee.

         (c) Upon the completion of winding up of the Partnership, two General Partners (acting as if such action were a Majority Decision) or liquidating trustee, as the case may be, shall file a certificate of cancellation in the Office of the Secretary of State of Delaware as provided in the Act.

         10.3 Distribution of Assets. Upon the winding up of the Partnership, the assets shall be distributed as follows:

                  (1)      to the payment of expenses of the liquidation;

                  (2)  to  the   payment  of  debts  and   liabilities   of  the
         Partnership, in order of priority as provided by law, other than debts and liabilities owed to Partners;

                  (3) to the setting up of any reserves that the two General Partners or the liquidating trustee, as the case may be, shall determine are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or the Partners;

                  (4) to the payment of debts and liabilities of the Partnership owed to Partners;

                  (5) to the Partners who are holders of Class A Preferred Units, in proportion to the respective number of Class A Preferred Units, in an amount not to exceed an amount per Class A Preferred Unit equal to $12.25, plus an amount equal to the accrued and unpaid distributions for each quarterly period ended prior to the date of such redemption (it being understood and agreed that no payment shall be made in respect of any other distribution period); and

                  (6) to the Partners other than holders of Class A Preferred Units in accordance with Section 8.1(b).

         10.4 Special Allocation. It is intended that, to the extent possible, at the liquidation of the Partnership each Partner's Capital Account balance will be equal to such Partner's Targeted Capital

Account Balance. Notwithstanding anything in Article 7, if the ending Capital Account balance of any partner immediately prior to the distributions to be made pursuant to Section 10.3 is more or less than such Partner's Targeted Capital Account Balance, then Partnership Profit and Loss, including items of income, gain, loss and deduction, shall be specially allocated among the Partners for the year in which liquidating distributions are made pursuant to Section 10.3 until each Partner's actual Capital Account balance, to the extent possible, is equal to such Partner's Targeted Capital Account Balance. The special allocation provision provided by this Section 10.4 shall be applied in such a manner so as to cause the difference between each Partner's Targeted Capital Account Balance and the actual balance in its Capital Account (determined after this allocation, but immediately prior to the distributions pursuant to this Article 10) to be the smallest dollar amount possible.


                                   ARTICLE 11.

                                   AMENDMENTS

         11.1 Amendments. Subject to Sections 3.7(b) and 3.7(c), amendments may be made to this Agreement from time to time by the Administering General Partner with the consent of each of the General Partners and without the consent of any Limited Partner; provided, however, that no such amendment shall without such Partner's consent reduce the amounts distributable to any Partner (in a manner that is not pro rata with respect to all Interests of a class of Interests), increase the obligations or liabilities of any Partner hereunder, or otherwise impair the rights of any Partner under this Agreement, other than an impairment of rights that is pro rata with other Partners holding the same class of Interests. Without the consent of the holders of a majority of the outstanding Class A Preferred Units and Class B Units (excluding holders that are General Partners or Affiliates of General Partners), voting together as a single class, this Agreement may not be amended to change materially the nature of the business of the Partnership or to change this sentence. No amendment, modification, supplement, discharge or waiver hereof or hereunder shall require the consent of any Person not a party to this Agreement. Notwithstanding the foregoing, (a) no consent of any Partner other than WHGP and Blackstone GP shall be required for an amendment entered into to reflect any assignment made pursuant to Section 9.10, (b) no amendment of the proviso clause of the first sentence of this Section 11.1 shall be made without the consent of all Partners,
(c) no amendment of Section 3.7(b) or this clause (c) shall be made without the consent of the holders of a majority of the outstanding Class A Preferred Units (excluding holders that are General Partners or Affiliates of General Partners), and (d) no amendment of Section 3.7(c) or this clause (d) shall be made without the consent of the holders of a majority of the outstanding Class B Units (excluding holders that are General Partners or Affiliates of General Partners).

         11.2 Additional Partners. If this Agreement shall be amended as a result of adding or substituting a Partner, the amendment to this Agreement shall be signed by the General Partners, by the Person to be added or substituted and by the assigning Partner, if any. In making any amendments, the Administering General Partner shall prepare and file for recordation such documents and certificates as shall be required to be prepared and filed.

                                   ARTICLE 12.

                                  MISCELLANEOUS

         12.1 Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of any General Partner, may be necessary or advisable to carry out the intent and purpose of this Agreement.

         12.2 Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by hand by depositing the same in the United States mail, first class postage prepaid, certified mail, return receipt requested, or by a recognized overnight courier service providing confirmation of delivery, to the addresses set forth in Sections 2.5 and 2.6, as applicable, or at such other address as may be designated by the addressee thereof (which in the case of the Partnership, shall be designated by the Administering General Partner) upon written notice to all of the Partners. All notices given pursuant to this
Section 12.2 shall be deemed to have been given (i) if delivered by hand on the date of delivery or on the date delivery was refused by the addressee or (ii) if delivered by United States mail or by overnight courier, on the date of delivery as established by the return receipt or courier service confirmation (or the date on which the return receipt or courier service confirms that acceptance of delivery was refused by the addressee).

         12.3 Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

         12.4 Variance of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

         12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement.

         12.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         12.7 Consent to Jurisdiction. Each party hereto hereby irrevocably consents and agrees, for the benefit of each party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and with respect to the enforcement, modification, vacation or correction of an award rendered in an arbitration proceeding may be brought in any state or federal court located in the Borough of Manhattan, The City of New York (a "New York Court"), and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each New York Court, as the case may be, with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any New York Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such New York Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such New York Court and hereby further waives and agrees not to plead or claim in any such New York Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

         12.8     Arbitration.

         (a) Arbitration shall be the exclusive method for resolution of any claims or disputes arising in connection with this Agreement, and the determination of the arbitrators shall be final and binding (except to the extent there exist grounds for vacation or an award under applicable arbitration statutes) on the Partners. The parties agree that they will give conclusive effect to the arbitrators' determination and award and that judgment thereon may be entered in any court having jurisdiction. Each party shall bear its own costs, in any arbitration.

         (b) The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy and shall be impartial with respect to all parties hereto. The Whitehall Group, the Blackstone Group, and the Berkshire Group shall each appoint one arbitrator within ten (10) business days of notice from a party that arbitration is requested. Notwithstanding the foregoing, in the event one or more Class A Limited Partners or Class B Limited Partners are claimants in such arbitration proceedings, such Class A Limited Partners and/or Class B Limited Partners shall collectively have the right to designate one arbitrator to such arbitration panel, the Partnership (as if such decision were a Majority Decision) or the General Partners involved in such proceeding, as applicable, collectively shall appoint one arbitrator, and such two appointed arbitrators shall appoint the third arbitrator. In the event the parties fail to agree upon the arbitrators, the arbitrators (or such number thereof as shall not have been agreed upon) shall be appointed under the commercial arbitration rules of the American Arbitration Association.

         (c) The place of arbitration shall be the Borough of Manhattan, The City of New York. The arbitration shall be conducted in the English language. The arbitrators shall give effect insofar as possible to the desire of the parties hereto that the dispute or controversy be resolved in accordance with good commercial practice. The arbitrators shall decide such dispute in accordance with the law of the State of Delaware. The arbitrators shall decide such dispute within thirty (30) days of selection of the arbitrators. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association.

         12.9 Partition. The Partners hereby agree that no Partner nor any successor-in-interest to any Partner shall have the right to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership parti-tioned, and each Partner, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right.

         12.10 Invalidity. Every provision of this Agreement is intended to be severable. The invalidity and unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         12.11 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No Person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted assigns shall have any rights or claims under this Agreement.

         12.12 Entire Agreement. This Agreement supersedes all prior agreements among the parties with respect to the subject matter hereof and contains the entire Agreement among the parties with respect to such subject matter.

         12.13 Waivers. No waiver of any provision hereof by any party hereto shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party.

         12.14 No Brokers. Each of the Partners hereto warrants to each other that, except as set forth in Section 2.9(b) (it being understood, however, that BRI and BRIOP, in connection with the Merger, hired Lazard Freres & Co LLC, Lehman Brothers Inc. and Prudential Securities Incorporated as their financial advisors and paid fees to such parties), there are no brokerage commissions or finders' fees (or any basis therefor) resulting from any action taken by such Partner or any Person acting or purporting to act on their behalf upon entering into this Agreement. Each Partner agrees to indemnify and hold harmless each other Partner for all costs, damages or other expenses arising out of any misrepresentation made in this Section 12.14.

         12.15 Maintenance as a Separate Entity. The Partnership shall maintain books and records and bank accounts separate from those of its Affiliates; shall at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (including in its operating activities, in entering into any contract, in preparing its financial statements, and on its stationery and any signs it posts), and shall cause its Affiliates to do the same and to conduct business with it on an arm's-length basis; shall not commingle its assets with assets of any of its Affiliates; shall not guarantee any obligation of any of its Affiliates; shall cause its business to be carried on by the General Partners and shall keep minutes of all meetings of the Partners.

         12.16 Confidentiality. Each Partner agrees not to disclose or permit the disclosure of any of the terms of this Agreement or of any other confidential, non-public or proprietary information relating to this Agreement (collectively, "Confidential Information"), provided that such disclosure may be made (a) to any Person who is a member, partner, officer, director or employee of such Partner or counsel to or accountants of such Partner solely for their use and on a need-to-know basis, provided that such Persons are notified of the Partners' confidentiality obligations hereunder, (b) with the prior consent of the other Partners, (c) subject to the next paragraph, pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, (d) to any lender providing financing to the Partnership, (e) in connection with a purchase agreement under Section 9.2, to the sellers thereunder (f) to a bona fide potential transferee of an Interest who agrees in writing with the Partnership to be bound by the provisions of this Section 12.16 or (g) as required by law or regulation.

         In the event that a Partner shall receive a request to disclose any Confidential Information under a subpoena or order, such Partner shall (i) promptly notify the other General Partners thereof, (ii) consult with the other General Partners on the advisability of taking steps to resist or narrow such request and (iii) if disclosure is required or deemed advisable, cooperate with any of the other General Partners in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed.

         No Partner shall issue any press release or other public communication about the formation or existence of the Partnership without the express written consent of BGP, WHGP and Blackstone GP.

         12.17 No Third Party Beneficiaries. This Agreement is not intended and shall not be construed as granting any rights, benefits or privileges to any Person not a party to this Agreement. Without limiting the generality of the foregoing, no creditor of the Partnership, or of any Partner shall have any
right   whatsoever  to  require  any  Partner  to  contribute   capital  to  the
Partnership.

         12.18    Power of Attorney.

         (a)  Each of the  Limited  Partners  (other  than  the  Investor  Group
Partners) does hereby irrevocably constitute and appoint each of WHGP, Blackstone GP and, for so long as it is the Administering General Partner, BGP with full power of substitution, as its true and lawful attorney, in its name, place and stead, to execute, acknowledge, swear to, deliver, record and file, as appropriate and in accordance with this Agreement (i) all amendments to the original Certificate required or permitted by law or the provisions of this Agreement, (ii) all certificates and other instruments requiring execution by the Partners or any of them and deemed necessary or advisable by WHGP, Blackstone GP or BGP to qualify or continue the Partnership as a Partnership wherein the Partners have limited liability in the jurisdictions where the Partnership may be conducting its operations, (iii) all instruments requiring execution by the Partners or any of them and that WHGP, Blackstone GP or BGP deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the substitution of assignees as Substituted Partners pursuant to Section 9.6 (provided, however, that any such modification is otherwise in accordance with this Agreement), and (iv) all conveyances and other instruments deemed necessary or advisable by WHGP, Blackstone GP or BGP to effect the dissolution and termination of the Partnership in accordance with this Agreement. Nothing contained in this Section 12.18 shall empower any General Partner to take any action requiring the consent of any other General Partner hereunder unless such consent is first obtained.

         (b) The powers of attorney granted pursuant to this Section 12.18 are coupled with an interest and shall be irrevocable and survive and not be affected by the subsequent death, incapacity, disability, Bankruptcy or dissolution of the grantor; may be exercised by any of the General Partners either by signing separately as attorney-in-fact for each Partner or by the General Partners acting as attorneys-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any fraction of its Interest, except that, where the whole of such Partner's Interest has been assigned or diluted in accordance with this Agreement, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge, swear to, deliver, record and file any instrument necessary or appropriate to effect such substitution. In the event of any conflict between this Agreement and any document, instrument, conveyance or certificate executed or filed by any General Partner pursuant to such power of attorney, this Agreement shall control.

         (c) Each Partner shall execute and deliver to any General Partner, within five days after the receipt of such General Partner's request therefor, such further designations, powers of attorney and other instruments as such General Partner deems necessary or appropriate to carry out the provisions of this Agreement.

         (d) Notwithstanding the foregoing provisions of this Section 12.18, in the event that BGP has been removed as the Administering General Partner or any General Partner has been removed or has resigned as a General Partner pursuant to the terms of this Agreement or has voluntarily ceased to manage or administer the day-to-day business of the Partnership as contemplated by Section 3.2, then, in either case, the power of attorney granted to BGP or such General Partner, as applicable, pursuant to this Section 12.18 shall immediately be revoked and terminated.

         12.19 Construction of Documents. The parties hereto acknowledge that they were represented by counsel in connection with the review, negotiation and drafting of this Agreement and that this Agreement shall not be subject to the principle of construing their meaning against the party that drafted same.

         12.20 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

         12.21 Default by Partnership. In the event that on or prior to the Closing Date, one or more of the Investor Group Partners defaults in its obligations to make Capital Contributions hereunder, then (i) in the event such default results in the Partnership defaulting in its obligations under the BRI Merger Agreement and the Partnership's deposit thereunder being retained by BRI, such defaulting Partner or Partners shall immediately pay in cash to the non-defaulting Partners, as sole and liquidated damages under this Agreement, the amount of any Capital Contributions previously made to the Partnership by such non-defaulting Partners and (ii) the defaulting Partner or Partners shall forfeit their respective Interests in the Partnership and immediately be deemed to have withdrawn from the

         Partnership. To the extent there is more than one defaulting Partner under this Section, amounts to be paid by the defaulting Partners hereunder shall be paid by each such defaulting Partner in relative proportion to their relative Partnership Percentage Interests. Amounts due to any Partner under this Section and not paid shall accrue interest and compound annually at a rate per annum (until paid in full) equal to the lesser of (i) 20% or (ii) the maximum rate permitted by law.

         12.22 Subsidiary Joint Ventures. The Partnership agrees that it will not, without the consent of the holders of a majority of the Class A Preferred Units (excluding any Class A Preferred Units held by a General Partner or an Affiliate of a General Partner), voting as a separate class, transfer Properties of the Partnership having a total value of more than one-third of the total value of all of the Properties of the Partnership to one or more joint venture companies, partnerships or similar entities, if such joint venture companies, partnerships, or similar entities issue equity securities to a party other than the Partnership that rank prior to the Class A Preferred Units with respect to distributions or receipt of proceeds upon liquidation.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Limited Partnership as of the day and year first above written.


                                GENERAL PARTNERS:

                                WXI/BRH Gen-Par LLC


                                     By  /s/ Steven Feldman
                                        ------------------------------
                                        Name:  Steven Feldman
                                        Title: Vice President


                                BRE/Berkshire GP L.L.C.


                                     By  /s/ Kenneth C. Whitney
                                        ------------------------------
                                        Name:  Kenneth C. Whitney
                                        Title: Vice President


                                Aptco Gen-Par, L.L.C.


                                     By  /s/ Douglas Krupp
                                        ------------------------------
                                        Name:  Douglas Krupp
                                        Title: Authorized Signatory


                                LIMITED PARTNERS:

                                Whitehall Street Real  Estate
                                Limited Partnership XI

                                By:  WH Advisors, L.L.C. XI


                                     By  /s/ Steven Feldman
                                        ------------------------------
                                        Name:  Steven Feldman
                                        Title: Vice President

                            BRE/Berkshire L.P. L.L.C.


                                     By  /s/ Kenneth C. Whitney
                                        ------------------------------
                                        Name:  Kenneth C. Whitney
                                        Title: Vice President


                             Aptco Holdings, L.L.C.


                                     By  /s/ Douglas S. Krupp
                                        ------------------------------
                                        Name:  Douglas S. Krupp
                                        Title: Authorized Signatory


                             Stone Street Real Estate Fund 1998 L.P.


                             By: Stone Street Advantage Realty Corp.,
                                 its General Partner


                                     By  /s/ Alan Kava
                                         ------------------------------
                                         Name:  Alan Kava
                                         Title: Vice President


                             Bridge Street Real Estate Fund 1998 L.P.


                             By: Stone Street Advantage Realty Corp.,
                                 its General Partner


                                     By: /s/ Alan Kava
                                         ------------------------------
                                         Name:  Alan Kava
                                         Title: Vice President


                           Stone Street WXI/BRH Corp.

                                       By  /s/ Alan Kava
                                          ------------------------------
                                          Name:  Alan Kava
                                          Title: Vice President

                            For the purposes of Section 4.4(c):

                            The Berkshire Companies Limited Partnership


                                          By: /s/ Douglas S. Krupp
                                             --------------------------------
                                             Name:  Douglas S. Krupp
                                             Title: Authorized Signatory